Exhibit 4(a)


                                                         EXECUTION COUNTERPART





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                              GUILFORD MILLS, INC.


                                  $135,000,000


                 9.89% Senior Secured Notes due October 4, 2005




                   __________________________________________

                                 NOTE AGREEMENT
                   __________________________________________



                           Dated as of October 1, 2002



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
                                TABLE OF CONTENTS

                                                                                                                              PAGE
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1. PRELIMINARY STATEMENTS.......................................................................................................1


2. ISSUANCE OF NOTES............................................................................................................1


3. CLOSING......................................................................................................................1


4. CONDITIONS...................................................................................................................2

           4.1.      CONDITIONS TO CLOSING......................................................................................2
                          (a)      Confirmation of Plans........................................................................2
                          (b)      Exchange Permitted By Applicable Law, Etc....................................................2
                          (c)      Representations and Warranties...............................................................2
                          (d)      Performance; No Default......................................................................2
                          (e)      Compliance Certificates......................................................................2
                          (f)      Related Documents............................................................................2
                          (g)      Material Agreements..........................................................................3
                          (h)      Private Placement Number.....................................................................3
                          (i)      Proceedings and Documents....................................................................3
                          (j)      Opinions.....................................................................................3
                          (k)      Zoning Laws, etc.............................................................................3
                          (l)      Evidence of Title............................................................................3
                          (m)      Insurance....................................................................................4
                          (n)      Payment of Other Fees and Expenses...........................................................4

           4.2.      CONDITIONS SUBSEQUENT TO CLOSING...........................................................................4
                          (a)      Ancillary Real Property Assets...............................................................4
                          (b)      Title Insurance..............................................................................4
                          (c)      Copies of Documents Relating to Title Exceptions.............................................5
                          (d)      Surveys......................................................................................5

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................................................5

           5.1.      Organization; Power and Authority..........................................................................5
           5.2.      Authorization, Etc.........................................................................................5
           5.3.      No Violation...............................................................................................5
           5.4.      Governmental Approval......................................................................................6
           5.5.      Credit Parties and their Subsidiaries......................................................................6
           5.6.      Investment Company Act.....................................................................................7
           5.7.      Agreements.................................................................................................7
           5.8.      Disclosure.................................................................................................7
           5.9.      Real Property..............................................................................................8


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           5.10.     No Default.................................................................................................8

6. INFORMATION AS TO COMPANY....................................................................................................8

           6.1.      Financial and Business Information.........................................................................8
                          (a)      Quarterly Statements.........................................................................8
                          (b)      Annual Statements............................................................................9
                          (c)      SEC and Other Reports........................................................................9
                          (d)      Notice of Default or Event of Default.......................................................10
                          (e)      ERISA Matters...............................................................................10
                          (f)      Management Reports..........................................................................10
                          (g)      Notices from Governmental Authority.........................................................10
                          (h)      Projected Statements........................................................................10
                          (i)      Requested Information.......................................................................11
           6.2. Officer's Certificate..........................................................................................11
           (a) Covenant Compliance.............................................................................................11
           (b) Event of Default................................................................................................11
           6.3. Accountant's Certificate.......................................................................................11
           6.4. Inspection.....................................................................................................11
                          (a) No Default.......................................................................................12
                          (b) Default..........................................................................................12

7. PAYMENT OF THE NOTES........................................................................................................12

           7.1. Payments at Maturity...........................................................................................12
           7.2. Optional Prepayments with Make-Whole Amount....................................................................12
           7.3. Offer to Prepay Notes in the Event of a Change in Control......................................................12
                          (a)      Notice of Impending Change in Control.......................................................13
                          (b)      Notice of Occurrence of Change in Control...................................................13
                          (c)      Offer to Prepay Notes.......................................................................13
                          (d)      Rejection, Acceptance.......................................................................13
                          (e)      Prepayment..................................................................................13
                          (f)      Officer's Certificate.......................................................................13
           7.4.      Mandatory Prepayments.....................................................................................14
           7.5.      Allocation of Partial Prepayments.........................................................................15
           7.6.      Maturity; Surrender, Etc..................................................................................15
           7.7.      Purchase of Notes.........................................................................................15
           7.8.      Make-Whole Amount.........................................................................................16

8. AFFIRMATIVE COVENANTS.......................................................................................................17

           8.1.      Maintenance of Existence..................................................................................17
           8.2.      Compliance with Laws; Payment of Taxes....................................................................17
           8.3.      Insurance.................................................................................................18
           8.4.      Maintenance of Property...................................................................................18
           8.5.      Environmental Notices.....................................................................................18


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           8.6.      Environmental Release.....................................................................................18
           8.7.      Domestic Subsidiaries to Become Guarantors; Release of Guarantors to be Sold..............................19
           8.8.      Pledge of Stock of Direct Foreign Subsidiaries; Release with respect to Certain Guarantors to be Sold.....19
           8.9.      Covenant to Secure Note Equally...........................................................................20
           8.10.     Post-Closing Matters......................................................................................20
           8.11.     A-Advanced Guaranty.......................................................................................21

9. NEGATIVE COVENANTS..........................................................................................................21

           9.1.      Dissolution...............................................................................................21
           9.2.      Consolidations, Mergers and Sales of Assets...............................................................21
           9.3.      Change in Fiscal Year.....................................................................................22
           9.4.      Environmental Matters.....................................................................................22
           9.5.      Transactions with Affiliates..............................................................................22
           9.6.      Investments...............................................................................................23
           9.7.      Liens.....................................................................................................24
           9.8.      Fixed Charge Coverage Ratio...............................................................................25
           9.9.      Restricted Payments.......................................................................................25
           9.10.     Leverage Ratio............................................................................................26
           9.11.     Minimum Consolidated Tangible Net Worth...................................................................26
           9.12.     Priority Debt.............................................................................................27
           9.13.     Capital Expenditures......................................................................................28
           9.14.     Minimum Consolidated EBITDA...............................................................................28
           9.15.     Nature of Business........................................................................................29
           9.16.     Dividend and Other Payment Restrictions Affecting Subsidiaries............................................29
           9.17.     Factoring Arrangements....................................................................................29
           9.18.     Limitation on Guarantees..................................................................................29
           9.19.     Limitation on Leases......................................................................................30
           9.20.     Joint Ventures or Partnerships............................................................................30
           9.21.     Sale and Leaseback........................................................................................30

10. EVENTS OF DEFAULT..........................................................................................................30


11. REMEDIES ON DEFAULT, ETC...................................................................................................33

           11.1.     Acceleration..............................................................................................33
           11.2.     Other Remedies............................................................................................34
           11.3.     Rescission................................................................................................34
           11.4.     No Waivers or Election of Remedies, Expenses, Etc.........................................................34


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12. REPRESENTATIONS OF THE NOTEHOLDERS.........................................................................................35


13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............................................................................35

           13.1. Registration of Notes.........................................................................................35
           13.2. Transfer and Exchange of Notes................................................................................35
           13.3. Replacement of Notes..........................................................................................36

14. PAYMENTS ON NOTES..........................................................................................................36


14. PAYMENTS ON NOTES TC.......................................................................................................36


15. EXPENSES, INDEMNIFICATION, ETC.............................................................................................36

           15.1. Transaction Expenses..........................................................................................36
           15.2. Indemnification...............................................................................................37
           15.3. Survival......................................................................................................37

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...............................................................37


17. AMENDMENT AND WAIVER.......................................................................................................37

           17.1.     Requirements..............................................................................................37
           17.2.     Solicitation of Holders of Notes..........................................................................38
           17.3.     Binding Effect, Etc.......................................................................................38
           17.4.     Notes held by Company, Etc................................................................................38

18. NOTICES....................................................................................................................39


19. REPRODUCTION OF DOCUMENTS..................................................................................................39


20. CONFIDENTIAL INFORMATION...................................................................................................39


21. SUBSTITUTION OF NOTEHOLDER.................................................................................................40


22. MISCELLANEOUS..............................................................................................................40

           22.1.     Successors and Assigns....................................................................................41
           22.2.     Payments Due on Non-Business Days.........................................................................41
           22.3.     Severability..............................................................................................41
           22.4.     Construction..............................................................................................41
           22.5.     Counterparts..............................................................................................41
           22.6.     Governing Law.............................................................................................41
           22.7.     Subordination of Intercompany Indebtedness, Receivables and Advances......................................41


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SCHEDULE A          --      Information Relating to Noteholders

SCHEDULE B          --      Defined Terms

SCHEDULE 4.1(j)     --      States

SCHEDULE 5.5        --      Credit Parties and their Subsidiaries

SCHEDULE 5.7(b)     --      Material Agreements

SCHEDULE 5.9(a)     --      Owned Real Property

SCHEDULE 5.9(b)     --      Leased Real Property

SCHEDULE 7.4(b)     --      List of Assets

SCHEDULE 8.10       --      Ancillary Real Property Assets

SCHEDULE 9.2        --      Consolidations, Mergers and Sales of Assets

SCHEDULE 9.6        --      Investments

SCHEDULE 9.12       --      Permitted Foreign Debt

SCHEDULE 9.15       --      Nature of Business

SCHEDULE 9.18       --      Guarantees




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EXHIBIT 1.1         --      Form of Note

EXHIBIT B-1         --      Form of Contribution Agreement

EXHIBIT B-2         --      Form of Security Agreement.

EXHIBIT B-3         --      Form of Mortgage

EXHIBIT B-4         --      Form of Patent Security Agreement

EXHIBIT B-5         --      Form of Trademark Security  Agreement

EXHIBIT B-6         --      Joinder Agreement

EXHIBIT B-7         --      Form of Intercreditor Agreement











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
                              GUILFORD MILLS, INC.
                             4925 West Market Street
                        Greensboro, North Carolina 27407


                                                        As of October 1, 2002


TO EACH OF THE NOTEHOLDERS LISTED IN
    THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

           Guilford Mills, Inc., a Delaware corporation (the "COMPANY"), in consideration of the covenants and agreements herein contained, hereby agrees with you as follows:

1. PRELIMINARY STATEMENTS. The Company and certain of its Subsidiaries filed an amended joint plan of reorganization (the "REORGANIZATION PLAN") on August 15, 2002 (the "PLAN DATE"). The Reorganization Plan represents a consensual restructuring of the Company's pre-petition indebtedness under (i) that certain credit agreement dated as of May 26, 2000, among the Company, as borrower, and the banks party thereto (as same may have been amended, modified or restated, the "CREDIT AGREEMENT") and (ii) each of the Note Purchase Agreements and the Senior Notes, each dated as of December 18, 1998, issued pursuant to such Note Purchase Agreements (as same may have been amended, modified or restated, the "OLD NOTES"). The principal amount of the Company's pre-petition indebtedness under the Credit Agreement and Old Notes on the Plan Date was approximately $118,000,000 and $145,000,000, respectively. The Reorganization Plan requires, among other things, that the Company issue new notes in the aggregate principal amount of $135,000,000 to holders of such pre-petition indebtedness.

2. ISSUANCE OF NOTES. The Company will authorize the issuance to each of you (also sometimes referred to herein as a "NOTEHOLDER") the notes in the original principal amount set forth on the Schedule A hereto (each a "NOTE", and together the "NOTES") and in the aggregate amount of $135,000,000. The Notes shall bear interest at the Applicable Rate, mature on the Maturity Date, be guaranteed by the Guarantors and be secured by the Collateral. At the Closing, the Company hereby agrees to issue to you and, subject to the terms and conditions herein set forth, you agree to accept from the Company pursuant to the Reorganization Plan the Notes in the principal amount set forth on Schedule A hereto.

3. CLOSING. The issuance of the Notes shall occur at the offices of Morgan, Lewis & Bokius LLP, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on October 1, 2002. If at the Closing the Company shall fail to tender such Notes to you, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Noteholder, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS

           4.1. CONDITIONS TO CLOSING. The Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

           (A) CONFIRMATION OF PLANS Each of the conditions set forth in Article XI of the Reorganization Plan shall have been satisfied.

           (B) EXCHANGE PERMITTED BY APPLICABLE LAW, ETC. On the Closing Date the issuance and receipt of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

           (C) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement and in any other Related Document shall be true and correct when made and at the time of the Closing

           (D) PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing.

           (E) COMPLIANCE CERTIFICATES.

                      (I) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(c) and (d) have been fulfilled.

                      (II) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of the Secretary of each Credit Party certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Related Documents.

           (F) RELATED DOCUMENTS. Subject to Sections 4.2(a) and 8.10, the Company shall have delivered to the Collateral Agent counterparts of the Contribution Agreement, the Mortgages, the Security Agreement, the Patent


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Security Agreement and the Trademark Security Agreement, each duly executed by the Company and each of the Guarantors party thereto, together with, solely to the extent not previously delivered, the powers of attorney or blank stock powers pursuant thereto and with delivery of the relevant stock certificates or evidence of registration of the pledge or such other document or other writing which a Noteholder may reasonably require with respect thereto and as to the Security Agreement, (i) the UCC-1 financing statements relating to each Real Property Asset and the personal property of the Company and the Guarantors, in each case in form suitable for recording or filing with the appropriate filing office and (ii) evidence satisfactory to the Collateral Agent in its sole discretion that each of the Mortgages and UCC-1 financing statements required by Collateral Agent has been promptly recorded or filed with the appropriate real property recording or filing office.

           (G) MATERIAL AGREEMENTS. The Company shall have delivered a copy, certified by the Company of each agreement listed on Schedule 5.7(b).

           (H) PRIVATE PLACEMENT NUMBER A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes to be issued at the Closing.

           (I) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request, including the following:

           (J) OPINIONS. The Company shall have delivered to you written opinions of (i) Weil, Gotshal & Manges LLP, special counsel to the Company, (ii) Robert A. Emken, in-house counsel of the Company, and (iii) subject to Sections
4.2 and 8.10, opinions of local counsel in each of the states listed on Schedule 4.1(j), each in form and substance satisfactory to the Noteholders. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Noteholder receiving such an opinion will and is hereby authorized to rely on such opinion.

           (K) ZONING LAWS, ETC. The Collateral Agent shall be satisfied in its reasonable discretion with the Credit Parties' compliance with all zoning, environmental and other laws, ordinances, rules and regulations affecting or relating to each Real Property Asset.

           (L) EVIDENCE OF TITLE. The Collateral Agent shall be satisfied in its reasonable discretion that each Credit Party has sufficient right, title and interest in and to the Collateral, the Real Property Assets and other assets which it purports to own, as set forth in the documents and other materials presented to the Agents to enable such Credit Party to grant to the Collateral Agent for the benefit of the Secured Parties the security interests contemplated by the Related Documents, and that all financing statements, mortgages and other


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
filings under any applicable law necessary to provide the Collateral Agent for the benefit of the Secured Parties with a first priority perfected security interest in the Pledged Securities (as defined in the Security Agreement), the Collateral and all Real Property Assets (subject in the case of the Collateral and the Real Property Assets, to Permitted Liens) have been filed and all taxes, recording or other fees relating thereto have been paid, or, have been delivered to the Collateral Agent in satisfactory form for filing.

           (M) INSURANCE. The Collateral Agent shall have received (i) a summary of all existing insurance coverage maintained by the Credit Parties and their Subsidiaries which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date and (ii) evidence acceptable to the Collateral Agent that the insurance policies required by Section 8.3 have been obtained and are in full force and effect, including Certificates of Insurance with respect to all existing insurance coverage maintained by the Credit Parties and/or their Subsidiaries which is set forth on the summary delivered pursuant to clause (i) above, which certificates shall comply with the requirements set forth in
Section 8.3 hereof.

           (N) PAYMENT OF OTHER FEES AND EXPENSES. All out-of-pocket expenses incurred by the Noteholders in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all statements presented for reasonable fees and disbursements of (i) any financial, accounting or valuation advisors or special counsel retained by the Noteholders (including, but not limited to, King & Spalding, counsel to certain Noteholders) and (ii) Morgan, Lewis & Bokius, LLP special counsel to certain Noteholders, shall have been paid by the Company.

           4.2. CONDITIONS SUBSEQUENT TO CLOSING. The Company covenants and agrees to the fulfillment to your satisfaction, on or before the date applicable thereto, of each of the following conditions:

           (A) ANCILLARY REAL PROPERTY ASSETS. Within 45 days of the Closing Date, the Company shall, or shall cause the applicable Credit Party to, comply with the conditions set forth in Sections 4.1(f) and 4.1(j)(iii) with respect to the Real Property Assets described on Schedule 8.10 (the "ANCILLARY REAL PROPERTY ASSETS").

           (B) TITLE INSURANCE. Within 45 days of the Closing Date, the Collateral Agent shall have received (i) an ALTA (or the equivalent in the State where each Real Property Asset is located) standard form mortgagee title insurance policy (the "MORTGAGE POLICIES") issued by the Title Company with respect to each Real Property Asset, in amounts reasonably acceptable to the Collateral Agent, insuring fee simple or leasehold title to each such Real Property Asset and insuring in favor of the Collateral Agent that the applicable Mortgages create valid and enforceable first priority mortgage Liens on the respective Real Property Assets encumbered thereby, which Mortgage Policies shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Collateral Agent, all of the foregoing in form and substance reasonably acceptable to the Collateral Agent and (ii) evidence satisfactory to the Collateral Agent that


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such Credit Party has paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Real Property Assets and all recording and stamp taxes (including mortgage recording and intangible taxes, if any) payable in connection with recording the Mortgages in the appropriate real estate records.

           (C) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Within 45 days of the Closing Date, the Collateral Agent shall have received copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policies or in the title commitments delivered pursuant to clause (b) above.

           (D) SURVEYS. Within 45 days after the Closing Date, with respect to each Real Property Asset, the Company shall cause to be delivered to the Title Company a survey or other document in such form as shall be required by the Title Company issuing the Mortgage Policy with respect to such Real Property Asset to remove the standard survey exception in coverage for matters which would be disclosed by an accurate survey.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

           5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the Related Documents to which it is a party and to perform the provisions hereof and thereof.

           5.2. AUTHORIZATION, ETC. This Agreement, the Notes and the other Related Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company and by the bankruptcy court and this Agreement constitutes, and upon execution and delivery thereof each Note and Related Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

           5.3. NO VIOLATION. The execution, delivery and performance of this Agreement, the Revolver, the Notes, the other Related Documents and the A-Advanced Guaranty by each Credit Party, the grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in the Collateral and the Real Property Assets as contemplated by this Agreement, the Security Agreement, the other Related Documents, the Revolver and the A-Advanced Guaranty, in each case to which it is or will be a party, by each Credit Party, and the pledge to the Collateral Agent for the benefit of the Secured Parties of the Pledged Collateral by each Pledgor and the guaranty of the Secured Obligations, each as contemplated by the Security Agreement, (i) will not constitute a violation of any provision of applicable law or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (ii) will not violate any provision of the Certificate of Incorporation, By-Laws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Credit Party or any Subsidiary of a Credit Party, or any provision of any, material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any indenture, agreement, bond, note, mortgage, deed of trust, or other instrument to which a Credit Party is party or by which a Credit Party is bound (other than with respect to the agreement set forth in Section 9.6(x)) and (iv) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Agreement, the Security Agreement, the other Related Documents, the Revolver and the A-Advanced Guaranty.

           5.4. GOVERNMENTAL APPROVAL. All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than UCC financing statements and the Mortgages, all of which will be delivered to the Collateral Agent in accordance with the terms of this Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party) of this Agreement and the other Related Documents to which it is a party, and the execution and delivery by the Company of the Notes, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, orders, consents, licenses, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, orders, consents, licenses, registrations or filings.

           5.5. CREDIT PARTIES AND THEIR SUBSIDIARIES.

           (a) Annexed hereto as Schedule 5.5 is a correct and complete list as of the Closing Date, of each Credit Party and each Subsidiary of a Credit Party showing, as to each, (i) its exact legal name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) its type of organization, (iv) in the case of a Credit Party, its taxpayer identification number and organizational identification number if it has one, (v) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock,
(vi) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, (vii) in the case of a Credit Party which is a limited

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liability company, the members of such Credit Party and the ownership of its limited liability company interests and (viii) in the case of each Credit Party, the location of its chief executive office and the location where it keeps the records concerning the Collateral or any Real Property Asset or any item included in the Collateral.

           (b) As of the Closing Date, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party or as set forth on Schedule 5.5 hereto.

           (c) As of the Closing Date, no Credit Party is a limited or general partner in any joint venture or partnership, except as set forth on Schedule 5.5 hereto.

           5.6. INVESTMENT COMPANY ACT. No Credit Party nor any Subsidiary of a Credit Party is, or will during the term of this Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other applicable law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

           5.7. AGREEMENTS.

           (a) No Credit Party nor any Subsidiary of a Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party (including, without limitation, the Revolver) or by which it or any of its property or assets is bound in any respect which default could reasonably be expected to result in a Material Adverse Effect.

           (b) Schedule 5.7(b) hereto is a true and complete listing as of the Closing Date of (i) all material credit agreements, indentures, and other agreements related to any Debt of any Credit Party, other than the Related Documents, the Revolver and the A-Advanced Guaranty, (ii) all material joint venture agreements to which any Credit Party is a party, (iii) all material leases with respect to any Real Property Asset, (iv) all material agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any Person and, (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party or any of its property or assets is bound which arrangements are material to any Credit Party, including but not limited to, Guarantees.

           5.8. DISCLOSURE. Neither this Agreement nor any other Related Document nor any agreement, document, certificate or statement furnished to any of the Noteholders or Collateral Agent by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party which has a Material Adverse Effect, or could reasonably be expected in the future to have a Material Adverse Effect.

           5.9. REAL PROPERTY.

           (a) Schedule 5.9(a) is a true and complete list as of the Closing Date of (i) the street address of each Real Property Asset owned by a Credit Party, (ii) the Credit Party which owns each such Real Property Asset, (iii) the appraised value of each such Real Property Asset, if available, and the date of the applicable appraisal, (iv) the facility type of each such Real Property Asset, (v) the lease(s) to which each such Real Property Asset is subject and
(vi) the name and address of the lessee of each such Real Property Asset. The applicable Credit Party has a fee simple title to each Real Property Asset listed on Schedule 5.9(a) hereto.

           (b) Schedule 5.9(b) is a true and complete list as of the Closing Date of (i) the street address of each Real Property Asset leased by a Credit Party, (ii) the Credit Party which leases each such Real Property Asset, (iii) the facility type of such Real Property Asset, (iii) the name and address of the owner/lessor of each such Real Property Asset, (iv) the leases to which each such Real Property Asset is subject and (v) the name and address of any sublessee of each such Real Property Asset.

           (c) As of the Closing Date, each lessee or sublessee of a Credit Party with respect to the Real Property Assets listed on either Schedule 5.9(a) or Schedule 5.9(b) hereto is identified under the column entitled "Lessee" in the case of a Real Property Asset listed on Schedule 5.9(a) hereto or "Sublessee" in the case of a Real Property Asset listed on Schedule 5.9(b) hereto.

           5.10. NO DEFAULT. No Default or Event of Default exists under or with respect to any Related Document

6. INFORMATION AS TO COMPANY.

           6.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes:

           (A) QUARTERLY STATEMENTS. Within 45 days (or such earlier date if required by the Exchange Act) after the end of each quarterly Fiscal Period in each Fiscal Year of the Company (other than the last quarterly Fiscal Period of each such Fiscal Year), duplicate copies of,

                      (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                      (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

           (B) ANNUAL STATEMENTS. Within 90 days (or such earlier date if required by the Exchange Act) after the end of each Fiscal Year of the Company (commencing with Fiscal Year ending September 30, 2002), duplicate copies of,

           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

           setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

           (C) SEC AND OTHER REPORTS. Within 5 days after Company is required to file the same with the Securities and Exchange Commission, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and (iii) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, including without limitation the certifications of the chief executive officer and the chief financial officer described in Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (as amended from time to time);

           (D) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed default hereunder including any action with respect to a claimed default of the type referred to in Section 10(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

           (E) ERISA MATTERS. Promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                      (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

                      (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                      (iii) any event, transaction or condition that could reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

           (F) MANAGEMENT REPORTS. Promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants in connection with any annual audit made by them of the books of the Company or any Subsidiary or special audit by them of the books of the Company;

           (G) NOTICES FROM GOVERNMENTAL AUTHORITY. Promptly and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably to be expected to have a Material Adverse Effect

           (H) PROJECTED STATEMENTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a projected consolidated balance sheet of the Company and its Consolidated Subsidiaries for the current

Fiscal Year and the related projected consolidated statements of income, shareholders' equity and cash flows for such current Fiscal Year, in each case by Fiscal Quarter for such Fiscal Year; and

           (I) REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

           6.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 6.1(a) or Section 6.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer (a "COMPLIANCE CERTIFICATE") setting forth:

           (A) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.8, 9.10, 9.11, 9.12, 9.13 and 9.14, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

           (B) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

           6.3. ACCOUNTANT'S CERTIFICATE. Together with each delivery of financial statements required by Section 6.1(b) above, the Company will deliver to each Noteholder a certificate of the accountants preparing such statements stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

           6.4. INSPECTION. The Company shall permit the representatives of each
Noteholder:

           (A) NO DEFAULT. If no Default or Event of Default then exists, at the expense of the Company no more than four times per year and for any additional visits at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld or delayed) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld or delayed) to visit the other offices and properties of the Company, and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           (B) DEFAULT. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7. PAYMENT OF THE NOTES.

           7.1. PAYMENTS AT MATURITY. On the Maturity Date, the Company shall pay the entire outstanding principal amount of outstanding Notes in a single installment at par and without payment of the Make-Whole Amount or any premium.

           7.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. In accordance with the allocation provisions of Section 7.5, the Company may, at its option, upon notice as provided below, prepay on any Business Day, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding and in denomination of $500,000 or an integral multiple thereof in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 7.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

           7.3. OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL.

           (A) NOTICE OF IMPENDING CHANGE IN CONTROL. The Company shall give to each holder of Notes prompt written notice of any impending Change in Control for which it has received a written offer or notice.

           (B) NOTICE OF OCCURRENCE OF CHANGE IN CONTROL. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred and in connection therewith (i) the Loan Maturity Date (as defined in the Revolver), the Commitment Termination Date (as defined in the Revolver), or any other similar or corresponding terms used in the Revolver, is reduced or accelerated (whether by waiver, amendment, or otherwise), (ii) any Debt under the Revolver becomes due and payable or is required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased or (iii) any Commitments (as defined in the Revolver) under the Revolver are terminated, then such notice shall contain and constitute an offer to prepay the Notes as described in Section 7.3(c) and 7.3(e) and shall be accompanied by the certificate described in Section 7.3(f) hereof.

           (C) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by the foregoing Section 7.3(b) shall be an offer to prepay, in accordance with and subject to this Section 7.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).

           (D) REJECTION, ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 7.3 by causing a notice of such acceptance to be delivered to the Company no later than seven Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 7.3 within such seven Business Day period shall be deemed to constitute an acceptance of such offer by such holder.

           (E) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 7.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount, if any, determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued but unpaid to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

           (F) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 7.3 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 7.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of Sections 7.3(b), (c),
(e) and (f) have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

           7.4. MANDATORY PREPAYMENTS.

           (a) Within two (2) Business Days of the receipt of any payments of proceeds by the Company arising from the Company's beneficial interest in the Altamira Trust (including, without limitation, Net Cash Proceeds related to a sale of the Altamira Trust Assets (after payment in full of the notes issued by the Altamira Trust)), the Company shall, to the extent not used to prepay the Loans outstanding under the Revolver or to cash collateralize the letters of credit thereunder to the extent required under the Revolver, prepay any part of the Notes in an amount equal to such excess.

           (b) Within two (2) Business Days of the receipt of any Net Cash Proceeds by the Company or any Credit Party, the Company shall, to the extent not used to prepay the Loans outstanding under the Revolver or to cash collateralize the letters of credit thereunder to the extent required under the Revolver, prepay any part of the Notes in an amount equal to such excess; provided, that no prepayment shall be required to the extent such Net Cash Proceeds (x) result from the sale of an asset (other than a Real Property Asset) in the ordinary course of business of the Company and its Subsidiaries, (y) are reinvested in the purchase of assets to be used in the business of the Credit Parties within 90 days of the receipt of such Net Cash Proceeds so long as pending such reinvestment any such Net Cash Proceeds are held in the Cash Collateral Account (as defined in the Revolver) and the aggregate amount so held does not at any time exceed $1,000,000 or (z) result from the sale or other transfer to the Altamira Trust or the Discontinued Operations Trust of an asset (or proceeds thereof) listed on Schedule 7.4(b) hereof after the Closing Date.

           (c) Within two (2) Business Days following the receipt by the Company or any other Credit Party (or by the Collateral Agent as loss payee) of (i) any payment of proceeds of any insurance required to be maintained pursuant to this Agreement or any other Related Document on account of each separate loss, damage or injury to any tangible real or personal property of the Company or any of its Subsidiaries (provided, that, so long as no Default or Event of Default shall have occurred and then be continuing, such proceeds (or any portion thereof) may be expended or irrevocably committed by the Company or any of its Subsidiaries to repair or replace such property within 90 days of such loss, damage or injury and the Company shall furnish to the Collateral Agent evidence satisfactory to the Collateral Agent of such expenditure or commitment and shall have certified to the Collateral Agent that such proceeds (or such proceeds together with other funds available to the Company) are sufficient to repair or replace such property pending which the Collateral Agent shall hold such proceeds) or (ii) any such proceeds released from the Cash Collateral Account under the Revolver, the Company shall prepay or, to the extent the Collateral Agent is loss payee under any insurance policy, irrevocably direct the Collateral Agent to apply as a prepayment of the Notes, to the extent such proceeds are not used to prepay the Loans outstanding under the Revolver or to cash collateralize the letters of credit thereunder to the extent required under the Revolver, an amount equal to such excess; provided, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Agreement or any other Related Document which would otherwise be payable to the Company shall be paid to the Collateral Agent and applied in accordance with the Intercreditor Agreement.

           (d) Within two (2) Business Days of the receipt of any Net Offering Proceeds from any sale of Capital Stock by the Company or any other Credit Party, the Company shall, to the extent 50% of such Net Offering Proceeds is not used to prepay the Loans outstanding under the Revolver or to cash collateralize the letters of credit thereunder to the extent required under the Revolver, prepay the Notes in an amount equal to such excess.

           (e) So long as no Default or Event of Default has occurred and is then continuing, at any time the Company or any of other Credit Party receives Net Offering Proceeds from the issuance of Debt (other than as described in Section 9.12), then within two (2) Business Days of the receipt of such Net Offering Proceeds, the Company shall, to the extent not used to prepay the Loans outstanding under the Revolver or to cash collateralize the letters of credit thereunder to the extent required under the Revolver, prepay the Notes in an amount equal to 100% of such excess.

           (f) All prepayments under this Section 7.4 shall be accompanied by the Make-Whole Amount, if any, determined for the date of prepayment with respect to the principal amount being prepaid, together with accrued but unpaid interest on the principal amount of the Notes being prepaid to (but not including) the date of prepayment.

           7.5. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount and Make-Whole Amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

           7.6. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

           7.7. PURCHASE OF NOTES. The Company will not, and will not permit any Subsidiary, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

           7.8. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                     "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 7.2,
           7.3 or 7.4 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

                     "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                     "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

                     "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2, 7.3, 7.4 or 11.1.

                     "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.2, 7.3 or 7.4 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

8. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding:

           8.1. MAINTENANCE OF EXISTENCE. Except as otherwise permitted by
Section 9.2, the Company shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business as such business is now carried on and maintained.

           8.2. COMPLIANCE WITH LAWS; PAYMENT OF TAXES.

           (a) The Company will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and Executive Order No. 13224 (September 23, 2001)), regulations and similar requirements of governmental authorities (including but not limited to PBGC and the Office of Foreign Assets Control, Department of the Treasury), except (i) where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (ii) the failure to do so would not have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Company or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Required Holders, the Company will set up reserves in accordance with GAAP.

           (b) The Company shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and members of the Controlled Group to exceed $3,000,000 at any time. For purposes of this Section 8.2(b), the amount of withdrawal liability of the Company and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Company and members of the Controlled Group have paid or as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Company agrees (i) at the request of the Required Holders, once in each year, beginning with 2002, to request and obtain a current statement of the withdrawal liability of the Company and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to each Noteholder within fifteen (15) days after the Company receives the same.

           8.3. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

           8.4. MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

           8.5. ENVIRONMENTAL NOTICES. The Company shall furnish to each holder of a Note prompt written notice of all: (i) Environmental Liabilities; (ii) pending, or to the best knowledge of the Company, threatened Environmental Proceedings, Environmental Notices, Environmental Judgments, and Orders; and
(iii) Environmental Releases at, on, in, under, from, or in any way affecting the Properties or any other location for which the Company would reasonably be expected to have legal liability, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing, to the extent any of the foregoing could reasonably be expected to result in the Company incurring material Environmental Liabilities.

           8.6. ENVIRONMENTAL RELEASE. The Company agrees that, upon the occurrence of an Environmental Release or threat of Environmental Release at, on, in, under, from or affecting any of the Properties or any other location for which the Company would reasonably be expected to have legal liability, the Company will act promptly to investigate such Environmental Release or Threatened Environmental Release and, to the extent required by any Environmental Requirements or the demand of any Environmental Authority, will report such Environmental Release or threat of Environmental Release, take appropriate remedial actions to eliminate such Environmental Release or threat of Environmental Release, will respond to the effects of such Environmental Release or threatened Environmental Release, and otherwise satisfy any other legally binding obligations arising from the Environmental Release or threatened Environmental Release; provided the Company shall not be deemed in breach of this Section 8.6 unless failure to do any of the above would reasonably be expected to result in the Company incurring material Environmental Liabilities.

           8.7. DOMESTIC SUBSIDIARIES TO BECOME GUARANTORS; RELEASE OF GUARANTORS TO BE SOLD.

           (a) If the Company acquires or creates a Domestic Subsidiary at any time after the Closing Date, then (i) within 10 Business Days after the Company acquires or creates such Domestic Subsidiary, it must so notify the Noteholders, and (ii) within 10 Business Days after giving such notice, such Domestic Subsidiary must: (A) become a Guarantor by (x) executing and delivering to each Noteholder a joinder agreement, substantially in the form of Exhibit B-6, pertaining to the Security Agreement and the Contribution Agreement, thereby becoming a party to each of them, (y) delivering to each Noteholder an opinion of counsel to such Subsidiary in form and substance satisfactory to the Noteholders, and (z) delivering to each Noteholder documents pertaining to such Domestic Subsidiary such evidence of authority as may be reasonably requested by the Noteholders; and (B) execute and deliver such Security Documents as it would have been required to execute pursuant thereto if it had been a Guarantor on the Closing Date.

           (b) In the case of any Guarantor the stock of which is to be sold, such Guarantor may submit to the Noteholders a request for a release of its obligations under the Security Agreement, and such Guarantor shall be entitled to obtain from the Required Holders a written release from the Security Agreement, a written termination of all of its obligations under all Security Documents executed by it and a written release, a termination of all Liens under all such Security Documents, and the Company shall be entitled to obtain a written release from the Security Agreement with respect to the capital stock of such Guarantor; provided that it can demonstrate to the reasonable satisfaction of the Required Holders that (A) the provisions of Section 9.2 will not be breached by such sale, (B) all loans to such Guarantor from the Company or any other Guarantor have been satisfied in full, (C) the net purchase price to be realized by the seller of such Guarantor for such sale will be not less than 100% of the Fair Market Value of such Guarantor, as determined in good faith by the Company's board of directors, and (D) no Event of Default is in existence or will be caused as a result of such sale, and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder or under the Security Agreement.

           8.8. PLEDGE OF STOCK OF DIRECT FOREIGN SUBSIDIARIES; RELEASE WITH RESPECT TO CERTAIN GUARANTORS TO BE SOLD.

           (a) If the Company or any Domestic Subsidiary acquires or creates a Direct Foreign Subsidiary at any time after the Closing Date, then (i) within 10 Business Days after the Company or such Domestic Subsidiary acquires or creates such Direct Foreign Subsidiary, the Company must so notify the Noteholders, (ii) within 10 Business Days after giving such notice, the Company or such Domestic

Subsidiary must execute and deliver a Security Agreement and pledge 65% of the capital stock of such Direct Foreign Subsidiary together with the powers of attorney pursuant thereto and (iii) within 30 Business Days after giving such notice, the Company or such Domestic Subsidiary must deliver evidence of registration of the pledge or such other document or other writing which the Required Holders may reasonably require with respect thereto.

           (b) In the case of any Guarantor the stock of which is to be sold, if such Guarantor has executed a Security Agreement with respect to any Direct Foreign Subsidiary which will continue to be a subsidiary thereof after such sale, or if any Direct Foreign Subsidiary is to be sold, with respect to such Direct Foreign Subsidiary, such Guarantor may submit to the Noteholders a request for a release of the Pledged Securities of such Direct Foreign Subsidiary under the Security Agreement, and such Guarantor shall be entitled to obtain from the Collateral Agent, a written release from such Security Agreement with respect to such Direct Foreign Subsidiary, provided that it can demonstrate to the reasonable satisfaction of the Collateral Agent, that the conditions to the release of such Guarantor from the Security Agreement set forth in Section 8.7(b) have been satisfied.

           8.9. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Guarantor shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 9.7 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 16), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. However, the compliance by the Company of this Section 8.9 shall not constitute a waiver of, or cure for, any violation of Section 9.7 hereof.

           8.10. POST-CLOSING MATTERS.

           (a) The parties hereto acknowledge that delivery of the items specified in Sections 4.1(f) and 4.1(j) solely with respect to the Ancillary Real Property Assets shall not be conditions precedent to the effectiveness of this Agreement. The Company shall, or shall cause the applicable Credit Party to, on or prior to the day which is 45 days after the Closing Date, comply with the conditions set forth in Section 4.2, to the extent such conditions are reasonably required by the Collateral Agent.

           (b) Within 45 days of the Closing Date, the Collateral Agent shall use its best efforts to deliver, and the Company hereby authorizes the Collateral Agent to record, at the Company's sole expense, an executed release of each recorded mortgage lien and filed fixture filing made in favor of Wachovia (as successor in interest to Wachovia Bank, N.A.), in its capacity as administrative agent under that certain Credit Agreement dated as of May 26, 2000, as amended, among Company, the guarantors party thereto, the lenders party thereto, Wachovia Bank, National Association (as successor in interest to Wachovia Bank, N.A. and First Union National Bank), as administrative agent and as syndication agent and Bank One, NA as documentation agent; provided that the failure by Wachovia to execute and deliver such releases shall not constitute a breach of its obligations hereunder nor create any liability against the Collateral Agent hereunder.

           (c) Within 10 Business Days of the Closing Date, the Collateral Agent shall use its best efforts to either (i) confirm to the Company that it is in possession of all stock certificates representing the Pledged Securities or (ii) deliver to the Company an affidavit of lost stock certificate, in form and substance reasonably acceptable to the Company, for any stock certificate representing any of the Pledged Securities which Wachovia does not currently possess. The Company hereby agrees that it will reissue and deliver to Wachovia within thirty (30) Business Days replacement stock certificates for any Pledged Securities identified by the Collateral Agent to confirm its possession of such certificates or to execute and deliver such affidavits shall not constitute a breach of its obligations hereunder nor create any liability against the Collateral Agent hereunder.

           8.11. A-ADVANCED GUARANTY. The Company covenants that upon the payment in full of the Guaranteed Obligations (as defined in the A-Advanced Guaranty), the Company shall immediately deliver a written notice for the termination of the A-Advanced Guaranty in accordance with the terms thereof.

9. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding:

           9.1. DISSOLUTION. Neither the Company nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except (i) the Company or any of its Subsidiaries may dissolve or liquidate any Subsidiary of the Company, provided that as of the date of such dissolution or liquidation, such Subsidiary (on a consolidated basis with its Subsidiaries), has net assets with an aggregate fair market value of less than the Dollar Equivalent of $25,000 and (ii) through corporate reorganization to the extent permitted by Section 9.2.

           9.2. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that:

           (a) the Company may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states,
(ii) the Company is the corporation surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (iv) the Company has furnished to each holder of Notes a pro forma Compliance Certificate giving effect to such merger and showing compliance with the covenants calculated pursuant thereto;

           (b) Subsidiaries of the Company may merge with (i) one another, or
(ii) so long as the Company is the surviving corporation, with the Company;

           (c) any Credit Party may sell, lease or otherwise transfer the assets or proceeds thereof listed on Schedule 9.2 to the Discontinued Operations Trust;

           (d) the transfer of assets constituting Investments permitted by
Section 9.6 or Restricted Payments permitted by Section 9.9;

           (e) the Company may sell or dispose assets for fair market value for cash, the Net Cash Proceeds of which are either (x) applied as mandatory prepayments of the Notes as required by Section 7.4(b) hereof or of the Loans as required under Section 2.9(c) of the Revolver or (y) within 90 days of such sale or disposition reinvested in the purchase of assets to be used in the business of the Credit Parties so long as pending such reinvestment any such Net Cash Proceeds are held in the Cash Collateral Account (as defined in the Revolver);

           (f) any Domestic Subsidiary of the Company may sell, lease or otherwise transfer assets to any other Domestic Subsidiary of the Company;

           (g) any Foreign Subsidiary of the Company may sell, lease or otherwise transfer assets to the Company or any other Subsidiary of the Company; and

           (h) the sale or other disposition and discontinuance of all of the operations of Guilford Mills Texteis Iberica Limitada, including, but not limited to all related transactions reasonably necessary to consummate the discontinuance of such operations.

           9.3. CHANGE IN FISCAL YEAR. The Company will not change its Fiscal Year or any of its Fiscal Quarters without the consent of the Required Holders.

           9.4. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries will not and will not knowingly permit any Third Party to use, produce, manufacture, process, generate, store, manage at, or otherwise handle, ship, or transport to or from the Properties any Hazardous Materials, except for such activities conducted in material compliance with all applicable Environmental Requirements and involving only Hazardous Materials, of a type and amount reasonable and appropriate for the operations of the Company and its Subsidiaries in the ordinary course of business. As a further limitation on their activities, the Company and its Subsidiaries will not and will not knowingly permit any Third Party to treat, store in excess of 180 days, recycle, reclaim, or dispose of any Hazardous Materials at, on, in, or under the Properties or cause any Environmental Release, other than those involving de minimis quantities of Hazardous Materials or air emissions or wastewater discharges made in material compliance with all Environmental Requirements.

           9.5. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into any transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not the Company or a Wholly Owned Subsidiary), except as permitted by law and pursuant to reasonable terms which are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or in the ordinary course of business as conducted as of the Closing Date.

           9.6. INVESTMENTS. Neither the Company nor any of its Subsidiaries shall make Investments in any Person except:

                      (i) existing Investments described in Schedule 9.6,

                      (ii) deposits required by landlords, government agencies or public utilities,

                      (iii) Investments in direct obligations of the United States Government maturing within one year,

                      (iv) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Required Holders,

                      (v) Investments in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition,

                      (vi) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Rating Group and Aa or the equivalent thereof by Moody's Investors Service, Inc.,

                      (vii) Investments in the Company or any Guarantor,

                      (viii) loans and advances to Subsidiaries which are in existence on the Closing Date and are evidenced by Pledged Notes,

                      (ix) additional equity investments in Subsidiaries as required by applicable law,

                      (x) Investments in Grupo Ambar S.A. de C.V. necessary to acquire the 5% of the common stock therein not owned by the Company in the event the owner of such 5% interest exercises a put right or the Company exercises a call right pertaining to that certain Shareholders' Agreement, dated August 18, 1994, by and between Jacobo Zaidenweber Cwilich and the Company, so long as such Investments do not involve the payment of cash or cash equivalents as part of the purchase price or consideration paid to such owner (other than pursuant to a subordinated loan arrangement in which such loan is fully subordinated in all respects to the Secured Obligations, with no interest or principal being payable thereunder until all Secured Obligations have been repaid in full), and

                      (xi) travel advances and similar extensions of credit to employees made in the ordinary course of business and consistent with past practices, not to exceed an aggregate of $300,000 outstanding at any one time.

           9.7. LIENS. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (a) (i) Liens in favor of the Collateral Agent pursuant to the Revolver and (ii) Liens in favor of the Collateral Agent pursuant to this Agreement;

           (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

           (c) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

           (d) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

           (e) Liens securing Debt owing by any Subsidiary to the Company;

           (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

           (g) Liens incidental to the conduct of its business or the ownership of its assets (including, without limitation, and so long as they are Permitted Encumbrances if they affect Collateral, landlord liens and statutory liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law, created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves under GAAP are being maintained, and which were not incurred in connection with the borrowing of money) which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

           (h) Permitted Purchase Money Liens securing Purchase Money Debt;

           (i) Liens permitted by Section 9.17 in connection with Permitted Factoring Arrangements;

           (j) Liens securing Debt of Foreign Subsidiaries permitted by Section 9.12; and

           (k) Deposits required by landlords, government agencies or public utilities.

           9.8. FIXED CHARGE COVERAGE RATIO. For each Rolling Four Quarters period ending on the last day of the Fiscal Quarter indicated below, the Fixed Charge Coverage Ratio shall at no time be less than the corresponding ratio set forth below; provided that (i) with respect to the first Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, each of Consolidated EBITDA, Consolidated Interest Expense, Capital Expenditures and scheduled principal payments will be determined for such Fiscal Quarter on an annualized basis, (ii) with respect to the second Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, each of Consolidated EBITDA, Consolidated Interest Expense, Capital Expenditures and scheduled principal payments will be determined for the first two Fiscal Quarters of such Fiscal Year on an annualized basis and (iii) with respect to the third Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, each of Consolidated EBITDA, Consolidated Interest Expense, Capital Expenditures and scheduled principal payments will be determined for the first three Fiscal Quarters of such Fiscal Year on an annualized basis.:



    ---------------------------------- ----------------------------------------
              FISCAL QUARTER              MINIMUM FIXED CHARGE COVERAGE RATIO
    ---------------------------------- ----------------------------------------
                  FQ1 2003                              1.05:1
    ---------------------------------- ----------------------------------------
                  FQ2 2003                              1.25:1
    ---------------------------------- ----------------------------------------
                  FQ3 2003                              1.25:1
    ---------------------------------- ----------------------------------------
                  FQ4 2003                              1.20:1
    ---------------------------------- ----------------------------------------
                  FQ1 2004                              1.25:1
    ---------------------------------- ----------------------------------------
                  FQ2 2004                              1.25:1
    ---------------------------------- ----------------------------------------
                  FQ3 2004                              1.30:1
    ---------------------------------- ----------------------------------------
                  FQ4 2004                              1.35:1
    ---------------------------------- ----------------------------------------
                  FQ1 2005                              1.35:1
    ---------------------------------- ----------------------------------------
                  FQ2 2005                              1.35:1
    ---------------------------------- ----------------------------------------
                  FQ3 2005                              1.35:1
    ---------------------------------- ----------------------------------------
                  FQ4 2005                              1.35:1
    ---------------------------------- ----------------------------------------


           9.9. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment during any Fiscal Year, except:

           (a) the declaration and payment of dividends and/or distributions by any direct or indirect wholly-owned Subsidiary of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries;

           (b) to the extent permitted under Section 21.7, payments with respect to intercompany Debt, intercompany receivables or intercompany advances constituting Investments permitted under Section 9.6 hereof;

           (c) the issuance by the Company of its Capital Stock to or repurchase by the Company of its Capital Stock from any of its directors, officers or employees pursuant to an executive compensation plan in form and substance reasonably satisfactory to the Required Holders in their sole discretion.

           9.10. LEVERAGE RATIO. The Leverage Ratio for each Rolling Four Quarters ending on the last day of the Fiscal Quarter indicated below shall at all times be less than the corresponding ratio set forth below; provided that
(i) with respect to the first Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, EBITDA will be determined for such Fiscal Quarter on an annualized basis, (ii) with respect to the second Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, EBITDA will be determined for the first two Fiscal Quarters of such Fiscal Year on an annualized basis and
(iii) with respect to the third Fiscal Quarter of the Company's Fiscal Year 2003, in calculating such ratio, EBITDA will be determined for the first three Fiscal Quarters of such Fiscal Year on an annualized basis:

                  --------------------------------- ---------------------------
                          FISCAL QUARTER                    LEVERAGE RATIO
                  --------------------------------- ---------------------------
                             FQ1 2003                           5.15:1
                  --------------------------------- ---------------------------
                             FQ2 2003                           4.60:1
                  --------------------------------- ---------------------------
                             FQ3 2003                           4.40:1
                  --------------------------------- ---------------------------
                             FQ4 2003                           4.40:1
                  --------------------------------- ---------------------------
                             FQ1 2004                           4.40:1
                  --------------------------------- ---------------------------
                             FQ2 2004                           4.35:1
                  --------------------------------- ---------------------------
                             FQ3 2004                           4.35:1
                  --------------------------------- ---------------------------
                             FQ4 2004                           3.80:1
                  --------------------------------- ---------------------------
                             FQ1 2005                           3.80:1
                  --------------------------------- ---------------------------
                             FQ2 2005                           3.80:1
                  --------------------------------- ---------------------------
                             FQ3 2005                           3.80:1
                  --------------------------------- ---------------------------
                             FQ4 2005                           3.80:1
                  --------------------------------- ---------------------------


           9.11. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Consolidated Tangible Net Worth shall at no time be less than (i) at the close of the first Fiscal Quarter of 2003, the amount of Consolidated Tangible Net Worth set forth in the audited financial statements for Fiscal Year 2002 delivered by the Company pursuant to Section 6.1(b)(as adjusted to give effect to the transactions contemplated by the Plan of Reorganization) minus $4,700,000, and
(ii) for each Fiscal Quarter thereafter the amount set forth in clause (i) minus the corresponding amount set forth below:


                    ----------------------------- -------------------------
                          FISCAL QUARTER                  DEDUCTION
                    ----------------------------- -------------------------
                             FQ2 2003                    $2,300,000
                    ----------------------------- -------------------------
                             FQ3 2003                    $4,600,000
                    ----------------------------- -------------------------
                             FQ4 2003                    $6,800,000
                    ----------------------------- -------------------------
                             FQ1 2004                    $9,100,000
                    ----------------------------- -------------------------
                             FQ2 2004                   $11,700,000
                    ----------------------------- -------------------------

                    ----------------------------- -------------------------
                          FISCAL QUARTER                  DEDUCTION
                    ----------------------------- -------------------------
                             FQ3 2004                   $12,500,000
                    ----------------------------- -------------------------
                             FQ4 2004                   $14,900,000
                    ----------------------------- -------------------------
                             FQ1 2005                   $14,900,000
                    ----------------------------- -------------------------
                             FQ2 2005                   $14,900,000
                    ----------------------------- -------------------------
                             FQ3 2005                   $14,900,000
                    ----------------------------- -------------------------
                             FQ4 2005                   $14,900,000
                    ----------------------------- -------------------------

           9.12. PRIORITY DEBT. The Company will not at any time, and will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, Guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Priority Debt other than:

                      (a) Debt outstanding under this Agreement;

                      (b) Debt outstanding under the Revolver in an aggregate principal amount not to exceed $25,000,000;

                      (c) Debt permitted under Section 9.17;

                      (d) Permitted Foreign Debt (i) in an aggregate amount not to exceed $5,000,000 or (ii) as set forth on Schedule 9.12, including renewals, extensions or refinancings thereof provided (1) the principal amount thereof is not increased in connection with such renewal, extension or refinancing and (2) such renewal, extension or refinancing is effected on substantially the same terms or terms more favorable to such foreign Subsidiary which is the obligor thereof;

                      (e) Debt of the Company or any Subsidiary of the Company to the Company or any Subsidiary of the Company, provided that such loan or advance is permitted pursuant to Section 9.6;

                      (f) Debt in respect of Purchase Money Debt, to the extent permitted by Section 9.7(h);

                      (g) Priority Debt of the Company or any Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 9.12, provided that on the date the Company or any such Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt;

                                 (i) no Default or Event of Default exists; and

                                 (ii) the Company would be in compliance with
                      Section 9.10 on a pro forma basis.

For the purposes of this Section 9.12, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

           9.13. CAPITAL EXPENDITURES. During each Fiscal Year set forth below the aggregate of all Capital Expenditures shall not exceed the maximum amount set forth below for such Fiscal Year:

      ------------------------- ----------------------------------------
      FISCAL YEAR                    MAXIMUM CAPITAL EXPENDITURES
      ------------------------- ----------------------------------------
      2003                                    $14,000,000
      ------------------------- ----------------------------------------
      2004                                    $14,500,000
      ------------------------- ----------------------------------------
      2005                                    $14,500,000
      ------------------------- ----------------------------------------


provided, however, that to the extent that the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover from any prior year permitted by this proviso) shall exceed the actual Capital Expenditures for any Fiscal Year, the maximum amount of Capital Expenditures during the immediately succeeding Fiscal Year shall be increased by the lesser of (i) the amount of such excess for such Fiscal Year and (ii)$3,000,000.

           9.14. MINIMUM CONSOLIDATED EBITDA. For each Rolling Four Quarters period ending on the last day of the Fiscal Quarter indicated below, Consolidated Total EBITDA shall not be less than the corresponding amount set forth below; provided that (i) with respect to the first Fiscal Quarter of the Company's Fiscal Year 2003, Consolidated Total EBITDA will be determined for such Fiscal Quarter on an annualized basis, (ii) with respect to the second Fiscal Quarter of the Company's Fiscal Year 2003, Consolidated Total EBITDA will be determined for the first two Fiscal Quarters of such Fiscal Year on an annualized basis and (iii) with respect to the third Fiscal Quarter of the Company's Fiscal Year 2003, Consolidated Total EBITDA will be determined for the first three Fiscal Quarters of such Fiscal Year on an annualized basis:

             ---------------------------- --------------------------
                   FISCAL QUARTER          AMOUNT (IN MILLIONS)
             ---------------------------- --------------------------
                       FQ1 2003           $30,000,000
             ---------------------------- --------------------------
                       FQ2 2003           $34,000,000
             ---------------------------- --------------------------
                       FQ3 2003           $36,000,000
             ---------------------------- --------------------------
                       FQ4 2003           $34,000,000
             ---------------------------- --------------------------
                       FQ1 2004           $35,500,000
             ---------------------------- --------------------------
                       FQ2 2004           $36,500,000
             ---------------------------- --------------------------
                       FQ3 2004           $37,500,000
             ---------------------------- --------------------------
                       FQ4 2004           $40,000,000
             ---------------------------- --------------------------
                       FQ1 2005           $40,000,000
             ---------------------------- --------------------------

             ---------------------------- --------------------------
                   FISCAL QUARTER          AMOUNT (IN MILLIONS)
             ---------------------------- --------------------------
                       FQ2 2005           $40,000,000
             ---------------------------- --------------------------
                       FQ3 2005           $40,000,000
             ---------------------------- --------------------------
                       FQ4 2005           $40,000,000
             ---------------------------- --------------------------


           9.15. NATURE OF BUSINESS. Neither the Company nor any Subsidiary shall engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on the date hereof and described in the attached Schedule 9.15.

           9.16. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Other than pursuant to the Revolver or the terms of any evidence of any Permitted Foreign Debt, the Company shall not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries with respect to, or on account of, its Equity Interests or (b) pay any Debt owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements evidencing Priority Debt permitted to be incurred under this Agreement, (b) applicable law, (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, and (e) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Subsidiary.

           9.17. FACTORING ARRANGEMENTS. The Company and its Domestic Subsidiaries shall not have any factoring arrangements, except those which comply with the provisions of this Section 9.17 ("PERMITTED FACTORING ARRANGEMENTS"): (i) the aggregate face amount of factored accounts receivable outstanding at any time shall not exceed $14,600,000 on or prior to October 15, 2002 and $10,000,000 thereafter; (ii) any Factor Advances under a Permitted Factoring Arrangement shall be included in the computation of Debt for purposes of this Agreement and may be secured by the account receivables sold pursuant to such Permitted Factoring Arrangements. Upon the actual sale of accounts pursuant to such Permitted Factoring Arrangement (such sold accounts being "FACTORED ACCOUNTS"), the Lien of the Collateral Agent shall be automatically released pursuant to the Security Agreement.

           9.18. LIMITATION ON GUARANTEES. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Guarantee, either directly or indirectly, except:

           (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

           (b) the Guarantees made by the Guarantors pursuant to Section 8.7;

           (c) Guarantees of obligations of a Subsidiary which obligations are not prohibited hereunder;

           (d) Guarantees constituting Investments that are not prohibited by
Section 9.6;

           (e) Guarantees by the Company of the obligations set forth on
Schedule 9.18 hereto or any refinancings thereof (provided that such refinancings are on substantially the same terms or terms more favorable to the applicable Credit Party or to the Subsidiary thereof which is the obligor under such Guarantee);

           (f) Guarantees by the Guarantors of the Revolver (provided that such Guarantees are subject to the terms of the Intercreditor Agreement); and

           (g) the A-Advanced Guaranty (provided that such Guarantee is subject to the terms of the Intercreditor Agreement).

           9.19. LIMITATION ON LEASES. The Company will not, and will not permit any of its Subsidiaries to, create, incur or assume any commitment to make, any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real property (excluding Capital Leases), excluding (i) leases existing on the date hereof and any renewals or replacements thereof effected on substantially the same terms or terms more favorable to the applicable Credit Party and (ii) any other leases hereafter entered into with an aggregate annual rental not to exceed $2,000,000.

           9.20. JOINT VENTURES OR PARTNERSHIPS. The Company will not, and will not permit any of its Domestic Subsidiaries to, enter into any Joint Venture or partnership (including, without limitation, by way of selling the capital stock or other equity interests of a Subsidiary) unless (a) any interest received by any Credit Party in such domestic Joint Venture or partnership is pledged to the Collateral Agent (for the benefit of the Secured Parties) pursuant HERETO and
(b) the Company shall have prepaid the Notes hereunder as required by Section 7.2(d) hereof to the extent that any Credit Party receives any Net Cash Proceeds therefrom.

           9.21. SALE AND LEASEBACK. The Company will not, and will not permit any of its Domestic Subsidiaries to, enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party or any Subsidiary of a Credit Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, other than with respect to the sale and leaseback of the IFD Building, located at 6001 West Market Street, Greensboro, NC 27407.

10. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due; or

           (c) the Company shall fail to observe or perform any covenant contained in Section 6.1(d), Section 8.3, Section 8.7, Section 8.8, Section 8.9,
Section 8.10 or Article IX (other than in Section 9.4) or Section 25(a) of
Article I of any Mortgage, or any event described in Section 5 or 6 of Article II of any Mortgage shall occur; or

           (d) the Company, any Guarantor or any other Subsidiary shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those referred to in paragraphs (a), (b), and (c) of this Section 10) or any other Related Document and such default is not remedied within 30 days (or, in the case of any covenant contained in Section 6.1 (other than Section 6.1(d)), 5 Business Days) after the earlier of
(i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 10); or

           (e) any Default (as defined in the A-Advanced Guaranty) by the Company shall occur and be continuing under the A-Advanced Guaranty;

           (f) default shall have occurred and be continuing by a Credit Party with respect to its obligations under a Permitted Factoring Arrangement;

           (g) any representation or warranty made in writing by or on behalf of the Company or any other Credit Party or by any officer of the Company in this Agreement or any other Related Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

           (h) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt having an aggregate principal or commitment amount in excess of $5,000,000 that is outstanding beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt having an aggregate principal or commitment amount in excess of $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt, except for such purchase or repayment of Debt due to a mandatory prepayment required under the Revolver or the terms of any Permitted Foreign Debt or the repayment of Debt required upon any damage, destruction, loss, taking or condemnation of any real estate or any other property or asset of the Company or any of its Subsidiaries; or

           (i) the Company or any Subsidiary (other than a Subsidiary that is an Altamira Trust Asset) (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or (iii) shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or (iv) shall take any corporate action to authorize any of the foregoing; or

           (j) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary (other than a Subsidiary that is an Altamira Trust Asset) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

           (k) the Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in a liability of the Company in an aggregate amount of $1,000,000 or more; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated which results in a liability of the Company in an aggregate amount of $1,000,000 or more; or

           (l) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company or any Subsidiary (other than a Subsidiary that is an Altamira Trust Asset) and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or enforcement proceedings shall be commended by any creditor on any such judgment; or

           (m) a federal tax lien in an aggregate amount in excess of $1,000,000 shall be filed against the Company or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Company or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

           (n) the Company or any Guarantor or any trustee, receiver, liquidator, custodian or other similar Person shall disavow or attempt to terminate any or all of the Related Documents or any or all of the Related Documents shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

           (o) except as contemplated by the terms thereof, any of the Security Documents shall be cancelled, terminated, revoked or rescinded or, except as released in accordance with the provisions of the Security Documents, the security interests, mortgages or liens in any of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Related Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto or any of their respective stockholders or any other Person, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

           (p) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest under the Revolver or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any terms of the Revolver and as a consequence of such default or condition any Debt under the Revolver has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment.

11. REMEDIES ON DEFAULT, ETC.

           11.1. ACCELERATION.

           (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 10 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

           (b) If any other Event of Default has occurred and is continuing, the Required Holders at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

           (c) If any Event of Default described in paragraph (a) or (b) of
Section 10 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

           Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon, and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, and the Collateral Agent shall take such actions as are directed by the Required Secured Parties. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

           11.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

           11.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 11.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

           11.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12. REPRESENTATIONS OF THE NOTEHOLDERS. You represent that you are holding the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be sold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

           13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

           13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 12. The Company shall promptly notify the Noteholders of any such transfer and exchange of Notes pursuant to this Section 13.2.

           13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of a Noteholder, notice from such Noteholder of such ownership and such loss, theft, destruction or mutilation), and

           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14 to any Noteholder that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.

15. EXPENSES, INDEMNIFICATION, ETC.

           15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Noteholder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Related Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Related Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Related Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

           15.2. INDEMNIFICATION. The Company hereby agrees to indemnify and hold each Noteholder and their respective Affiliates and their respective officers, directors, employees and agents (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or the transactions contemplated hereby, but excluding therefrom all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they have resulted from the gross negligence or willful misconduct of such Indemnified Person.

           15.3. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

           17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend or waive any of Sections 4, 7, 8, 10(a), 10(b), 11, 17 or 20 or any defined terms (as used therein).

           17.2. SOLICITATION OF HOLDERS OF NOTES.

           (A) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (B) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

           17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

           17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

           (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy thereof to the Company at the same address to the attention of the Legal Department, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 6.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Noteholder to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF NOTEHOLDER. You shall have the right to substitute any one of your Affiliates as the holder of the Notes that you have agreed to purchase hereunder by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you and such Affiliate shall be deemed to have made the representation set forth in Section 12. In the event that such Affiliate is so substituted as a holder hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

           22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

           22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

           22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

           22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

           22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

           22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

           22.7. SUBORDINATION OF INTERCOMPANY INDEBTEDNESS, RECEIVABLES AND ADVANCES.

           (a) Each Credit Party hereby agrees that any intercompany Debt or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior indefeasible payment in full of the Secured Obligations, and that no payment on any such Debt, receivable or advance shall be made until the prior indefeasible payment in full of all the Secured Obligations (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Debt permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing or (ii) except as specifically consented to by the Required Holders in writing.

           (b) In the event that any payment on any such Debt shall be received by such Credit Party other than as permitted by Section 22.7(a) hereof before payment in full of all Secured Obligations, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Collateral Agent on behalf of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been paid all Secured Obligations owed or which may become owing.


                                    * * * * *


                         [Signatures on following page]

           If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                         Very truly yours,

                                         GUILFORD MILLS, INC.

                                         By: /s/ David H. Taylor
                                             ----------------------------------
                                             Name: David H. Taylor
                                             Title: Interim Chief Financial
                                                    Officer

The foregoing is hereby agreed to as of the date thereof:

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA

By: /s/ Paul G. Price
    ---------------------------------------------
    Name: Paul G. Price
    Title: Vice President


Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Four Gateway Center, 7th Floor
      100 Mulberry Street
      Newark, New Jersey  07102-4077

      Attention:  Trade Management Group

      Telecopier number:  973-802-9425
      Confirmation number: 973-802-6009

Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Corporate and Project Workouts
      Gateway Center Four, 7th Floor
      100 Mulberry Street
      Newark, NJ  07102

      Attention:   Managing Director

      Telecopier number:  973-802-2333
      Confirmation number:  973-802-4186


Recipient of telephonic prepayment notices:

      Manager, Trade Management Group
      (973) 802-8107

Tax Identification No.:  22-1211670

MASSACHUSETTS MUTUAL LIFE
      INSURANCE COMPANY

  By: David L. Babson & Company Inc. as
        Investment Adviser

By: /s/ Steven J. Katz
    ---------------------------------------------
    Name: Steven J. Katz
    Title: Counsel


Address:

      Massachusetts Mutual Life Insurance Company
      c/o David L. Babson & Co., Inc.
      1500 Main Street, Suite 2800
      Springfield, MA  01115
      Attn:  Steven J. Katz
      Telecopier number:  413-226-2688
      Confirmation number: 413-226-1059

Tax Payer ID Number: 04-1590850

C. M. LIFE INSURANCE COMPANY

  By:   David L. Babson & Company Inc. as
        Investment Sub-Adviser

By: /s/ Steven J. Katz
    ---------------------------------------------
    Name: Steven J. Katz
    Title: Counsel

Address:

      C.M. Life Insurance Company
      c/o David L. Babson & Co., Inc.
      1500 Main Street, Suite 2800
      Springfield, MA 01115

      Attn:  Steven J. Katz
      Telecopier number:  413-226-2688
      Confirmation number: 413-226-1059

      Tax Payer ID Number:     06-1041383

PW WILLOW FUND LLC

  By: Bond Street Capital, LLC, its advisor

By: /s/ Sam S. Kim
    ---------------------------------------------
    Name: Sam S. Kim
    Title: Managing Member, Bond Street Capital, LLC

Address:

      PFPC
      c/o Grace Regan
      8800 Tinicum Blvd.
      3rd Floor, Suite 200
      Philadelphia, PA 19153
      Attn: Grace Regan
      Telecopy: 215-749-3965

with a copy to:

      Bond Street Capital
      700 Palisade Avenue
      Englewood Cliffs, NJ 07632
      Attn: Sam Kim/ Joel Yarkony
      Telecopy: 201-567-5055

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Colleen McCullum
    ---------------------------------------------
    Name: Colleen McCullum
    Title: Director


Address for all notices relating to payments:


      301 South College Street; NC0537
      Charlotte, NC  28288
      Attention: Tonya Rhyne
      Telecopier: (704) 383-9831


Address for all other communications and notices:

      301 South College Street; NC0537
      Charlotte, NC  28288
      Attn: Colleen McCullum
      Telecopy:      (704) 383-6249

BANK ONE, NA

By: /s/ C. Dianne Wooley
    ---------------------------------------------
    Name: C. Dianne Wooley
    Title: First Vice President


Address:

      Fourth Floor
      1717 Main Street
      Dallas, TX 75201
      Attn: Diane Wooley
      Telecopy: (214) 290-2740

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Patrick Flynn
    ---------------------------------------------
    Name: Patrick Flynn
    Title: Risk Manager


Address:
      c/o Bank Loan Group
      6 High Ridge Park 6C
      Stamford, CT 06297
      Attn:  Patrick Flynn
      Telecopy: (203) 316-7978

CARL MARKS STRATEGIC INVESTMENTS, L.P.


By: /s/ James F. Wilson
    ---------------------------------------------
    Name: James F. Wilson
    Title: General Partner


Address:

          135 East 57th Street - 27th Floor
          New York, NY 10022
          Attn: James F. Wilson
          Telephone: 212-909-8451
          Fax: 212-980-2631

CARL MARKS STRATEGIC INVESTMENTS III, L.P.

By: /s/ James F. Wilson
    ---------------------------------------------
    Name: James F. Wilson
    Title: General Partner


Address:

          135 East 57th Street - 27th Floor
          New York, NY 10022
          Attn: James F. Wilson
          Telephone: 212-909-8451
          Telecopier: 212-980-2631

                      SCHEDULE B TO NOTE PURCHASE AGREEMENT


                                  DEFINED TERMS


           As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                     "A-ADVANCED GUARANTY" shall mean the guaranty made as of the Effective Date by the Company in favor of Wachovia Bank, National Association of certain obligations of A-Advanced Mini Storage LLC in favor of Wachovia Bank, National Association.

                     "AFFILIATE" shall mean, with respect to any entity, any other entity (i) directly or indirectly controlling or controlled by or under direct or common control with such entity or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such entity, provided, however, that the term "Affiliate" shall not include any Noteholder, the Altamira Trust or the Discontinued Operations Trust. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                     "AGREEMENT" shall mean this Note Agreement dated as of October 1, 2002. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                     "ALTAMIRA TRUST" shall mean the trust created on the Effective Date and governed by the Altamira Trust Agreement.

                     "ALTAMIRA TRUST AGREEMENT" shall mean the Altamira Trust Agreement and Declaration of Trust dated as of October 1, 2002 by and between the Company and Wilmington Trust Company, as trustee.

                     "ALTAMIRA TRUST ASSETS" shall mean the assets of the Company and certain of its Subsidiaries transferred to the Altamira Trust pursuant to the Altamira Trust Agreement.

                     "AMORTIZATION" means for any period of determination the sum of all amortization charges of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, on a consolidated basis.

                     "ANCILLARY REAL PROPERTY ASSETS" is defined in Section
           8.10.

                     "APPLICABLE RATE" shall mean 9.89% per annum.

                     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Charlotte, North Carolina are required or authorized to be closed.

                     "CAPITAL EXPENDITURES" means for any period the sum of all capital expenditures incurred (whether paid in cash or accrued as a liability) during such period by the Company and its Consolidated Subsidiaries which, as determined in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of the Company and its Consolidated Subsidiaries.

                     "CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act , 42 U.S.C.ss.9601 et. seq. and its implementing regulations and amendments.

                     "CHANGE IN CONTROL" means shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Person who is a Noteholder or an Affiliated Group or group of which any Person is a Noteholder, acquiring ownership or control after the date hereof in excess of 40% of equity securities having voting power to vote in the election of the Board of Directors of the Company either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of the Company.

                     "CLOSING" is defined in Section 3.

                     "CLOSING DATE" means the date on which the conditions precedent set forth in Section 4 hereof have been satisfied or waived.

                     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                     "COLLATERAL" means: (i) the Pledged Securities; (ii) all of the personal property described in the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement; and (iii) Mortgages.

                     "COLLATERAL AGENT" means Wachovia Bank, National Association and shall include any successor collateral agent appointed in accordance with the terms of the Intercreditor Agreement.

                     "COMPANY" means Guilford Mills, Inc., a Delaware corporation.

                     "COMPLIANCE CERTIFICATE" is defined in Section 6.2.

                     "CONFIDENTIAL INFORMATION" is defined in Section 20.

                     "CONSOLIDATED FIXED CHARGES" means the sum of Consolidated Interest Expense for such period plus Capital Expenditures for such period plus all scheduled principal payments made on Debt of the Company and its Consolidated Subsidiaries coming due in the next period, including, without limitation, any Debt under any revolving Loans and the Notes.

                     "CONSOLIDATED INTEREST EXPENSE" for any period means the gross interest expense, whether paid or accrued (including the interest component of Capital Lease obligations) of the Company and its Consolidated Subsidiaries on a consolidated basis for such period, including, without limitation or duplication, (i) interest expense in respect of the Notes and all other outstanding Debt, (ii) amortization of the discount or issuance cost of any Debt (including, without limitation, any original issue discount attributable to any issuance of debt securities), (iii) commissions, discounts and other fees and charges payable in connection with letters of credit, (iv) net payments payable in connection with all Hedge Obligations (including amortization of any discount) and (v) any interest which is capitalized, all as determined in conformity with GAAP.

                     "CONSOLIDATED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Consolidated Subsidiaries by such Person during such period and (y) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that

           Consolidated Subsidiary; and (ii) there shall be included or excluded (as applicable) on a Pro Forma Basis the income (or loss) of any Person which becomes a Consolidated Subsidiary of the Company, is merged into or consolidated with the Company or any of its Consolidated Subsidiaries or assets are acquired or sold or otherwise disposed of by the Company or any of its Consolidated Subsidiaries during such period.

                     "CONSOLIDATED OPERATING INCOME" means, for any period, the Operating Income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                      "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date (other than any Subsidiary which is an asset of the Altamira Trust).

                     "CONSOLIDATED TANGIBLE NET WORTH" means, at any date of determination, Stockholders' Equity less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                     (a) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                     (b) To the extent not included in (a) of this definition, any amount at which shares of Capital Stock of the Company appear as an asset on the balance sheet of the Company and its Consolidated Subsidiaries;

                     (c) Loans or advances to stockholders, directors, officers or employees; and

                     (d) To the extent not included in (a) of this definition, deferred expenses.

                     "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries as current assets (excluding cash and cash equivalents), prepared in accordance with GAAP.

                     "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                     "CONSOLIDATED TOTAL EBITDA" means, as to the Company and its Consolidated Subsidiaries calculated for each Fiscal Quarter then ending, and the immediately preceding three Fiscal Quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest

           Expense (to the extent subtracted from Consolidated Net Income), plus
           (c) Amortization (to the extent subtracted from Consolidated Net Income), plus (d) Depreciation (to the extent subtracted from Consolidated Net Income), (e) other non-cash expenses, plus (f) extraordinary losses, plus (g) any non-recurring charge or restructuring charge which in accordance with GAAP has been deducted in the calculation of operating income, plus (h) the cumulative effect of any change in accounting principles as shown on the Company's consolidated statement of income for such period, plus or minus (i) to the extent included in determining Consolidated Net Income, provisions for taxes on income for such period (subtract if net benefits are recognized), and (j) the amount of cash received or expended in such period in respect of any amount which, under clause
           (g) above was taken into account in determining Consolidated EBITDA for such or any prior period.

                     "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date with the Closing Date in substantially the form of Exhibit B-1 to be executed by the Company and each of the Guarantors.

                     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                     "CREDIT AGREEMENT" is defined in Section 1.

                     "CREDIT PARTY" means the Company and each of the Guarantors.

                     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including Factor Advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
           (iii) all obligations of such Person to pay the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms no in excess of 90 days), except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person in respect of letters of credit, acceptance facilities or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (vi) all Hedge Obligations of such Person, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided, that if such Person has not assumed such debt of another Person then the amount of debt of such Person pursuant to this clause (vii) for purposes of this Agreement shall be equal to the lesser of the amount of the Debt of the other Person or the fair market value of the assets of such Person which secures such other debt), (viii) all Debt of others Guaranteed by such Person, and
           (ix) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation.

                     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                     "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the Applicable Rate or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association as its "base" or "prime" rate.

                     "DEPRECIATION" means for any period the sum of all depreciation expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                     "DIRECT FOREIGN SUBSIDIARY" means any Foreign Subsidiary owned directly by the Company and/or a Domestic Subsidiary.

                     "DISCONTINUED OPERATIONS TRUST" means the trust created on the Effective Date and governed by the Discontinued Operations Trust Agreement.

                     "DISCONTINUED OPERATIONS TRUST AGREEMENT" shall mean the Guilford Mills Discontinued Operations Trust Agreement and Declaration of Trust dated as of October 1, 2002 by and between the Company and Wilmington Trust Company, as trustee.

                     "DISCONTINUED OPERATIONS TRUST ASSETS" shall mean the assets of the Company and certain of its Subsidiaries transferred to the Discontinued Operations Trust pursuant to the Discontinued Operations Trust Agreement.

                     "DOMESTIC SUBSIDIARY" means any Subsidiary which is organized under the laws of the United States of America or any state, territory or possession thereof or the District of Columbia.

                     "EFFECTIVE DATE" means October 1, 2002, the effective date of this Note Agreement.

                     "ENVIRONMENTAL AUTHORITY" means any foreign, federal, state, local, or regional administrative body, government, agency, executive, court, or other governmental authority that exercises any form of jurisdiction or authority under any Environmental Requirement over the Company, its Subsidiaries, or the Properties.

                     "ENVIRONMENTAL JUDGMENTS AND ORDERS" means, to the extent applicable to the Company, its Subsidiaries, or the Properties, all judgments, decrees, orders, or case-specific requirements arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, settlement, or written agreements with an Environmental Authority or other person or entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree, order, or case-specific requirement.

                     "ENVIRONMENTAL LIABILITIES" means with respect to the Company, its Subsidiaries, or the Properties, any loss, claim, expense, personal injury, property damage, natural resource damage, penalty, fine, expense, cost, lien, or other liability (whether based on strict liability or otherwise) imposed pursuant to, arising from, or otherwise related to any Environmental Requirements.

                     "ENVIRONMENTAL NOTICES" means written notice from any Environmental Authority or any other person or entity alleging noncompliance with any Environmental Requirements or seeking to impose or recover for any Environmental Liabilities, including without limitation any complaint, citations, or demands from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environment Requirements or concerning any Environmental Releases.

                     "ENVIRONMENTAL PROCEEDINGS" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                     "ENVIRONMENTAL RELEASES" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment (including the abandonment or discarding of barrels, pipelines, tanks, containers, and other closed receptacles containing any Hazardous Materials).

                     "ENVIRONMENTAL REQUIREMENTS" means any applicable law, statute, ordinance, regulation, order, common law, writ, decree, or other legally binding requirement, standard, or other obligation of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning the environment, Hazardous Materials, natural resources, pollution, or the protection of worker health and safety and applicable to the Company, any Subsidiary, or the Properties, including but not limited to any such requirement under CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Hazardous Materials Transportation Law, 49 U.S.C.ss.5101, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss.11001 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C.ss.1201 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., and the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq., and their implementing regulations, or similar federal, state, or local laws, regulations, and requirements, in each case, as now in effect or hereafter amended.

                     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated thereunder from time to time in effect.

                     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                     "EVENT OF DEFAULT" is defined in Section 10.

                     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                     "FACTOR ADVANCES" means all amounts advanced to the Company or a Subsidiary in respect of a Factored Account prior to its stated maturity by a factor in connection with a Permitted Factoring Arrangement.

                     "FACTORED ACCOUNTS" is defined in Section 9.17.

                     "FAIR MARKET VALUE" shall mean, at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

                     "FISCAL PERIOD" means, (a) for the first three Fiscal Quarters of Fiscal Year 2003, the period commencing on the first day of the first Fiscal Quarter and ending with the last day of the most recently ended Fiscal Quarter, and (b) with respect to the fourth Fiscal Quarter in Fiscal Year 2003 and thereafter, the four preceding Fiscal Quarters ending with the last day of such Fiscal Quarter.

                     "FISCAL QUARTER" means any fiscal quarter of the Company.

                     "FISCAL YEAR" means any fiscal year of the Company.

                     "FIXED CHARGE COVERAGE RATIO" means the ratio of the sum of Consolidated Total EBITDA for such period to Consolidated Fixed Charges for such period.

                     "FOREIGN CAPITAL LEASE" means any lease by any Foreign Subsidiary entered into after the Closing Date of any Property or other assets not located in any state or territory of the United States of America or the District of Columbia, where such lease is required to be treated as a capital lease in accordance with GAAP and the lessor obtains no interest in any of the Collateral, any Real Property Asset which is encumbered by a Mortgage.

                     "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

                     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                     "GOVERNMENTAL AUTHORITY" means

                     (a) the government of

                                 (i) the United States of America or any State
                      or other political subdivision thereof, or

                                 (ii) any jurisdiction in which the Company or
                      any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                     "GUARANTORS" means any Domestic Subsidiary which is a Domestic Subsidiary on the Closing Date and any Person which becomes a Domestic Subsidiary and a Guarantor pursuant to Section 8.7; in each case subject to the provisions of Section 8.7(b).

                     "HAZARDOUS MATERIALS" means any chemicals, substances, wastes, or other materials in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "insecticides", "fungicides", and "rodenticides" or "contaminants" or words of similar import, under any Environmental Requirement, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials or polychlorinated biphenyls.

                     "HEDGE OBLIGATIONS" means all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any, and in any case net of any benefits of such Person).

                     "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                     "INDEMNIFIED PERSON" is defined in Section 15.2.

                     "INTERCOMPANY NOTE" means any note of a Subsidiary to the Company or any Domestic Subsidiary which evidences an intercompany loan or advance (which may be a master note evidencing all such loans and advances) of the Company or any Domestic Subsidiary to such

           Subsidiary, in form and substance reasonably satisfactory to the Noteholder.

                     "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement executed by the Collateral Agent, the Administrative Agent, the Noteholders and Wachovia (in its individual capacity), substantially in the form of Exhibit B-7 hereto.

                     "INVESTMENT" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                     "JOINT VENTURE" shall mean any Person (other than a wholly owned Subsidiary of a Credit Party) in which an equity interest is, at the time any determination is being made, owned or controlled by a Credit Party as permitted by this Agreement.

                     "LEVERAGE RATIO" means the ratio of Consolidated Total Debt to Consolidated Total EBITDA.

                     "LIEN" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing (other than an agreement with any creditor that if a Lien is granted to another Person, an equal and ratable Lien will be granted to such creditor). For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                     "LOANS" means the loans made by the Lenders (as defined in the Revolver) to the Company under the Revolver.

                     "MAKE-WHOLE AMOUNT" is defined in Section 7.8.

                     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

                     "MATERIAL ADVERSE EFFECT" means any event or condition that
           (i) has a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets, prospects or properties of the Company, the automotive division of the Credit Parties or the Credit Parties taken as a whole, or (b) the ability of the Company, the automotive division of the Credit Parties or any of the Credit Parties taken as a whole to perform its respective obligations under this Agreement, the Notes and any other Related Document to which they are or will be a party, (c) the Liens granted to the Collateral Agent (for the benefit of the Secured Parties) or the validity or enforceability of this Agreement or the Notes or (ii) materially impairs the rights, remedies or benefits available to the Collateral Agent or the Secured Parties; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

                     "MATURITY DATE" means October 4, 2005.

                     "MORTGAGE" means any one, or more, or all, as the context shall require, of a mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, substantially in the form of Exhibit B-3, as applicable in the relevant state, conveying a Lien on the Real Property Assets described therein owned by the Company or such Guarantor (or its leasehold interests therein) to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time.

                     "MORTGAGE POLICIES" shall have the meaning given to such term in Section 4.7.

                     "MULTIEMPLOYER PLAN" means any "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                     "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                     "NET CASH PROCEEDS" means (a) the aggregate cash proceeds received by the Company or any Subsidiary in a transaction permitted under Section 9.2 (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and any such proceeds released from the Cash Collateral Account under the Revolver) and minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the Company or Subsidiary) related to such transaction, minus (c) payments made to retire Debt (other than the Notes) secured by any assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition, minus (d) Restricted Payments required to be made as a result of such sale or disposition to the extent permitted to be made pursuant to 9.9 hereof (without duplication); provided, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction.

                     "NET OFFERING PROCEEDS" means all cash received by a Credit Party or any Subsidiary thereof as a result of the sale of any Capital Stock or issuance of any Debt or the release of such proceeds from the Cash Collateral Account under the Revolver, minus customary costs and discounts of issuance paid by the Company, the proceeds of which are used in accordance with the terms of Section 7.4 to prepay outstanding Notes or other indebtedness.

                     "NOTE" and "NOTES" are defined in Section 2.

                     "NOTE AGREEMENT" means this Agreement, as it may be amended or supplemented from time to time.

                     "NOTEHOLDER" is defined in Section 2.

                     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                     "OLD NOTES" is defined in Section 1.

                     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                     "PATENT SECURITY AGREEMENT" means the Patent Security Agreement, substantially in the form of Exhibit B-4, to be executed and delivered by the Company and each applicable Guarantor, granting to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, a continuing security interest of the patents described therein to secure the Secured Obligations, together with all amendments and supplements thereto.

                     "PERMITTED ENCUMBRANCES" means, (i) as to the Collateral described in the Security Agreement, the encumbrances expressly permitted by the Security Agreement, and (ii) as to each Real Property Asset, the encumbrances expressly permitted by the Mortgage with respect to such Real Property Asset.

                     "PERMITTED FACTORING ARRANGEMENTS" has the meaning set forth in Section 9.17.

                     "PERMITTED FOREIGN DEBT" means any Debt incurred by a Foreign Subsidiary consisting of (i) any Foreign Capital Lease, (ii) any other Debt to a Person which is not affiliated with the Company or any Subsidiaries which is not secured by any of the Collateral, any Real Property Asset which is encumbered by a Mortgage or (iii) any transaction pursuant to which any Foreign Subsidiary sells any Property or other asset to another Person and then leases back such

           Property or other asset not located in any state or territory of the United States of America or the District of Columbia from such other Person and the lessor obtains no interest in any assets of the Company or any Subsidiary, other than the Property or assets leased pursuant thereto.

                     "PERMITTED PURCHASE MONEY LIEN" means any Lien on an asset which is purchased after the Effective Date, provided that (i) such Lien attaches to such asset concurrently with the acquisition, (ii) such Lien does not at any time encumber any Property other than such asset, (iii) the amount of Debt secured by such asset does not exceed the acquisition cost of the particular asset for which such Lien is granted and (iv) the aggregate principal amount outstanding at any one time of all Purchase Money Debt issued after the Closing Date and secured by Permitted Purchase Money Liens for all of the Credit Parties and their Subsidiaries shall not exceed $5,000,000.

                     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                     "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) is a Multiemployer Plan.

                     "PLAN DATE" is defined in Section 1.

                     "PLEDGED COLLATERAL" shall have the meaning set forth in the Security Agreement.

                     "PLEDGED NOTE" means any Intercompany Note which is pledged to Wachovia, as Collateral Agent, pursuant to the Security Agreement, as security for all of the Secured Obligations.

                     "PLEDGED SECURITIES" shall have the meaning set forth in the Security Agreement.

                      "PLEDGOR" shall have the meaning set forth in the Security Agreement.

                     "PRIORITY DEBT" means, without duplication, the sum of (a) all Debt of the Company secured by any Lien with respect to any property owned by the Company or any of its Subsidiaries and (b) all Debt of Subsidiaries (except Debt held by the Company or a Wholly-Owned Subsidiary).

                     "PROPERTIES" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

                     "PURCHASE MONEY DEBT" means Debt incurred by the Company or any Subsidiary incurred for the purpose of financing all or any part of the cost of acquiring an asset, which Debt is secured by a Permitted Purchase Money Lien.

                     "REAL PROPERTY ASSETS" means as of any time, all parcels of real property, owned or leased at such time directly or indirectly by any Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing.

                     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                     "RELATED DOCUMENTS" means this Agreement, the Notes, the Contribution Agreement, the Security Documents, Intercreditor Agreement, any other material document or instrument executed by the Company or any Subsidiary evidencing, relating to or securing the Notes, and any other material document or instrument executed and delivered from time to time in connection with this Agreement, the Notes, the Contribution Agreement, the Security Documents, the Intercreditor Agreement, as such documents and instruments may be amended or supplemented from time to time.

                     "REORGANIZATION PLAN" is defined in Section 1.

                     "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                     "REQUIRED SECURED PARTIES" shall have the meaning set forth in the Security Agreement.

                     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

                     "RESTRICTED PAYMENTS" means (i) any dividend or other distribution on any shares of the Company's Capital Stock (except dividends payable solely in shares of its Capital Stock), (ii) any payment (other than solely in shares of its Capital Stock) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Company's Capital Stock, or (iii) any payment by the Company of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Debt now or hereafter outstanding which Debt is subordinated to any of Secured Obligations.

                     "REVOLVER" means that certain Revolving Credit Agreement, dated as October 1, 2002, among the Company, the lenders a party thereto and Wachovia, as Administrative Agent, as it may be amended, modified, supplemented, replaced or refinanced from time to time in accordance with the terms thereof.

                     "ROLLING FOUR QUARTERS" means, with respect to any date of determination, the Fiscal Quarter then ended and the three (3) immediately preceding Fiscal Quarters considered as a single period.

                     "SECURED OBLIGATIONS" means the Notes and all of the obligations of the Company to the Noteholders pursuant to this Agreement and each of the Security Documents, including, without limitation, all interest, make whole amounts, premium, expenses and indemnification amounts.

                     "SECURED PARTIES" shall have the meaning set forth in the Security Agreement.

                     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                     "SECURITY AGREEMENT" means the Guaranty, Security and Pledge Agreement, substantially in the form of Exhibit B-2, to be executed and delivered by the Company and each Guarantor, pursuant to which, among other things, the Guarantors guaranty the Secured Obligations, the Credit Parties pledge certain equity interests of such Credit Parties and grant to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, a security interest in the personal property described therein, subject only to Permitted Encumbrances, to secure the Secured Obligations, together with all amendments and supplements thereto.

                     "SECURITY DOCUMENTS" means the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement and the Mortgages.

                     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                     "STOCKHOLDERS' EQUITY" means, at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Company and its Consolidated Subsidiaries on a consolidated after-tax basis determined in accordance with GAAP.

                     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company other than the Altamira Trust (as defined in the Plan).

                     "THIRD PARTIES" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business and on a temporary basis.

                     "TITLE COMPANY" means Fidelity National Title Insurance Company or another title insurance company of recognized national standing which is reasonably acceptable to the Required Holders.

                     "TOTAL DEBT" shall mean, at the time of determination, the then outstanding aggregate principal amount of all Debt of the Company and its Subsidiaries on a consolidated basis.

                     "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement, substantially in the form of Exhibit B-5, to be executed and delivered by the Company and each applicable Guarantor, granting to Wachovia, as Collateral Agent, for the equal and ratable benefit of the Secured Parties, a continuing security interest in the trademark collateral described therein to secure the Secured Obligations, together with all amendments and supplements thereto.

                     "WACHOVIA" shall mean Wachovia Bank, National Association.

                     "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                           EXHIBIT 1 TO NOTE AGREEMENT


                                 [FORM OF NOTE]


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW.


                              GUILFORD MILLS, INC.

                 9.89% SENIOR SECURED NOTE DUE October __, 2005

No. [R-_____]                                          [_______________], 2002
$[_______]                                             PPN[_________]

           FOR VALUE RECEIVED, the undersigned, GUILFORD MILLS, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [________________________] DOLLARS on the Maturity Date (as defined in the Note Agreement referred to below), with interest (computed on the basis of a 360-day year of twelve 30-day months) at the Applicable Rate (as defined in the Note Agreement referred to below) (a) on the unpaid balance thereof at the rate equal to the Applicable Rate from the date hereof, payable quarterly, on the __ day of January, April, July and October in each year, commencing with the January next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), or if an Event of Default under the Note Agreement shall have occurred and be continuing, at a rate per annum from time to time equal to the greater of (i) the Applicable Rate plus 2% or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association from time to time as its "base" or "prime" rate.

           Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the holder of the Note shall have designated in Schedule A to the Note Agreement or such other places as the holder shall have designated by written notice to the Company as provided in the Note Agreement referred to below.

           This Note is one of the Senior Secured Notes (herein called the "NOTES") issued pursuant to a Note Agreement, dated as of October 1, 2002 (as from time to time amended, modified or supplemented, the "NOTE AGREEMENT"), between the Company and the Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Agreement and (ii) to have made the representation set forth in Section 12 of the Note Agreement.

           This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

           This Note is also subject to optional and mandatory prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

           If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                          GUILFORD MILLS, INC.


                                          By: _____________________________
                                              Title:



                               The Prudential Life Insurance Company of America

                                                                     Exhibit B-1
                         FORM OF CONTRIBUTION AGREEMENT




               This CONTRIBUTION AGREEMENT (as amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms hereof, the "Agreement") is entered into as of October __, 2002 by and among Guilford Mills, Inc. ("GMI"), and each of the Guarantors whose signature appears at the foot hereof (collectively referred to as the "Contributors" and individually, as a "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors and GMI in connection with the Security Agreement (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Agreement.

               WHEREAS, GMI and the Contributors are parties to that certain Guaranty, Security and Pledge Agreement dated as of October __, 2002 (as said agreement may hereafter be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the "Security Agreement") among GMI, the Guarantors referred to therein, the A-Advanced Lender referred to therein (the "A-Advanced Lender"), the Noteholders referred to therein (the "Noteholders") and Wachovia Bank, National Association, as Collateral Agent for the benefit of the A-Advanced Lender and the Noteholders (in such capacity, and together with its successors and assigns, the "Collateral Agent"; and collectively with the A-Advanced Lender and the Noteholders, the "Secured Parties");

               WHEREAS, pursuant to the terms of the Security Agreement, the Contributors have guaranteed the Secured Obligations (as defined in the Security Agreement);

               WHEREAS, pursuant to the terms of the Security Agreement, each of GMI and the Contributors has granted to the Collateral Agent (for the benefit of the Secured Parties) a security interest in the Collateral as security for their respective obligations under the A-Advanced Guaranty, the Note Agreement and the Security Agreement; and

               WHEREAS, as a result of the transactions contemplated by the Security Agreement and the other Related Documents, GMI and the Contributors will benefit, directly and indirectly, from the Secured Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event that any payment is made by a Contributor under the Security Agreement, or in the event that the Collateral Agent, on behalf of the Secured Parties, exercises recourse against any of the Collateral owned by a Contributor (such payment or recourse being referred to herein as a "Contribution").

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, GMI and the Contributors hereby agree as follows:

SECTION 1. Contribution. In order to provide for just and equitable contribution among GMI and the Contributors in the event any Contribution is made by a Contributor (a "Funding Contributor") under the Security Agreement, that Funding Contributor shall be entitled to a contribution from the Contributors and GMI for all payments, damages and expenses incurred by that Funding Contributor in discharging any of the Secured Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Contributor pursuant to the Security Agreement or the fair saleable value of the Funding Contributor's portion of the Collateral against which recourse is exercised, and shall be determined as of the date on which such payment is made or recourse is exercised, as the case may be.

SECTION 2. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from extensions of credit made, directly or indirectly, by the Secured Parties to GMI under the A-Advanced Notes or the Note Agreement. Such benefits shall include (without limitation) benefits of funds constituting proceeds from the A-Advanced Notes or the Notes issued under the Note Agreement, which are deposited into the accounts of GMI by the Secured Parties which are in turn advanced or contributed by GMI to such Contributor (collectively, the "Benefits"). In the case of any such proceeds or Benefits advanced or contributed to, or received by, a Person, any of the equity interests of which are owned directly or indirectly by a Contributor (an "Owned Entity"), the Benefit Amount of such Contributor with respect thereto shall be that portion of the net value of the benefits attributable to funds or Benefits advanced or contributed to the Owned Entity equal to the direct or indirect percentage ownership of such Contributor in its Owned Entity.

SECTION 3. Contribution Obligation. GMI shall be liable to a Funding Contributor for the full amount of Secured Obligations paid by such Funding Contributor. Each Contributor shall be liable to a Funding Contributor in an amount equal to the greater of (A) the product of (i) a fraction the numerator of which is the Benefit Amount of such Contributor, and the denominator of which is the total amount of Secured Obligations and (ii) the amount of Secured Obligations paid by such Funding Contributor and (B) 95% of the excess of the fair saleable value of the property of such Contributor over the total liabilities of such Contributor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment made by a Funding Contributor is deemed made for purposes of this Agreement or any recourse is exercised against any Funding Contributor's portion of the Collateral, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral as of such date in a manner to maximize the amount of such contributions).

SECTION 4. Allocation. In the event that at any time there exists more than one Funding Contributor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from Contributors pursuant to this Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Contribution made for or on account of GMI by each such Funding Contributor pursuant to the Applicable Contribution. In the event that at any time any Contributor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3 hereof, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the Contributors (including GMI) in accordance with the provisions of this Agreement.

SECTION 5. Subrogation. Any payments made hereunder by GMI shall be credited against amounts payable by GMI pursuant to any subrogation rights of the Contributors which received such payments under this Agreement.

SECTION 6. Preservation of Rights. This Agreement shall not limit any right that any Contributor may have against any other Person which is not a party hereto.

SECTION 7. Subsidiary Payment. The amount of Contribution payable under this Agreement by any Contributor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Contributor.

SECTION 8. Equitable Allocation. If as a result of any reorganization, recapitalization, or other change in GMI or any Affiliate (as defined in the Note Agreement) or Subsidiary of GMI, or as a result of any amendment, waiver or modification of the terms and conditions governing the Security Agreement or the Secured Obligations, or for any other reason, the Contributions under this Agreement become inequitable, the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the Contributions. Any of the foregoing modifications and amendments to this Agreement shall be in writing and signed by all parties hereto.

SECTION 9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such Contribution is owing.

SECTION 10. Subordination. No payments payable by a Contributor or by GMI pursuant to the terms hereof shall be paid until all amounts outstanding under the A-Advanced Notes and the Notes issued under the Note Agreement and all other Secured Obligations have been indefeasibly paid in full (the date on which all of the foregoing occur shall be referred to herein as the "Termination Date"). Nothing contained in this Agreement shall affect the Secured Obligations or the obligations of any party hereto to any Secured Party under the Security Agreement or any other Related Document.

SECTION 11. Successors and Assigns; Amendments. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor, the rights and privileges herein conferred upon that Contributor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as specifically required under Section 8 hereof, this Agreement shall not be amended without the prior written consent of the Collateral Agent.

SECTION 12. Termination. This Agreement shall remain in effect, and shall not be terminated until the Termination Date.

SECTION 13. Conflict. In the event of a conflict between this Agreement and the Security Agreement, the provisions of the Security Agreement will govern.

SECTION 14. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 15. Counterparts. This Agreement, and any modifications or amendments hereto may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument.

SECTION 16. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have executed this Agreement.











                            [SIGNATURE PAGE FOLLOWS]

                     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.



                                             GUILFORD MILLS, INC.



                                             By:________________________________
                                                Name:
                                                Title:


                                            GUARANTORS:

                                            CURTAINS AND FABRICS, INC.
                                            GOLD MILLS, INC.
                                            RASCHEL FASHION INTERKNITTING, LTD.
                                            GFD FABRICS, INC.
                                            GFD SERVICES, INC.
                                            MEXICAN INDUSTRIES OF
                                                NORTH CAROLINA, INC.
                                            HOFMANN LACES, LTD.
                                            ADVISORY RESEARCH SERVICES, INC.
                                            GUILFORD MILLS (MICHIGAN), INC.
                                            GUILFORD AIRMONT, INC.
                                            GOLD MILL FARMS, INC.
                                            GMI COMPUTER SALES, INC.
                                            TWIN RIVERS TEXTILE PRINTING AND
                                               FINISHING


                                            By:_________________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT B-2



                 FORM OF GUARANTY, SECURITY AND PLEDGE AGREEMENT

           GUARANTY, SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of October __, 2002, by and among Guilford Mills, Inc., a Delaware corporation ("GMI"), and the subsidiaries of GMI signatory hereto (the "Guarantors"; and together with GMI, the "Credit Parties"), Wachovia Bank, National Association, as lender (in such capacity, and together with its successors and assigns, the "A-Advanced Lender") under the A-Advanced Notes (as hereinafter defined), the holders of notes (in such capacity, and together with their successors and assigns, the "Noteholders") issued under the Note Agreement (as hereinafter defined) and Wachovia Bank, National Association, as collateral agent on behalf of the A-Advanced Lender and the Noteholders (in such capacity, and together with its successors and assigns, the "Collateral Agent"; and collectively with the A-Advanced Lender and the Noteholders, the "Secured Parties").

           WHEREAS, A-Advanced Mini-Storage, LLC ("A-Advanced") has issued to the A-Advanced Lender that certain Note dated October 21, 1998 in the principal amount of $2,300,000 and that certain Note dated March 9, 2000 in the principal amount of $250,000 (as the same may be amended, supplemented or otherwise modified from time to time, the "A-Advanced Notes");

           WHEREAS, in accordance with the Plan of Reorganization (as hereinafter defined) GMI has delivered that certain Unconditional Guaranty dated as of the date hereof in favor of the A-Advanced Lender (the "A-Advanced Guaranty") pursuant to which GMI has guaranteed all obligations of A-Advanced owing to the A-Advanced Lender up to a maximum principal amount of $2,286,877, together with accrued and unpaid interest on such principal amount and fees and expenses;

           WHEREAS, the Noteholders have entered into a Note Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Note Agreement"), with GMI pursuant to which GMI has issued 9.89% Senior Secured Notes due October __, 2005 in an aggregate principal amount equal to $135,000,000 (the "Notes");

           WHEREAS, pursuant to the terms of the Intercreditor Agreement (as hereinafter defined), the A-Advanced Lender and the Noteholders have appointed the Collateral Agent to act as agent on their behalf with respect to the Collateral (as hereinafter defined); and

           WHEREAS, the execution of this Agreement, the issuance of a guaranty by the Guarantors and the granting of a security interest, pledge and lien on substantially all of the assets of the Credit Parties is required by the terms of the Note Agreement and the A-Advanced Guaranty.

           NOW, THEREFORE, the parties hereto agree as follows:

           SECTION 1. DEFINITIONS

            "A-Advanced Guaranty Obligations" shall mean the obligations of GMI (and any other obligor under the A-Advanced Guaranty) to pay the "Guaranteed Obligations" as such term is defined in the A-Advanced Guaranty.

           "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

           "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

           "Administrative Agent" shall mean Wachovia Bank, National Association in its capacity as administrative agent under the Credit Agreement.

           "Altamira Trust" shall mean the trust created on the Effective Date and governed by the Altamira Trust Agreement.

           "Altamira Trust Agreement" shall mean the Altamira Trust Agreement and Declaration of Trust dated as of the date hereof by and between GMI and Wilmington Trust Company.

           "Applicable Law" shall mean all applicable provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York.

           "Capital Stock" shall mean (i) with respect to corporate stock, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, any Preferred Stock or (ii) with respect to any other evidence of beneficial ownership of any entity which is not a corporation, any and all partnership interests or any other equity interests or evidences of beneficial ownership, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) a partnership interest or other equity interest or evidence of beneficial ownership.

           "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 of the Credit Agreement and section 4 of the Note Agreement shall have been satisfied or waived.

           "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to (i) all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to, all goods, accounts, accounts receivable (other than accounts receivable actually sold in a factoring transaction not prohibited by the Note

Agreement), instruments, intercompany obligations, contract rights, partnership and joint venture interests, interests in limited liability companies, interests in trusts (including, without limitation, the Altamira Trust, and the Altamira Trust Agreement) documents, chattel paper, electronic chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, patents, insurance proceeds, cash, deposit accounts, letter of credit rights, supporting obligations, fixtures and the Pledged Securities, and any proceeds or products of, income from, any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing;
(ii) all books, records, ledger cards, computer tapes and diskettes wherever located, related to the Collateral described in clause (i) or (iii) of this definition or any of the Real Property Assets; and (iii) the Pledged Collateral.

           "Credit Agreement" shall mean that certain Credit, Security, Guaranty and Pledge Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among GMI and certain of its Subsidiaries, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders pursuant to which the Lenders have agreed to make loans and other extensions of credit to GMI.

           "Effective Date" shall mean the "Effective Date" under and as defined in the Plan of Reorganization.

           "Environment" shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air and all other natural resources.

           "Environmental Claim" shall mean any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

           "Environmental Law" shall mean any and all applicable federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees, binding agreements or consent decrees entered into or issued by a Governmental Authority or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or worker health and safety, as now or at any time hereafter in effect, including without limitation, any applicable provisions of the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C.

ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 651 et seq., together, in each case, with any amendment thereto, and the regulations adopted thereunder.

           "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required for the ownership or operations of each Credit Party by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

           "Event of Default" shall mean the occurrence of a "Default" by GMI as defined in the A-Advanced Guaranty or an "Event of Default" as defined in the Note Agreement.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

           "Hazardous Materials" shall mean any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "insecticides," "pesticides," "rodenticides" or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls "Intercreditor Agreement" shall mean the Intercreditor and Collateral Agency Agreement executed by the Collateral Agent, the Administrative Agent, the Noteholders and the A-Advanced Lender.

           "Issuing Bank" shall mean Wachovia Bank, National Association in its capacity as issuing bank under the Credit Agreement.

           "Lenders" shall mean, collectively, the lenders set forth on the signature pages to the Credit Agreement and their respective successors and assigns.

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

           Material Adverse Effect" shall mean any event or condition that (i) has a material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) or prospects of the GMI or the

Credit Parties taken as a whole, (ii) materially impairs the ability of the GMI or the Credit Parties taken as a whole to perform their respective obligations under any Related Document to which it is or will be a party or (iii) materially and adversely affects the Liens granted to the Collateral Agent (for the benefit of Secured Parties) or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Collateral Agent or the Secured Parties; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

           "Mortgage" shall mean any one, or more, or all, as the context shall require, of a mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, as applicable in the relevant state, conveying a Lien on Real Property Assets described therein owned by a Credit Party (or its leasehold interests therein) to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, subject only to the Permitted Encumbrances (as defined in the Note Agreement) applicable thereto, as security for payment of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time, subject, as to any leasehold property, to obtaining any necessary landlord consent, as contemplated in Section 8.9 of the Note Agreement.

           "Note Obligations" shall mean at any date, the obligations of GMI (and any other obligor under the Note Agreement including, without limitation, any guarantor of the Notes) to pay principal of and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, or otherwise, and all other amounts due or to become due under or in connection with the Note Agreement and the Notes and the performance of all other obligations to the Noteholders under the Note Agreement and the Notes according to the terms thereof.

           "Permitted Liens" shall mean the Liens permitted under Section 9.7 of the Note Agreement.

           "Plan of Reorganization" shall mean the amended plan of reorganization filed with the Bankruptcy Court on August 15, 2002, with respect to those certain cases pending under Chapter 11 of the Bankruptcy Code in the Southern District of New York by (i) GMI and certain of its subsidiaries (Case Nos. 02-40666 through 02-40676 (BRL) which cases are jointly administered as Case No. 02-40667 (BRL)), with such further amendments as may be approved by the Collateral Agent and the Administrative Agent.

           "Pledged Collateral" shall mean the Pledged Securities and any proceeds or products thereof or income therefrom, in any form, together with (i) all profits, dividends and distributions to which a Credit Party shall at any time be entitled in respect of its Pledged Securities; (ii) all other payments, if any, due or to become due to a Credit Party in respect of its Pledged Securities, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of a Credit Party's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under or arising out of the ownership of such Credit Party's Pledged Securities; (iv) all present and future claims, if any, of a Credit Party against the applicable entity in which such Credit Party owns its Pledged Securities or under or arising out of the applicable partnership or operating agreement, as applicable, for monies loaned or advanced, for services rendered or otherwise; (v) to the extent permitted by Applicable Law, all of a Credit Party's rights, if any, under the applicable partnership or operating agreement, as applicable, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Credit Party relating to its Pledged Securities, including, without limitation, any power to terminate, cancel or modify the applicable partnership or operating agreement, as applicable, to execute any instruments and to take any and all other action on behalf of and in the name of such Credit Party in respect of its Pledged Securities and the entity in which such Credit Party owns its Pledged Securities, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of the applicable entity, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (vi) to the extent not otherwise included, any and all proceeds (as defined in Section 9-315 of the UCC) of any or all of the foregoing.

           "Pledged Securities" shall mean (i) 100% of the issued and outstanding Capital Stock of those Subsidiaries (or, in the case of foreign Subsidiaries which are owned by GMI or another Credit Party, 100% of the non-voting Capital Stock of such foreign Subsidiary, plus Capital Stock possessing up to but not exceeding 65% of the voting power of all classes of Capital Stock of such foreign Subsidiary entitled to vote) directly owned or controlled by a domestic Credit Party and initially listed on Schedule 5.6 hereto or hereafter acquired by such Credit Party and (ii) all other equity interests now or hereafter owned by a domestic Credit Party initially listed on
Schedule 5.6 hereto, in each case, under the heading "Pledged Capital Stock and Other Pledged Equity Interests". Notwithstanding the foregoing, in the event that a change in Applicable Law permits a Credit Party to pledge Capital Stock of its foreign Subsidiary exceeding 65% of the voting power of all classes of Capital Stock of such foreign Subsidiary without creating a material adverse tax impact on GMI, "Pledged Securities" shall include all additional Capital Stock that may be so pledged after such change in Applicable Law.

           "Pledgor" shall mean a Credit Party that owns any of the Pledged Securities.

            "Preferred Stock" shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer thereof, over shares of Capital Stock of any other class of such issuer.

           "Premises" shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

            "Real Property Assets" shall mean as of any time, all parcels of real property, owned or leased at such time directly or indirectly by any Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing.

           "Related Documents" shall have the meaning set forth in the Note Agreement.

           "Release" shall mean shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment

           "Required Secured Parties" shall mean, at any time, Noteholders and the A-Advanced Lender who hold in the aggregate greater than 50% of the principal amount or the then outstanding Notes plus the A-Advanced Notes guaranteed by GMI pursuant to the A-Advanced Guaranty.

           "Secured Obligations" shall mean (i) the Note Obligations, (ii) the A-Advanced Guaranty Obligations and (iii) any other sums payable by the Credit Parties under this Agreement, including without limitation in respect of the Guaranty set forth in Section 2 hereof.

           "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

           "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

           SECTION 2. GUARANTY

           SECTION 2.1 Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Secured Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Secured Obligation.

           (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Secured Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against GMI or any Guarantor or any other guarantor under the provisions of this Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, any notes evidencing any of the Secured Obligations or of any other document executed in connection herewith; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent for the Secured Obligations or any of them; (v) the failure of any Secured Party to exercise any right or remedy against any other Guarantor or any other guarantor of the Secured Obligations; or (vi) the release or substitution of any Guarantor or guarantor.

           (c) Each Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by any Secured Party to any security held for payment of the Secured Obligations or to any balance of any deposit, account or credit on the books of any Secured Party in favor of GMI or any Guarantor, or to any other Person.

           (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of GMI, the other Guarantors and any other guarantors and any circumstances affecting the Collateral or the Real Property Assets or the Pledged Securities or the ability of GMI to perform under this Agreement.

           (e) Each Guarantor's obligations under the guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations, or any instrument evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Real Property Asset or Pledged Collateral securing any Secured Obligation or by any other circumstance relating to the Secured Obligations which might otherwise constitute a defense to this Guaranty. No Secured Party makes any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Secured Obligations or any collateral security for the Secured Obligations.

           SECTION 2.2 No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Secured Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under this Agreement or any other document executed in connection herewith, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the termination of the A-Advanced Guaranty and the Note Agreement.

           SECTION 2.3 Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured

Party upon the bankruptcy or reorganization of GMI or a Guarantor, or otherwise. In furtherance of the provisions of this Section 2, and not in limitation of any other right which any Secured Party may have at law or in equity against GMI, a Guarantor or any other Person by virtue hereof, upon failure of GMI to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by any Secured Party, forthwith pay or cause to be paid to the Collateral Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of all the Secured Obligations with interest thereon at a rate of interest equal to the applicable default rate, and thereupon the Collateral Agent shall assign such Secured Obligation, together with all security interests, if any, then held by the Collateral Agent in respect of such Secured Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Collateral Agent on behalf of the Secured Parties with regard to amounts payable by GMI in connection with the remaining unpaid Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding) and to be pro tanto to the extent to which the Secured Obligation in question was discharged by the Guarantor or Guarantors making such payments.

           (b) All rights of a Guarantor against GMI, arising as a result of the payment by such Guarantor of any sums to the Collateral Agent for the benefit of the Secured Parties or directly to the Secured Parties hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior indefeasible payment in full in cash of all the Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of GMI, such amount shall be held in trust for the benefit of the Collateral Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Collateral Agent on behalf of the Secured Parties to be credited and applied to the Secured Obligations, whether matured or unmatured.

           SECTION 2.4 Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Section 2, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Section 2 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Section 2, any other agreement or Applicable Law shall be taken into account.

           SECTION 3. GRANT OF SECURITY INTEREST; REMEDIES

           SECTION 3.1 Security Interests. Each Credit Party, as security for the due and punctual payment of the Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of GMI whether or not post filing interest is allowed in such proceeding), hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Collateral Agent (for the benefit of the Secured Parties) and grants to the Collateral Agent (for the benefit of the Secured Parties) a security interest in the Collateral.

           SECTION 3.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement and the other documents executed in connection herewith, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

           SECTION 3.3 Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Section 3, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Collateral Agent, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of any Secured Party being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Collateral Agent to be applied to the repayment of the Secured Obligations in accordance with the provisions of Section 3.6 hereof.

           SECTION 3.4 Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name (on behalf of the Secured Parties) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Collateral Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Collateral Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Collateral Agent may make such payments and take all such actions as the Collateral Agent reasonably deems necessary to protect the Collateral Agent's (on behalf of the Secured Parties) security interests in the Collateral and/or the value thereof, and the Collateral Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Collateral Agent appear to be equal to, prior to or superior to the security interests of the Collateral Agent (on behalf of the Secured Parties) in the Collateral and any Liens not expressly permitted by this Agreement or the Note Agreement.

           SECTION 3.5 Possession, Sale of Collateral, etc. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may lawfully enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Collateral Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Collateral Agent shall decide, in one or more sales or parcels, at such prices as the Collateral Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, with ten
(10) days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and no Secured Party shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and any Secured Party or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this
Section 3, the Secured Parties may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Secured Parties by any Credit Party hereunder as a credit against the purchase price. The Collateral Agent and the other Secured Parties shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Collateral Agent nor any other Secured Party shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Collateral Agent and any other Secured Party harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Collateral Agent or any other Secured Party pursuant to this Section 3, or arising out of any act of, or omission to act on the part of, such Person (other than the Collateral Agent and any other Secured Party) prior to such taking of actual possession or control by such Secured Party (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by such Secured Party; and (ii) neither the Collateral Agent nor any other Secured Party shall have any liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence as determined by a final order or judgment of a court of competent jurisdiction. In any action hereunder, the Collateral Agent and any other Secured Party shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Collateral Agent and/or any other Secured Party shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of such Secured Party to payment of the Secured Obligations.

           SECTION 3.6 Application of Proceeds on Default. Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the balance in any account of any Credit Party with a Secured Party, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Collateral Agent in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, court costs, reasonable attorney's fees and expenses and reasonable financial consultants' fees incurred by the Collateral Agent and then to the indefeasible payment in full in cash of the Secured Obligations in accordance with the Intercreditor Agreement. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

           SECTION 3.7 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Collateral Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Collateral Agent with full power and right to cause the mail of such Persons to be transferred to the Collateral Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the documents executed in connection herewith, and each Credit Party hereby ratifies and confirms all that the Collateral Agent or its substitutes shall properly do by virtue hereof; and (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Collateral Agent, such other Person or such Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Collateral Agent (for the benefit of the Secured Parties), (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions hereof and of the documents executed in connection herewith that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Collateral Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Collateral Agent for the benefit of the Secured Parties hereunder and under the other documents executed in connection herewith and (iv) to do any and all other things necessary or proper to carry out the intention of this Agreement and the grant of the security interests hereunder and under the other documents executed in connection herewith. Each of the Credit Parties hereby ratifies and confirms in advance all that the Collateral Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney in accordance with the terms hereof.

           SECTION 3.8 Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Collateral Agent to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Collateral Agent (for the benefit of the Secured Parties) on the Collateral, in all cases without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Collateral Agent shall provide copies of any such documents or instruments to GMI. Each Credit Party further authorizes the Collateral Agent upon the occurrence of an Event of Default arising from the failure to timely make a payment of principal, interest, fees or other amounts owing to a Secured Party, and during the continuation of any such Event of Default, to notify any Account Debtors or tenants that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Collateral Agent.

           SECTION 3.9 Further Assurances. Upon the request of the Collateral Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Collateral Agent, to carry out the provisions and purposes of this Section 3 or to perfect and preserve the Liens of the Collateral Agent for the benefit of the Secured Parties hereunder and under the documents executed in connection herewith, in the Collateral or any portion thereof.

           SECTION 3.10 Termination and Release. The security interests granted under this Section 3 shall terminate upon the later of termination of the A-Advanced Guaranty and termination of the Note Agreement. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Collateral Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it (for the benefit of the Secured Parties) hereunder. Upon the written request of the Credit Parties, the Collateral Agent shall at the sole cost and expense of the applicable Credit Party release its security interest (i) in all personal property located in or appurtenant to a leased Real Property Asset upon the expiration or termination without renewal of the lease for such Real Property Asset and (ii) in any Collateral sold, transferred or otherwise disposed of by any Credit Party to the extent such sale, transfer or other disposition is permitted by and made in accordance with the terms of the Note Agreement and the Intercreditor Agreement.

           SECTION 3.11 Remedies Not Exclusive. The remedies conferred upon or reserved to the Collateral Agent in this Section 3 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent and any other Secured Party shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

           SECTION 3.12 Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Secured Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Credit Party or otherwise.

           SECTION 4. PLEDGE

           SECTION 4.1 Pledge. Each Pledgor, as security for the due and punctual payment of the Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of GMI whether or not post filing interest is allowed in such proceeding) in the case of GMI and as security for its obligations under Section 2 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent for the benefit of the Secured Parties, a security interest in all Pledged Collateral now owned or hereafter acquired by it. To the extent not previously delivered to the Collateral Agent in its capacity as agent for the Lenders, the Pledgors shall deliver to the Collateral Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Collateral Agent or its counsel shall reasonably request. Each delivery of securities being pledged hereunder shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder. Each schedule so delivered shall supersede any prior schedules so delivered.

           SECTION 4.2 Covenant. Each Pledgor covenants that as stockholder or partner or member of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, Preferred Stock or other equity securities or interests of any of its respective Subsidiaries or any securities convertible or exchangeable into common or Preferred Stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Collateral Agent (for the benefit of the Secured Parties); provided that with respect to a foreign Subsidiary for which a Pledgor has pledged 65% of the Capital Stock thereof pursuant to the terms hereof, such Pledgor need only pledge to the Collateral Agent (for the benefit of the Secured Parties) the percentage of such securities required in order to maintain an overall pledge of 65% of the Capital Stock of such Subsidiary).

           SECTION 4.3 Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, upon the occurrence or continuation of an Event of Default, the Collateral Agent shall have the right (in its sole discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of itself and any of the Secured Parties) or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Upon the occurrence or continuation of an Event of Default, the Collateral Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

           SECTION 4.4 Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

           (b) All dividends or distributions of any kind whatsoever (other than (x) cash dividends or (y) distributions expressly permitted by Section 9.9 of the Note Agreement) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and shall immediately be delivered to the Collateral Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Secured Parties, segregated from such Pledgor's own assets, and shall be delivered to the Collateral Agent.

           (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Collateral Agent of the transfer of such rights to the Collateral Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this
Section 4.4 and (ii) to receive and retain any dividends and distributions, shall cease, and all such rights shall thereupon become vested in the Collateral



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
Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such dividends and distributions until such time as such Event of Default has been cured.

           SECTION 4.5 Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Collateral Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Collateral. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole discretion) determine. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any sale or sales made pursuant to this Section 4.5, the Collateral Agent or any other Secured Party may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Collateral offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Collateral Agent or any other Secured Party by any Credit Party as a credit against the purchase price; and the Collateral Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Collateral without further accountability therefor to any Pledgor or any third party (other than to the Secured Parties). The Collateral Agent shall in any such sale make no representations or warranties with respect to the Pledged Collateral or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. The Collateral Agent may exercise, either by itself or by its nominee or designee, in the name of the applicable Pledgor(s), all of the rights, powers and remedies granted to the Collateral Agent in this Section 4 in respect of any Pledged Collateral, any organizational document pursuant to which any Pledgor owns its Pledged Collateral, and may exercise and enforce all of the Collateral Agent's rights and remedies hereunder and under law. Each Pledgor hereby agrees (i) it will indemnify and hold each of the Collateral Agent and any other Secured Party harmless from and against any and all claims with respect to the Pledged Collateral asserted before the taking of actual possession or control of the Pledged Collateral by the Collateral Agent pursuant to this Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Collateral Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Collateral Agent and (ii) the Collateral Agent and any other Secured Party shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

           SECTION 4.6 Application of Proceeds of Sale and Cash. Subject to the provisions of the Intercreditor Agreement, the proceeds of sale of the Pledged Collateral sold pursuant to Section 4.5 hereof shall be applied by the Collateral Agent on behalf of the Secured Parties to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by either the Collateral Agent in connection with such sale, including, without limitation, all court costs, the reasonable fees and expenses of counsel for the Collateral Agent in connection therewith, the reasonable fees and expenses of any financial consultants in connection therewith and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Collateral Agent in enforcing this Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Secured Obligations or any Guaranty thereof, including, without limitation, court costs, the reasonable attorneys' fees and expenses incurred by the Collateral Agent in connection therewith and the reasonable fees and expenses of any financial consultants in connection therewith and then to the indefeasible payment in full in cash of the Secured Obligations. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

           SECTION 4.7 Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Collateral Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Secured Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Collateral Agent or any other Secured Party responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 4.7 would apply if, for example, the Collateral Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Collateral Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

           SECTION 4.8 Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

           SECTION 4.9 Termination. The pledge referenced herein shall terminate upon the later of the termination of the A-Advanced Guaranty and the termination of the Note Agreement, at which time the Collateral Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Collateral Agent and at the expense of the Pledgors.

           SECTION 5. REPRESENTATIONS AND WARRANTIES

           SECTION 5.1 Credit Parties and their Subsidiaries. (a) Annexed hereto as Schedule 5.1 is a correct and complete list as of the date hereof, of each Credit Party and each Subsidiary of a Credit Party showing, as to each, (i) its exact legal name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) its type of organization, (iv) in the case of a Credit Party, its taxpayer identification number and organizational identification number if it has one, (v) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock, (vi) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, (vii) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests and (viii) in the case of each Credit Party, the location of its chief executive office and the location where it keeps the records concerning the Collateral or any Real Property Asset or any item included in the Collateral.

           (b) As of the date hereof, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party or as set forth on Schedule 5.1 hereto.

           (c) As of the date hereof, no Credit Party is a limited or general partner in any joint venture or partnership, except as set forth on Schedule 5.1 hereto.

           SECTION 5.2 Patents, Trademarks, Copyrights and Other Rights. (a) The Credit Parties and their Subsidiaries possess all patents, patent rights and licenses, trademarks, service marks, tradenames, trademark rights and licenses, copyrights, copyright rights and licenses and any other similar rights, free from burdensome restrictions, which are material to the conduct of their respective businesses (collectively the "Proprietary Rights") and have duly recorded their interest in the United States Patent and Trademark Office or the United States Copyright Office as applicable. Schedule 5.2 lists all registered Proprietary Rights, and all Proprietary Rights as to which an application for registration has been made, owned and used or held for use by any Credit Party or any Subsidiary of a Credit Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the Credit Party or Subsidiary thereof which owns such Proprietary Right; (iii) the jurisdictions or government offices by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and
(iv) all licenses, sublicenses and other agreements to which a Credit Party or Subsidiary thereof is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Credit Party or Subsidiary thereof, the identity of the licensor, and as to licenses granted by a Credit Party or Subsidiary thereof, the identity of the licensee. To the best of the Credit Parties' knowledge, a Credit Party or Subsidiary thereof is either
(1) the sole and exclusive owner (excluding licenses granted by a Credit Party or Subsidiary thereof) of all right, title and interest in and to (free and clear of any Lien) the Proprietary Rights described in Schedule 5.2 hereto and has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien) the Proprietary Rights described in Schedule 5.2 hereto and has the rights to the use thereof or material covered thereby (other than, in the case of each of clauses (1) and (2) above, Proprietary Rights for which an application is pending) in connection with the services or products in respect of which they are being used.

           (b) Except as set forth on Schedule 5.2 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Credit Parties' knowledge, threatened, against a Credit Party or Subsidiary thereof that involves a claim of infringement of any Proprietary Right and (ii) no Credit Party has any knowledge of any existing infringement by any other Person of any of the Proprietary Rights.

           SECTION 5.3 Fictitious Names. Except as disclosed on Schedule 5.3 hereto, none of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name.

           SECTION 5.4 Title to Properties. (a) Except as set forth on Schedule
5.4 hereto, the Credit Parties and their Subsidiaries have good title to (and with respect to Real Property Assets, good and marketable title to, or valid leasehold interests in) each of the properties and assets reflected on the financial statements most recently delivered to the Collateral Agent (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements or as permitted hereunder) and all such properties and assets are free and clear of Liens, except Permitted Liens.

           (b) Each of the Credit Parties has complied in all material respects with all leases to which it is a party, and is aware of no defaults under any such lease or any conditions which with the passage of time or delivery of notice would constitute a default thereunder and all such leases are in full force and effect. Each of the Credit Parties which is a lessee under any lease, enjoys peaceful and undisturbed possession of the Real Property Assets leased pursuant to such lease, subject to Permitted Liens.

           (c) No Credit Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property Asset or any sale or disposition thereof in lieu of condemnation, except as otherwise set forth on Schedule 5.4.

           (d) No Credit Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except for such rights of first refusal, options or other contractual rights described on Schedule 5.4 hereto.

           SECTION 5.5 Security Interest. (a) This Agreement and the other Related Documents (other than the Mortgages), when executed and delivered, will create and grant to the Collateral Agent for the benefit of the Secured Parties (upon the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 5.5 hereto) a valid and first priority perfected security interest in the Collateral, subject only to Permitted Liens.

           (b) The Mortgages, when executed and delivered, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties' respective right, title and interest in and to all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof. The Mortgages shall constitute fully perfected Liens on, and fully perfected first priority security interests in, all right, title and interest of the Credit Parties' in all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof, in each case subject only to Permitted Liens.

           SECTION 5.6 Pledged Securities. (a) Annexed hereto as Schedule 5.6 under the heading "Pledged Capital Stock and Other Pledged Equity Interests" is a correct and complete list as of the date hereof, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other equity interests are being pledged, the Credit Party who is pledging such stock or other equity interests, the stock certificate number (if applicable) and the number of shares or amount of the capital stock or other equity interests being pledged hereunder. Also set forth on Schedule 5.6 under the heading "Non-Pledged Capital Stock" is a list of the Subsidiaries directly or indirectly owned or controlled by a Credit Party whose Capital Stock will not be pledged hereunder. Each Credit Party (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Credit Party, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Agreement, the other Related Documents, the Credit Agreement, the Note Agreement and the A-Advanced Guaranty and, solely with respect to Pledged Securities of a foreign Subsidiary, the Permitted Liens and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Agreement without the consent of any Person or Governmental Authority whatsoever.

           (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.

           (c) There are no restrictions on the transfer of any of the Pledged Securities which limit the ability of a Credit Party to pledge such securities or interests (as applicable) to the Collateral Agent (for the benefit of the Secured Parties) other than those contained in the Shareholders' Agreement, dated August 18, 1994, by and between Jacob Zaidenweber Cwilich and the Borrower.

           (d) There are no warrants, options, conversion or similar stock purchase rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the Capital Stock or other equity interests of any issuer of any of the Pledged Securities.

           (e) There are no securities or obligations of any kind convertible into any shares of the Capital Stock or other equity interests of any issuer of any of the Pledged Securities; and

           (f) Section 4 of this Agreement is effective to create a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Credit Parties in the Pledged Collateral and upon the delivery of the Pledged Securities to the Collateral Agent, such security interest and Lien constitute a fully perfected security interest and Lien upon all right, title and interest of the Credit Parties in the Pledged Collateral.

           SECTION 6. AFFIRMATIVE COVENANTS

           From the date hereof, each Credit Party agrees that, unless the Secured Parties shall otherwise consent in writing, each of them will:

           SECTION 6.1 Liens. Defend the Collateral (including, without limitation, the Pledged Securities) and the Real Property Assets against any and all Liens, claims and other impediments howsoever arising, other than Permitted Liens, and in any event defend the same against any attempted foreclosure.

           SECTION 6.2 Further Assurances; Security Interests. (a) Upon the request of the Collateral Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of such Agent or its counsel to carry out the provisions and purposes of this Agreement.

           (b) Upon the request of the Collateral Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Collateral Agent or its counsel, to provide the Collateral Agent for the benefit of the Secured Parties a perfected Lien in the Collateral and all the Real Property Assets, and any and all documents (including, without limitation, an amendment or supplement of any financing statement and a continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which either Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Collateral Agent for the benefit of the Secured Parties the security interest in the Collateral and the Real Property Assets contemplated hereunder, subject only to Permitted Liens.

           (c) Promptly undertake to deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations and approvals, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent or its counsel shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent for the benefit of the Secured Parties including, without limitation, updated copies of Schedule A and Schedule B to the Trademark Security Agreement or the Patent Security Agreement, respectively (each as defined in the Note Agreement), at the end of any fiscal quarter in which a Credit Party applies for the registration of, registers or otherwise acquires any patent or trademark (as applicable) not listed on Schedule A to the relevant Agreement or any patent license or trademark license (as applicable) not listed on Schedule B to the relevant Agreement..

           (d) Without limiting the generality of the foregoing provisions of this Section 6.2, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning the properties set forth on Schedule 5.4 hereto.

           SECTION 6.3 Subsidiaries. Deliver to the Collateral Agent reasonably promptly after formation or acquisition of any new domestic subsidiary (but in any event prior to commencement of operations by such subsidiary), an instrument of assumption and joinder executed by such subsidiary, appropriate UCC-1 financing statements, mortgages and/or other security documents, organizational documents and written opinions of counsel, all as may be reasonably requested by the Collateral Agent or its counsel and all in form and substance reasonably satisfactory to the Collateral Agent and its counsel and if applicable, certificates or other instruments (if any) representing 100% of the stock or other equity interests of such subsidiary and of any direct domestic subsidiary of such subsidiary (or, in the case of foreign subsidiaries which are owned by such new subisidiary, 65% of the issued and outstanding stock or other equity interests of such foreign subsidiary to the extent that a higher percentage would have a material adverse tax impact on a credit party), together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument.

           SECTION 6.4 Lease Agreements. From time to time (i) furnish to the Collateral Agent such information and reports regarding any lease agreement with respect to a Real Property Asset to which a Credit Party or any Subsidiary thereof is a party as the Collateral Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Collateral Agent, make such demands and requests for information, reports or action to the other parties to a lease agreement to which a Credit Party or any Subsidiary thereof is a party, as the Credit Party or Subsidiary is entitled to make under each such lease agreement.

           SECTION 6.5 After-Acquired Real Property Assets. If, after the Closing Date, any Credit Party purchases, leases or otherwise acquires any Real Property Asset, (a) promptly, but in any event within thirty (30) days after such purchase, lease or acquisition, provide written notice thereof to the Collateral Agent, setting forth with specificity a description of such Real Property Asset acquired and (b) if the Collateral Agent so requests, the applicable Credit Party shall promptly execute and deliver to the Collateral Agent, a Mortgage and such other documents or instruments as the Collateral Agent shall reasonably request with respect to such Real Property Asset.

           SECTION 6.6 Subordination, Non-Disturbance and Attornment Agreements, Etc. (a) Use all commercially reasonable efforts to deliver to the Collateral Agent as soon as reasonably practicable after the Closing Date, executed and acknowledged subordination, non-disturbance and attornment agreements and estoppel certificates, in form and substance reasonably satisfactory to the Collateral Agent and GMI, with respect to all leases reasonably designated by the Collateral Agent encumbering the Real Property Assets and which by their terms are not subject and subordinate to the Mortgages; provided, that commercially reasonable efforts shall not be construed as requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement.

           (b) Use all commercially reasonable efforts to deliver to the Collateral Agent as soon as reasonably practicable after the Closing Date, such other certificates, documents and agreements respecting any Real Property Asset leased by GMI or any of its Subsidiaries as lessee, as the Collateral Agent may, in its sole discretion, request (including, but not limited to, estoppel certificates from lessors under any such lease, consents from lessors under any such lease, modifications of any such lease to incorporate customary leasehold financing provisions, a recordable memorandum of any such lease, and a non-disturbance agreement from the holder of each mortgage covering the real property demised by any such lease); provided, that commercially reasonable efforts shall not be construed as requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement.

           SECTION 6.7 Environmental Laws. (a) Promptly notify the Collateral Agent upon any Credit Party gaining actual knowledge of any violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other violations of, or liability under, Environmental Law is reasonably be expected to have a Material Adverse Effect, and promptly furnish to the and the Collateral Agent all written notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

           (b) Comply with and use commercially reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all Environmental Permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

           (c) Indemnify, defend and hold harmless the Secured Parties, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees (including cost of in-house counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under or from any Premises; (B) any violation of any Environmental Law or Environmental Permit by any Credit Party or any Subsidiary of any Credit Party; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Credit Party or any Subsidiary of any Credit Party; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; and
(E) any breach of any environmental representation or covenant in this Agreement (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of each Credit Party under this Section 6.7 shall survive the termination of this Agreement, the Note Agreement, the A-Advanced Guaranty and the payment of the Secured Obligations indefinitely.

           SECTION 7. NEGATIVE COVENANTS

           From the date hereof, each Credit Party agrees that, unless the Secured Parties shall otherwise consent in writing, it will not:

           SECTION 7.1 Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral, any Real Property Asset or Pledged Securities, change its name, change its corporate structure, change its jurisdiction of incorporation or organization, change its organization identification number or obtain an organizational identification number if it did not previously have one without in each case (i) giving the Collateral Agent thirty (30) days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by either such Agent to maintain perfection of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and in each Real Property Asset.

           SECTION 7.2 Sales of Assets. Sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, except as permitted by
Section 9.2 of the Note Agreement as in effect on the date hereof.

           SECTION 8. MISCELLANEOUS

           SECTION 8.1 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each of the Credit Parties hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any of the Credit Parties in respect of the Secured Obligations.

           SECTION 8.2 Indemnity and Expenses. (a) Each Credit Party, jointly and severally, agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly resulting from the Collateral Agent's own gross negligence, willful misconduct or bad faith.

           (b) The Credit Parties will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses (as to which invoices have been furnished), including the reasonable fees and disbursements of its counsel and any experts and agents, which the Collateral Agent may incur in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any of the Credit Parties to perform or observe any of the provisions hereof.

           (c) The Credit Parties assume all responsibility and liability arising from the use of the patents, patent rights and licenses, trademarks, service marks, tradenames, trademark rights and licenses, copyrights, copyright rights and licenses and any other similar rights which are material to the conduct of their respective businesses.

           (d) Each of the Credit Parties agrees that the Collateral Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Credit Parties, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Collateral Agent, each of the Credit Parties hereby jointly and severally agree to indemnify and hold the Collateral Agent harmless with respect to any and all claims by any person relating thereto.

           SECTION 8.3 Amendments, Supplements and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Credit Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Credit Parties and the Required Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the separate written consent of the A-Advanced Lender shall be required in connection with any amendment, supplement or waiver that (i) amends the provisions of this Section 8.3 or the definition of A-Advanced Lender or Noteholders hereunder, (ii) adversely affects the voting percentages, priority or pari passu rights to the Collateral of the A-Advanced Guaranty Obligations as such obligations relate to the Note Obligations or (iii) adversely affects the rights of the A-Advanced Lender unless the rights of the Noteholders are also adversely affected and the adverse impact on the A-Advanced Lender is not disproportionately worse than the adverse impact on the Noteholders.

           SECTION 8.4 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Intercreditor Agreement.

           SECTION 8.5 Successors and Assigns. This Agreement shall (i) be binding upon each of the Credit Parties, their successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each of the Secured Parties and their respective successors, transferees and assigns.

           SECTION 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

           SECTION 8.7 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                            [SIGNATURE PAGES FOLLOW]

           IN WITNESS WHEREOF, each of the Credit Parties, the A-Advanced Lender, the Noteholders and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                            GUILFORD MILLS, INC.
                                              By:_______________________________
                                                 Name:
                                                 Title:

                                            GUARANTORS:

                                            CURTAINS AND FABRICS, INC.
                                            GOLD MILLS, INC.
                                            RASCHEL FASHION INTERKNITTING, LTD.
                                            GFD FABRICS, INC.
                                            GFD SERVICES, INC.
                                            MEXICAN INDUSTRIES OF NORTH
                                            CAROLINA, INC.
                                            HOFMANN LACES, LTD.
                                            ADVISORY RESEARCH SERVICES, INC.
                                            GUILFORD MILLS (MICHIGAN), INC.
                                            GUILFORD AIRMONT, INC.
                                            GOLD MILL FARMS, INC.
                                            GMI COMPUTER SALES, INC.
                                            TWIN RIVERS TEXTILE PRINTING AND
                                            FINISHING


                                                 By:____________________________
                                                    Name:
                                                    Title:

                               SECURED PARTIES:


                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               INDIVIDUALLY AS A-ADVANCED LENDER AND NOTEHOLDER, AND AS COLLATERAL AGENT



                               BY:______________________________________________
                                  NAME:
                                  TITLE:

                                            BANK ONE, NA


                                            BY:_________________________________
                                               NAME:
                                               TITLE:

                                          CARL MARKS STRATEGIC INVESTMENTS, L.P.


                                          BY:___________________________________
                                             NAME:
                                             TITLE:

                                      CARL MARKS STRATEGIC INVESTMENTS III, L.P.


                                      BY:_______________________________________
                                         NAME:
                                         TITLE:

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            BY:_________________________________
                                               NAME:
                                               TITLE:

                                 MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                 BY: DAVID L. BABSON & COMPANY INC.
                                           AS INVESTMENT ADVISER


                                 BY:____________________________________________
                                    NAME:
                                    TITLE:

                                    C.M. LIFE INSURANCE COMPANY
                                    BY: DAVID L. BABSON & COMPANY INC.
                                    AS INVESTMENT SUB-ADVISER


                                    BY:_________________________________________
                                       NAME:
                                       TITLE:

                                       PW WILLOW FUND LLC
                                       BY: BOND STREET CAPITAL, LLC, ITS ADVISOR


                                       BY:______________________________________
                                          NAME:
                                          TITLE:

                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                  BY:___________________________________________
                                     NAME:
                                     TITLE:

                                  SCHEDULE 5.1

                          CREDIT PARTIES & SUBSIDIARIES

                                  SCHEDULE 5.2

                               PROPRIETARY RIGHTS

                                  SCHEDULE 5.3

                                FICTITIOUS NAMES

                                  SCHEDULE 5.4

                               TITLE TO PROPERTIES

                                  SCHEDULE 5.5

               FILING JURISDICTIONS FOR UCC-1 FINANCING STATEMENTS

                                  SCHEDULE 5.6

                               PLEDGED SECURITIES

                                   EXHIBIT B-3 (Form of North Carolina Mortgage)





================================================================================

                 [LEASEHOLD] DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


                              GUILFORD MILLS, INC.
                         a Delaware Corporation, Grantor


                        BRYAN ROSENBERG, ESQ., as Trustee
              Fidelity National Title Insurance Company of New York
                          One Exchange Plaza, Suite 608
                          Raleigh, North Carolina 27601

                                       and


                      WACHOVIA BANK, National Association,
           as Administrative Agent, Collateral Agent, and Issuing Bank
                              301 S. College Street
                               Charlotte, NC 28288



                          Dated: as of October __, 2002


================================================================================
           Record and Return to:
           Prepared By:                         Chester P. Lee, Esq.
                                                Morgan, Lewis & Bockius LLP
                                                101 Park Avenue
                                                New York, New York  10178

               THIS [LEASEHOLD] DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Deed of Trust") is made as of October __, 2002, by and between Guilford Mills, Inc., a Delaware corporation, having offices at 4925 West Market Street, Greensboro, NC 27407 (herein, together with its successors and assigns, the "Grantor"), Bryan Rosenberg, Esq., having offices in care of Fidelity National Title Insurance Company of New York, One Exchange Plaza, Suite 608, Raleigh, North Carolina 27601 (herein, together with its successors and assigns, the "Trustee") and Wachovia Bank, National Association, having its principal offices at 301 S. College Street, Charlotte, NC 28288 (herein, together with its successors and assigns, the "Beneficiary"), as Collateral Agent for the Agent, Issuing Bank Lenders, noteholder and A-Advanced Lender (each as hereinafter defined).

                              W I T N E S S E T H:

               WHEREAS, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders and Issuing Bank (in such capacity, together with its susccessors and assigns, the "Administrative Agent"), entered into a certain Credit, Security, Guaranty and Pledge Agreement, dated as of ____________, 2002 (as the same may be amended, modified or otherwise supplemented from time to time, the "Credit Agreement") with Guilford Mills, Inc. (herein, and solely for purposes of this Recital, together with its successor and assigns, the "Borrower") certain of its subsidiaries (herein, together with their successors and assigns, the "Guarantors"), the Issuing Bank identified therein (herein, together with its successor and assigns, the "Issuing Bank") and the lenders identified therein (together with their successors and assigns, the "Lenders") pursuant to which the Issuing Bank and the Lenders have agreed to make loans or otherwise extend credit to the Borrower;

               WHEREAS, the holders of the Notes (as hereinafter defined) (herein, together with their successors and assigns, the "Noteholders") have entered into a certain Note Agreement, dated as of __________, 2002 (as the same may be amended, modified or otherwise supplemented from time to time, the "Note Agreement") with the Borrower and certain of its Subsidiaries pursuant to which the Borrower has issued up to $135,000,000 of its 9.89% Senior Secured Notes (as the same may be amended, modified, supplemented, increased or replaced from time to time, the "Notes"); and

               WHEREAS, A-Advanced Mini Storage LLC (herein, together with its successors and assigns, "A-Advanced") has issued to Wachovia Bank, National Association, in its individual capacity (herein, together with its successors and assigns, in such capacity the "A-Advanced Lender") that certain Note dated October 21, 1998 in the principal amount of $2,300,000 and that certain Note dated March 9, 2000 in the principal amount $250,000 (collectively, as each of the same may be amended, supplemented, modified, increased or replaced from time to time, the "A-Advanced Notes") and, in connection therewith, the Borrower has delivered that certain Guaranty dated as of ______, 2002 in favor of the A-Advanced Lender (as the same may be amended, modified, supplemented, increased or replaced from time to time, the "A-Advanced Guaranty") pursuant to which the Borrower has guaranteed to the A-Advanced Lender the obligations of A-Advanced; and

               WHEREAS, the Beneficiary has been appointed Collateral Agent by the Administrative Agent (on behalf of the Issuing Bank and the Lenders), the

Noteholders and the A-Advanced Lender and the Borrower pursuant to that certain Intercreditor and Collateral Agency Agreement dated as of _______, 2002 among the Beneficiary, Administrative Agent, and the Borrower (as the same may be amended, modified or otherwise supplemented from time to time, the "Intercreditor Agreement"); and

               WHEREAS, the Guarantors are parties to (i) the Credit Agreement and (ii) that certain Guaranty, Security and Pledge Agreement, dated as of ___________, 2002 in favor of the Collateral Agent for the benefit of the Noteholders and the A-Advanced Lender (as the same may be amended, modified or otherwise supplemented from time to time, the "Guaranty and Security Agreement"), and have therein guaranteed the respective obligations and indebtedness of the Borrower to the Issuing Bank, the Lenders, the Noteholders and the A-Advanced Lender pursuant to the respective terms thereof and other documents delivered in connection therewith; and

               WHEREAS, simultaneously with the execution hereof the Borrower and the Guarantors are executing and delivering this Deed of Trust and other mortgages and deeds of trust (in these recitals, the "Other Mortgages") on the real property assets of the Borrower and such other Guarantors, in favor of the Collateral Agent for the benefit of the Issuing Bank, the Lenders, the Noteholders and the A-Advanced Lender and all other holders and obligees of the Secured Indebtedness (as hereinafter defined) as security for said Secured Indebtedness; and

               WHEREAS, in this Deed of Trust any reference to "Secured Indebtedness" shall mean the total indebtedness and liabilities to be secured by this Deed of Trust consisting of the sum of the following: (i) the aggregate principal amount of all loans and other advances made and to be made by the Issuing Bank and the Lenders under the Credit Agreement, the outstanding principal amount of which shall not exceed Twenty Five Million Dollars ($25,000,000.00) at any time (whether at maturity, by acceleration or otherwise); plus (ii) interest on the principal amount of all Loans (as defined in the Credit Agreement) made and to be made by the Issuing Bank and the Lenders under the Credit Agreement; plus (iii) all other Obligations (as such term is defined in the Credit Agreement); plus (iv) the principal of and interest on the Notes pursuant to the terms thereof and pursuant to the terms of the Note Agreement and the Guaranty and Security Agreement, whether at maturity, by acceleration, call for redemption or repurchase, or otherwise; plus (v) the principal of and interest on the A-Advanced Notes pursuant to the terms thereof, and pursuant to the terms of the A-Advanced Guaranty and the Guaranty and Security Agreement; plus (vi) all other amounts due or to become due, and all covenants, obligations and liabilities of the Grantor and the other Guarantors under or in connection with the Credit Agreement, the Note Agreement, the Notes, the A-Advanced Guaranty, the A-Advanced Note, the Intercreditor Agreement, the Guaranty and Security Agreement, this Deed of Trust and the Other Mortgages, and the performance of all other obligations to the Noteholders under the Note Agreement, the Notes, this Mortgage or Deed of Trust and the Other Mortgages, according to the terms thereof, in each case as the same may be amended, modified or supplemented from time to time (including advances to protect security and the costs of enforcement) or the maturities thereof may be extended or renewed; and

               WHEREAS, the execution and delivery of this Deed of Trust is required by the terms of the Credit Agreement, the Note Agreement, the A-Advanced Guaranty and the Intercreditor Agreement; and

               WHEREAS, any reference in this Deed of Trust to the "Loan Documents" shall mean and refer, individually or collectively as the context requires, to the Credit Agreement, the Notes, the A-Advanced Notes, the Note Agreement, the A-Advanced Guaranty, the Guaranty and Security Agreement, the Intercreditor Agreement, the Other Mortgages and the other agreements, undertakings, instruments and other documents delivered by and among the Borrower and/or the Guarantors in connection with or related to the transactions contemplated by the Loan Documents;

               NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to make the loans and other extensions of credit contemplated thereby, and to induce and the Noteholders to accept the Notes, the Grantor hereby warrants, gives, grants, conveys, releases, assigns, transfers, and sets over unto the Trustee all of the Trust Property which may be sold in a foreclosure under a power of sale and unto Beneficiary all of the remaining Trust Property, and their successors and assigns forever, with power of sale and right of entry and possession of the property and rights described in the following granting clauses:

               Those certain lot(s), piece(s) or parcel(s) of land described on Schedule "A" attached hereto and made a part hereof for all purposes, and all tenements, hereditaments, servitudes, appurtenances, rights, privileges, and immunities belonging or appertaining thereto (the foregoing is collectively referred to as the "Land"); and

               TOGETHER WITH, the lease(s), if any, described in Schedule "A" hereto and the leasehold estate created thereby, as the same may be modified, amended, renewed or extended, and all rights in and to any deposits of cash, securities or other property which may be held at any time and from time to time by the lessor under said lease to secure the performance by Grantor of the covenants, conditions and agreements to be performed by Grantor thereunder, and any option or right of first refusal to purchase the fee simple title to the Land, or any greater interest therein that Grantor now owns (the foregoing is collectively referred to as the "Lease"); and

               TOGETHER WITH, all structures, buildings, facilities and other improvements thereto or thereon situate heretofore or hereafter erected or placed on the Land, and all building materials, equipment and fixtures of every kind and nature now or hereafter located on the Land (the foregoing is collectively referred to as the "Improvements"); and

               TOGETHER WITH, all tenements, hereditaments, rights, rights-of-way, easements, privileges, liberties, riparian rights and appurtenances thereunto belonging, or in any wise appertaining to the Real Property (as hereinafter defined) (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all right, if any, title and interest, if any, of the Grantor in and to all gas, oil, minerals, coal and other substances of any kind or character underlying such Real Property (as hereinafter defined); and all estate, claim, demand, right, title or interest, if any, of the Grantor in and to any street, road, highway, or alley (vacated or otherwise) adjoining said Real Property or any part thereof (the foregoing is collectively referred to as the "Appurtenances"); and

               TOGETHER WITH, all machinery, equipment, fixtures, fittings, building or construction materials and other property of every kind whatsoever, now or hereafter attached to, or used in connection with, the Real Property, together with any and all additions thereto, substitutions therefor, and repairs, replacements, improvements, and restorations thereof (including, without limitation, all elevators, escalators, utility installations, plumbing, boilers, heating, lighting, ventilation, air conditioning, roof tanks, motors, steam piping, sprinkler systems, cleaning equipment, spare parts of any kind whatsoever, and other installations and fixtures of every kind whatsoever), and all cash and non-cash proceeds thereof, all of which shall be deemed to be and remain and form a part of the realty and are covered by the lien of this Deed of Trust (the foregoing is collectively referred to as the "Equipment"); and

               TOGETHER WITH, all right, title and interest of the Grantor, as lessor, under all leases, subleases, licenses, occupancy agreements or concessions whereby any Person has agreed to pay money or any consideration to the Grantor for the use, possession or occupancy of the Real Property or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (the foregoing is collectively referred to as the "Space Leases"); and

               TOGETHER WITH, all rights, title and interest of the Grantor in and to all management agreements, contracts, agreements, options, rights of first refusal or rights of first offer and other agreements, understandings or arrangements relating to the ownership, construction, maintenance, repair, operation, occupancy sale or financing of the Real Property or any part thereof and all income, profits, benefits, avails, advantages and claims against guarantors under any of them (the foregoing is collectively referred to as the "Contracts"); and

               TOGETHER WITH, all right, title and interest of Grantor in, to and under all licenses, permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Property or any part thereof (all of the foregoing is collectively referred to as the "Permits"); and

               TOGETHER WITH, all drawings, plans, specifications and similar or related items relating to the Real Property (the foregoing is collectively referred to as the "Plans"); and

               TOGETHER WITH, all right, title and interest of the Grantor, if any, to any and all awards, damages, payment and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Real Property, Improvements or the Equipment thereon, or any part thereof (the foregoing is collectively referred to as the "Condemnation Awards"); and

               TOGETHER WITH, the fullest extent of Grantor's right, title and interest in the insurance policies required to be maintained by the Grantor pursuant to the Credit Agreement or this Deed of Trust (the foregoing is collectively referred to as the "Insurance Policies") and any and all proceeds of insurance policies of every kind whatsoever, including title insurance (and all unearned premiums thereon), now or hereafter payable by reason of any damage or destruction to the Real Property, whether payable under the Insurance Policies or otherwise, and all interest thereon (the foregoing is collectively referred to as the "Insurance Policies and Proceeds"); and

               TOGETHER WITH, all right, title and interest of the Grantor in and to all other proceeds of the foregoing, other than any proceeds realized from the sale or other disposition of the foregoing (the foregoing is collectively referred to as the "Proceeds").

               (In this Deed of Trust, the Land, the Lease, the Improvements, the Appurtenances, and the Equipment is collectively referred to as the "Real Property"; provided, however, that where the context would require reference to tangible real property, the term "Real Property" shall mean the Land, the Improvements, the Appurtenances and the Equipment and the other items of tangible real property which are referred to in the granting clauses hereinabove set forth. The Real Property and all the other rights, interests, benefits and property described in the foregoing granting clauses are collectively referred to as the "Trust Property".)

               TO HAVE AND TO HOLD the above granted, conveyed, mortgaged and warranted Trust Property unto the Trustee or Beneficiary, as applicable, its successors, heirs and assigns, to its and their own proper use, benefit and behoove forever,

               PROVIDED THAT this Deed of Trust shall be discharged at the expense of Grantor upon payment and performance in full of the Secured Indebtedness.

                                   ARTICLE I
                                   ---------

               GRANTOR REPRESENTS, WARRANTS, COVENANTS AND AGREES
                    WITH TRUSTEE AND BENEFICIARY AS FOLLOWS:

               Section 1. Definitions. In this Deed of Trust, all words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Credit Agreement, Note Agreement, A-Advanced Guaranty or the Intercreditor Agreement, respectively. Any reference to a provision of the Credit Agreement, Note Agreement, A-Advanced Guaranty or the Intercreditor Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

               Section 2. Beneficiaries. All covenants, stipulations and agreements herein contained by and on behalf of the Grantor shall be for the sole and exclusive benefit of the Beneficiary, individually and as Collateral Agent for the Administrative Agent, the Issuing Bank, the Lenders the Noteholders and the A-Advanced Lender. Nothing herein expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Grantor, Trustee and the Beneficiary any right, remedy or claim or by reason hereof.

               Section 3. No Credit for Taxes Paid. The Grantor shall not be entitled to any credit against payments due hereunder by reason of the payment of any taxes, assessments, water or sewer rent or other governmental charges levied against the Trust Property.

               Section 4. Representations; Seisin and Warranty. The Grantor represents and warrants that the Grantor is the owner of the Real Property (except for trade fixtures and other improvements owned by tenants under any Space Leases), free and clear of all liens other than liens which are Permitted

Encumbrances (as hereinafter defined); and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the absolute right to grant this Deed of Trust. This Deed of Trust constitutes a valid, binding and enforceable first lien on the Trust Property, subject only to the encumbrances set forth in Schedule "B" hereto (the "Permitted Encumbrances"), and the terms of the Lease, if any, described on Schedule "A" attached hereto and such other encumbrances as may be approved by Beneficiary in writing.

               (a) The Grantor shall cause the representations and warranties in this Section 4 to continue to be true in each and every respect.

               Section 5. Preservation, Maintenance and Repair. Except as otherwise expressly provided in the Loan Documents, all buildings, structures and other improvements which are presently erected and in the future are to be erected upon the Trust Property, shall be kept in good and substantial repair, working order and condition, and shall not be removed or demolished without the prior express written consent of the Beneficiary, which consent shall be granted or withheld in accordance with the applicable provision of the Loan Documents. Grantor may from time to time make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Trust Property. All alterations, replacements, renewals or additions made pursuant to this Section shall automatically become and constitute a part of the Trust Property and shall be covered by the lien of this Deed of Trust. The Grantor shall not do, and shall not permit to be done, any act that may in any way materially impair or weaken the security under this Deed of Trust.

               Section 6. No Additional Liens. The Grantor shall not, without the prior express written consent of the Beneficiary, remove or suffer to be removed from the Trust Property any fixtures subject to the lien hereof (as the term "fixtures" is defined by the law of the State in which the Real Property is located) and including all personal property located on and used in connection with the Real Property, presently or in the future to be incorporated into, installed in, annexed or affixed to the Trust Property (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value); nor, except as permitted pursuant to the Credit Agreement, the Note Agreement, the A-Advanced Guaranty, the Intercreditor Agreement or the Guaranty and Security Agreement will the Grantor execute or cause to be executed any security interest upon any such fixtures, additions to, substitutions or replacements thereof or upon any fixtures in the future to be installed in, annexed or affixed to the Trust Property, without the prior express written consent of the Beneficiary.

               Section 7. Performance. Grantor will perform and observe all of its obligations under the Credit Agreement, Note Agreement, A-Advanced Guaranty, the Intercreditor Agreement and the other Loan Documents to which it is a party. The Grantor shall duly perform and abide by the terms and covenants herein.

               Section 8. Waiver. The acceptance by the Beneficiary of any payments hereunder, after default, or the failure of the Beneficiary, in any one or more instances to insist upon strict performance by the Grantor of any terms and covenants of this Deed of Trust or to exercise any option or election herein conferred, shall not be deemed to be a waiver or relinquishment for the future of any such terms, covenants, elections or options.

               Section 9. Deed of Trust as Security Agreement and Financing Statement. This Deed of Trust constitutes a security agreement and a financing statement under the Uniform Commercial Code of the State in which the Real Property is situated (the "Code"), and the Grantor (debtor under the financing statement) hereby grants to the Beneficiary (secured party under the financing statement) a security interest in all goods and inventory and in all machinery, equipment, fixtures, fittings and building and construction materials and other property now owned or hereafter acquired by the Grantor, and installed or to be installed in or on the Trust Property, or used or to be used in the business, management or operation of the Trust Property, and all substitutions, replacements, additions and accessions thereto (provided that any such substitutions, replacements, additions and accessions shall be in compliance with Section 5 of this Article), together with all cash and non-cash proceeds thereof. The mailing addresses of Grantor (Debtor) and Beneficiary (Secured Party) appear at the beginning hereof. The Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time, to file in the appropriate office in any Uniform Commercial Code jurisdiction initial financing statements and amendments thereto that (a) describe the Trust Property hereby secured; and (b) contain any other information required by Article 9 of the Uniform Commercial Code. The Grantor shall execute, deliver, file and re-file any financing statements or continuation statements that the Beneficiary may require from time to time to confirm the lien of this Deed of Trust with respect to such property. Without limiting the foregoing, the Grantor hereby irrevocably appoints the Beneficiary as the attorney-in-fact for the Grantor to execute, deliver and file the initial financing statements and all other instruments for and on behalf of the Grantor. Notwithstanding any release of any or all of that property included in the Trust Property which is deemed "real property", and proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Secured Indebtedness of the Grantor as are now or hereafter secured hereby. This instrument shall be deemed a fixture filing under the Uniform Commercial Code of the State in which the Real Property is situated.

               Section 10. No Assignment. This Deed of Trust shall not be assigned by the Grantor without the prior express written consent of the Beneficiary.

               Section 11. Date of Deed of Trust . The date of this Deed of Trust shall be for identification purposes only and shall not be construed to imply that this Deed of Trust was executed on any date other than the respective dates of the acknowledgments of the parties hereto. This Deed of Trust shall become effective upon its delivery.

               Section 12. Taxes; Recording Taxes and Fees. (a) The Grantor shall promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of this Deed of Trust or any of its property and assets when the same shall become due and payable, as well as all lawful claims which, if unpaid might become a lien or charge upon such property and assets or any part thereof (the "Impositions"); provided, however, that any such Impositions need not be paid if the validity or amount thereof shall currently be contested in good faith and at Grantor's sole expense by appropriate proceedings, but such right to contest shall not be deemed or construed in any way as relieving, modifying or extending Grantor's covenant to pay such Impositions at the time and in the manner provided in this Section, unless Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object and unless (i) such legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Trust Property, or any part thereof, to satisfy such Impositions or the termination or revocation of any required license, prior to final determination of such proceedings and (ii) if requested in writing by Beneficiary, the Grantor shall furnish a good and sufficient bond from a surety company reasonably satisfactory to Beneficiary or other security reasonably satisfactory to Beneficiary in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Trust Property. Within ten (10) days of a written request by Beneficiary, Grantor shall submit to Beneficiary receipted bills or other evidence showing payment of all real property taxes, mortgage taxes, assessments, governmental charges or levies and lawful claims before any penalty accrues thereon. Within ten (10) days of a written request by Beneficiary, Grantor shall submit to Beneficiary an affidavit certifying that all other taxes, assessments and other governmental charges or levies imposed upon Grantor in respect of the Trust Property for the most recent fiscal year, and which are currently due and payable, have been paid before accrual of any penalties thereon.

               (b) The Grantor shall pay all (i) filing, registration or recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any assignments of rents, profits and leases, any security instrument with respect to any equipment, and any instrument of further assurance; and (ii) all federal, state, county and municipal stamp taxes, mortgage recording taxes, and other taxes, duties, imposts, assessments and charges arising out of or in connection with the Secured Indebtedness, and the execution, delivery and recording of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the equipment or any instrument of further assurance.

               Section 13. Change in Laws. During the term of this Deed of Trust , in the event of the passage of any law or regulation which changes in any way the laws now in force for the taxation of deeds of trust, mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Beneficiary or the Lenders, then and in such event, the Grantor shall bear and pay the full amount of such taxes, provided however, that Grantor shall not be responsible for the payment of any income or franchise taxes of the Beneficiary, the Lenders, the Issuing Bank, the A-Advanced Lender or the Noteholders.

               Section 14. Insurance. (a) Grantor shall maintain or cause to be maintained on the Trust Property during the life of this Deed of Trust, insurance policies in such amounts as Beneficiary shall reasonably require insuring the Trust Property against fire, extended coverage and such other insurable hazards, casualties and contingencies as Beneficiary may reasonably require.

               (b) Each insurance policy, to the extent available, shall (i) provide that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Beneficiary, (ii) with respect to all property insurance, provide for deductibles not to exceed $500,000.00, (iii) contain a "Replacement Cost Endorsement" without any deduction made for depreciation, and
(iv) contain a "standard" or "New York" beneficiary clause acceptable to

Beneficiary. Liability insurance policies shall name Beneficiary as an additional insured and contain a waiver of subrogation against Beneficiary; all such policies shall indemnify and hold Beneficiary harmless from all liability claims occurring on, in or about the Real Property and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy (subject to the foregoing limitation), and the form of each such policy shall at all times be reasonably satisfactory to Beneficiary.

               (c) If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable reason whatsoever such insurance shall become reasonably unsatisfactory to Beneficiary, Grantor shall promptly obtain new or additional insurance reasonably satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance that is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

               (d) Grantor shall deliver to Beneficiary a certificate of such insurance reasonably acceptable to Beneficiary, together with a copy of the declaration page (as soon as practicable) for each such policy. Grantor shall
(i) pay as they become due all premiums for such insurance, (ii) not later than 10 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, certificates thereof, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Beneficiary.

               (e) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and with reasonable written notice to Grantor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the applicable rate of interest under the Credit Agreement.

               (f) Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

               (g) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Real Property and the other Trust Property and any sub-limits in such blanket policy applicable to the Real Property and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

               Section 15. Damage and Destruction. (a) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Real Property, Grantor shall give immediate notice thereof to Beneficiary. Subject to any Loan Documents, the proceeds of insurance policies coming into the possession of Beneficiary shall not be deemed trust funds and Beneficiary shall be entitled to dispose of such funds as provided herein.

               (b) Subject to the provisions of the Credit Agreement, in the event of any damage or destruction to the Trust Property by fire or otherwise, and provided that Beneficiary has received and approved satisfactory evidence of the following as soon as practicable, but in all events within ninety (90) days after the occurrence of the casualty:

                     (i) repairs can be made, within 180 days after the date of the casualty, under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof;

                     (ii) there shall exist no Event of Default or condition which with the passage of time or giving of notice might become an Event of Default;

                     (iii) Grantor has available, from insurance proceeds and/or Grantor's own funds, sufficient funds as are necessary in the reasonable judgment of Beneficiary to complete the Restoration (as hereinafter defined) and to meet all obligations of the Loan Documents, taking into account the change in circumstances resulting from the casualty;

                     (iv) the Restoration can be completed substantially in accordance with the plans and specifications utilized for the original construction of the Real Property (as the same may be modified to bring the Improvements to compliance with current building and safety codes), or other plans and specifications as are reasonably acceptable to Beneficiary; and

                     (v) any and all permits, certificates, authorizations or approvals required for the Restoration have been or may be properly obtained by Grantor;

then Grantor and Beneficiary hereby agree that the insurance loss proceeds may be applied by Grantor in accordance with the provisions hereof to Restoration (as defined herein). Any such insurance proceeds, less the actual costs, fees and expenses, if any, incurred by Grantor in connection with adjustment of the loss shall be held in a trust account (the "Restoration Trust Account") by Grantor and shall be applied by Grantor to the payment of the cost of any repairs, replacements, rebuilding or alterations required in connection with the Trust Property, including the cost of temporary repairs, protection of property and permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacements, rebuilding or alterations are herein collectively referred to as the "Restoration"), and shall be paid out from time to time as such Restoration progresses if the work for which payment is requested has been done in a good workmanlike manner and substantially in accordance with the plans and specifications therefor. In furtherance of the foregoing, upon the written request of Beneficiary, Grantor shall provide the following:

               (i) A certificate signed by Grantor's architect or general contractor setting forth the following:

                     A. A brief description of sums due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration therein specified and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                     B. That, except for the amount, if any, stated (pursuant to the foregoing sub-clause (A)), in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due at the date of such certificate for labor, wages, materials, supplies or services in connection with such Restoration.

                     C. That the cost, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, does not exceed the insurance money, plus any amount deposited by Grantor to defray such cost and remaining in the hands of Beneficiary after payment of the sum requested in such certificate, plus interest, if any, reasonably estimated to be earned on all such sums during the remaining Restoration period.

               (ii) Evidence, reasonably satisfactory to Beneficiary, to the effect that there has not been filed with respect to the Trust Property or any part thereof any vendor's, mechanic's, laborer's, materialman's or other lien (other than invalid or improperly filed liens) which has not been discharged of record, except such as will be discharged by payment of the amount then requested, and that upon such payment no such liens may be validly filed.

               Notwithstanding the foregoing, to the extent that the cost of Restoration, as reasonably estimated by Beneficiary, shall be less than $250,000.00, insurance proceeds may be payable directly to Grantor, in trust, for the sole purpose of performing the Restoration of the Trust Property.

               Section 16. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor shall, at its expense, diligently prosecute any such proceeding. All awards and proceeds of condemnation shall be paid directly to Grantor to be applied in the same manner as insurance proceeds, as provided above. The rights of the parties hereto to any condemnation proceeds should be subject to the provisions of any Lease (as existing on the date hereof).

               Section 17. Compliance with Laws. The Grantor agrees to comply with all laws, rules, regulations and ordinances made or promulgated by the United States, the State, the County and/or the City in which the Real Property is located and/or any other lawful authority which are now or may hereafter be applicable to the Trust Property (the "Legal Requirements") within such time as may be required by law, provided, however, that Grantor shall have the right to contest the application or validity of any such Legal Requirements in good faith at its sole cost and expense by appropriate proceedings but such right shall not be deemed or construed in any way as relieving, modifying or extending Grantor's covenant to comply therewith as provided in this Section unless Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest and unless (a) the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Trust Property, or any part thereof, for failure to comply with such obligations prior to final determination of such proceedings, (b) if during such contest a lien or cloud on title shall exist with respect to any of the Trust Property, Grantor shall provide Beneficiary with a good and sufficient bond from a surety company reasonably satisfactory to Beneficiary or other security reasonably satisfactory to Beneficiary in an amount equal to the aforesaid lien or cloud on title or, if the amount thereof is uncertain, in an amount reasonably satisfactory to Beneficiary, and (c) Beneficiary shall not be subject either to civil or criminal liability for any failure by Grantor to comply with such obligations during the pendency of such contest.

               Section 18. Hazardous Substances and Asbestos. Grantor shall comply with Section 3.20 of the Credit Agreement.

               Section 19. Indemnification. If any action or proceeding arising out of or relating to the Trust Property, this Deed of Trust or any of the transactions contemplated herein shall be commenced to which action or proceeding the holder of this Deed of Trust is made a party, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, the reasonable expense of any litigation to prosecute or defend the rights and lien created by this Deed of Trust (including reasonable attorneys' fees, charges and disbursements through all appeals), shall be paid by the Grantor, and until so paid, any such sum and the interest thereon shall be a lien on the Trust Property, prior to any right, or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

               Section 20. Assignment of Rents. The Grantor hereby assigns to the Beneficiary all present and future leases, rents, issues and profits relating to or arising out of or from the Trust Property as further security for the payment of the Secured Indebtedness, and the Grantor grants to the Beneficiary the right to enter upon and to take possession of the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said Secured Indebtedness. This assignment and grant shall continue in effect until all of the Secured Indebtedness is paid and performed in full and all of the Obligations have been fully performed and this Deed of Trust discharged of record. For so long as no Event of Default exists, the Beneficiary hereby waives the right to enter upon and to take possession of the Trust Property for the purpose of collecting said rents, issues and profits, and Grantor shall have the right to collect said rents, issues and profits. The Grantor shall not, without the written consent of the Beneficiary, receive or collect rent from any tenant of the Trust Property or any part thereof for a period of more than one month in advance, (excluding any security deposits as provided in leases expressly approved by the Beneficiary) and in the event of any Event of Default under this Deed of Trust shall pay such rents, issues and profits to the Beneficiary, or to any receiver appointed to collect said rents, issues and profits. If Grantor or any other occupant does not surrender possession of the Real Property hereunder in the event of any such Event of Default, Grantor and such occupant shall pay monthly in advance to Beneficiary, or to any receiver appointed to receive such rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Trust Property or of such part thereof as may be in the possession of the Grantor or any other occupant, and upon default in any such payment Grantor and such occupant shall vacate and surrender the possession of the Trust Property to the Beneficiary or to such receiver, and upon a default in vacating and surrendering the same may be evicted by summary or any other available proceedings.

               Section 21. Advances. Upon any Event of Default by the Grantor, the Beneficiary may at its option remedy such Event of Default, and all payments made by the Beneficiary to remedy a default by the Grantor (including attorneys' fees, charges and disbursements through all appeals) and the total of any payment or payments due from the Grantor to the Beneficiary which are in default, together with interest thereon at the highest rate payable from time to time under the Credit Agreement, the Note Agreement or the A-Advanced Guaranty, as applicable (such interest to be calculated from the date of such advance to the date of payment thereof by the Grantor), shall be added to the debt secured by this Deed of Trust until paid, and the Grantor covenants to repay the same to the Beneficiary upon demand. Any such sums and the interest thereon shall be a lien on the Trust Property prior to any other lien attaching to or accruing subsequent to the lien of this Deed of Trust to the fullest extent permitted by law.

               Section 22. No Waiver of Existing or Future Rights. No other security previously or hereafter granted by Grantor to Beneficiary to secure payment of the amount secured by this Deed of Trust shall be impaired or affected by this Deed of Trust ; and no security subsequently taken by Beneficiary to secure payment of the amount secured by this Deed of Trust shall affect or impair the lien of this Deed of Trust , but all such additional security shall be deemed cumulative. Beneficiary may resort for payment of the amount secured by this Deed of Trust to any security held by Beneficiary, in such order and manner as Beneficiary, in its sole discretion, may elect.

               Section 23. Permitted Encumbrances. Except as permitted pursuant to the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement or the A-Advanced Guaranty at no time throughout the term of this Deed of Trust shall the Grantor create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process and burdens of any kind or nature on or with respect to any of the Trust Property.

               Section 24. Leasehold Deed of Trust Provisions. (a) Grantor covenants and agrees specifically with respect to any Lease described in Schedule "A" (if any) and the leasehold estate created thereunder that: the Grantor shall maintain the Lease in full force and effect and not take or allow to be taken any action that would terminate or cancel, or permit the termination or cancellation of, the Lease without the prior written consent of the Beneficiary, and that:

               (b) The Grantor will pay on or before the due dates thereof all rents and other amounts payable under the provisions of the Lease and will timely and fully observe and perform all of the terms, covenants, agreements and conditions of the Lease required therein to be observed and performed by the Grantor as lessee, and will upon written request, furnish to the Beneficiary rental receipts from the lessor under the Lease and other satisfactory evidence of payment evidencing the timely payment of all rents due thereunder, which receipts shall be furnished to the Beneficiary in accordance with the applicable requirements of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty (as applicable). Grantor covenants and agrees to deliver to the Beneficiary a copy of any notice of default under the Lease received by Grantor immediately after such receipt.

               (c) At Beneficiary's election, Beneficiary may make any payments or do any act or thing required to be paid or done by the Grantor as lessee under the Lease. Thereupon Beneficiary shall in addition to all other remedies of Beneficiary available herein, be fully subrogated to any and all rights of lessor, under the terms and provisions of the Lease arising from or relating to such payment or performance.

               (d) Grantor will not surrender the easements or leasehold estate created by the Lease, nor terminate or cancel the easements or Lease, and Grantor will not without the express written consent of the Beneficiary modify, change, supplement, alter, or amend the Lease either orally or in writing, and as further security for the repayment of the Secured Indebtedness, the Grantor hereby assigns to the Beneficiary for the ratable benefit of the Beneficiary all of its rights, privileges and prerogatives as lessee under the Lease to terminate, cancel, modify, change, supplement, alter or amend the Lease (which rights, privileges and prerogatives will not be unilaterally exercised by Beneficiary until the occurrence of an Event of Default, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Lease without the prior written consent thereto by the Beneficiary shall be void and of no force and effect. Notwithstanding the foregoing, and provided Grantor shall have provided prior notice thereof to Beneficiary, Grantor may make nonmaterial modifications of the Lease with the consent of Beneficiary (which consent shall not be unreasonably withheld or delayed).

               (e) No release or forbearance of any obligations under the Lease, pursuant to the Lease or otherwise, shall release Grantor from any of its obligations under this Deed of Trust, including Grantor's obligations with respect to payment of rents as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions, and agreements contained in the Lease, to be kept, performed and complied with by the lessee therein (except for those terms, provisions, covenants, conditions, and agreements which are specifically waived or released by the lessor under the Lease in writing and approved by the Beneficiary.)

               (f) Grantor will promptly notify the Beneficiary in writing of the commencement of a proceeding under the federal bankruptcy laws by or against Grantor or the lessor under the Lease.

               (g) If any of the Secured Indebtedness secured hereby remains unpaid or unperformed at the time when notice may be given by the lessee under the Lease of the exercise of any right to renew or extend the term of the Lease, Grantor will properly and timely exercise such right of extension or renewal and promptly give notice to the lessor of the exercise of such right of extension or renewal.

               (h) In case any proceeds of insurance upon the Land, the Trust Property or any part thereof are deposited with any person other than the Beneficiary pursuant to the requirements of the Lease, Grantor will promptly notify the Beneficiary in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited.

               (i) Grantor will promptly notify the Beneficiary in writing of any request made by either party to the Lease to the other party thereto for arbitration or appraisal proceedings pursuant to the Lease, and of the institution of any arbitration or appraisal proceedings and promptly deliver to the Beneficiary a copy of the determination of the arbitrators or appraisers in each such proceeding.

               (j) Grantor will not reject the Lease pursuant to 11 U.S.C.
Section 365(a) or any successor law, or allow the Lease to be deemed rejected by inaction and lapse of time, and will not elect to treat the Lease as terminated by the lessor's rejection of the Lease pursuant to 11 U.S.C. Section 365(h)(1) or any successor law. As further security for the repayment of the Secured Indebtedness secured hereby and for the performance of the covenants, agreements, obligations and conditions herein and in the Lease contained, Grantor hereby assigns to the Beneficiary for the ratable benefit of the Beneficiary all of the rights, privileges and prerogatives of Grantor and the Grantor's bankruptcy trustee to deal with the Lease, which right may arise as a result of the commencement of a proceeding under the federal bankruptcy laws by or against Grantor or the lessor under the Lease, including, without limitation, the right to assume or reject or to compel the assumption or rejection of the Lease pursuant to 11 U.S.C. Section 365(1) or any successor law, the right to reject the Lease, or the right to elect whether to treat the Lease as terminated by the lessor's rejection of the Lease or to remain in possession of the premises demised under the Lease and offset damages pursuant to 11 U.S.C.
Section 365(h)(1) and the rights of Grantor to designate the assignees of the Lease.

               (k) As further security for the Secured Indebtedness, Grantor hereby agrees to deposit with the Beneficiary a fully executed counterpart of the Lease and all supplements thereto and amendments thereof, to be retained by the Beneficiary until the Secured Indebtedness is fully paid and performed.

               (l) Grantor hereby represents and warrants that, except as specifically disclosed in a letter from Grantor to Beneficiary dated of even date herewith (a) the Lease is currently in full force and effect and unmodified, (b) Grantor has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Real Property demised by the Lease for the full term of the Lease, (c) there is no existing default under the Lease by reason of an act or omission of the lessor or Grantor and to the best of Grantor's knowledge, no event has occurred which with the lapse of time will authorize the lessor or Grantor to terminate the Lease, (d) Grantor has not assigned, pledged, mortgaged or otherwise transferred the Lease, (e) Neither lessor nor Grantor has exercised any option or right to (1) cancel or terminate the Lease or shorten the term thereof (2) lease additional premises, (3) reduce or relocate the premises demised by the Lease or (4) purchase any property, and (f) all rentals, if any, accrued to date have been paid and neither the lessor nor Grantor claims any present charge, lien or claim of offset against any sum due under the terms of the Lease.

               (m) The Grantor shall not abandon any or all of the Trust Property, without the prior written consent of the Beneficiary.

               (n) For purposes of Section 4(b) of Article 1, the term "ownership interest in the Real Property" shall mean "leasehold estate in the Real Property".

               Section 25. Transfer of Trust Property; Space Leases. (a) Except as permitted pursuant to the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty or pursuant to an express provision of this Deed of Trust, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property, whether legal or equitable, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest, lease option, contract or any other method or conveyance of real property interests. Further, without the prior written consent of Beneficiary in its sole discretion there shall be no sale, assignment, transfer, encumbrance, hypothecation or grant a security interest in the stock, partnership interests, membership interests or other beneficial ownership interests of Grantor and/or the partners of Grantor (in the case of a partnership) except as permitted by the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty or the other Loan Documents.

               (b) As to any Space Lease relating to all or any portion of the Trust Property, Grantor shall (i) promptly perform all of the provisions of the Space Lease on the part of the lessor thereunder to be performed; (ii) appear in and defend any action or proceeding arising under or in any manner connected with the Space Lease or the obligations of Grantor as lessor or of the lessee thereunder; (iii) exercise, within ten (10) days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof; and (iv) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee.

               (c) All Space Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

               (d) If any act or omission of Grantor would give any lessee under any Space Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Space Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

               (e) If in the event of the enforcement by Beneficiary of any remedy under this Deed of Trust , the lessee under each Space Lease shall attorn to Beneficiary (or to any other Person succeeding to the interest of Beneficiary as a result of such enforcement) and recognize Beneficiary or such successor in interest as lessor under the Space Lease without change in the provisions thereof; Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment; (ii) bound by any amendment or modification to the Space Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the premises demised under any Space Lease or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

               Section 26. Future Advances. (a) This Deed of Trust shall secure the payment of all loans, monies, credit and other Secured Indebtedness, whether the entire amount shall have been advanced at the date hereof or at a later date, or having been advanced, shall have been repaid in part and further advances made at a later date, and whether or not related to the original advances, together with the specified interest thereon all in accordance with the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty or any of the other Loan Documents. It is understood that at any time before the cancellation and release of this Deed of Trust, the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty or any of the other Loan Documents, including the terms of repayment, may from time to time be modified or amended in writing by the parties thereto to include or provide for additional or future advances and this Deed of Trust shall secure all such additional or future advances.

               (b) This Deed of Trust is given wholly or partly to secure future obligations which may be incurred hereunder and under the Loan Documents. The amount of present obligations of principal secured hereby is $135,000,000.00; and the maximum principal amount, including present and future obligations of principal which may be secured hereby in any one time, excluding amounts described in North Carolina General Statutes ss.45-70(c), is $162,286,877.00. The period within which such future obligations may be incurred does not extend more than fifteen (15) years beyond the date hereof. The incurring of any such future obligations need not be evidenced by any written instrument or notation.

               Section 27. Application of Payments and Repayments. So long as the balance of the Obligations under the Credit Agreement, and the indebtedness evidenced by the Notes and the A-Advanced Notes, exceeds the portion of the Secured Indebtedness secured by this Deed of Trust, any payments and repayments of the Loans or the payment of principal and interest on said Notes or A-Advanced Notes shall not be deemed to be applied against, or to reduce, the portion of the Secured Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Secured Indebtedness as are secured by mortgages and deeds of trust encumbering real property located outside the State in which the Real Property is located, which mortgages and deeds of trust also secure in part the Secured Indebtedness (except to the extent, if any, that specific mortgages and deeds of trust in such states contain specific limitations on the amount secured).

               Section 28. Other Security. Beneficiary may resort to any other security held by Beneficiary for the payment of the Secured Indebtedness or the performance of the Obligations in such order and manner as Beneficiary may elect; provided, however, that Beneficiary may resort to the sale of any other security held by Beneficiary for the payment of the Secured Indebtedness or the performance of the Obligations to the extent that the sale of any such other security is, in the reasonable judgment of Beneficiary, necessary for the payment of the Secured Indebtedness or the performance of the Obligations and no such action by Beneficiary shall operate to modify or terminate any of the rights, powers or remedies contained in the Loan Documents.

               Section 29. No Exhaustion of Remedies Required. Notwithstanding anything contained herein to the contrary, Beneficiary shall be under no duty to Grantor, any Subsidiary, or others, including, without limitation, the holder of any junior, senior or subordinate mortgage or Deed of Trust on the Trust Property or any part thereof or on any other security held by Beneficiary, to exercise or exhaust all or any of the rights, powers and remedies available to Beneficiary, whether under this Deed of Trust or any other document evidencing or securing the payment of the Secured Indebtedness or the performance of the Obligations prior to the sale of the Trust Property.

               Section 30. No Merger of Estates. If the Real Property consists of a leasehold estate, then so long as the Secured Indebtedness shall remain unpaid, unless Beneficiary shall otherwise consent, the fee title to any leasehold estate in the Real Property created by the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates either in the lessor or in the lessee under the Lease or in a third party, by purchase or otherwise. Grantor further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the Real Property, or any part thereof, covered by the Lease or this Deed of Trust, this Deed of Trust shall attach to and cover and be a lien upon such other estate so acquired, and such other estate so acquired by Grantor shall be mortgaged to Beneficiary and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged. Grantor shall, upon demand, execute such further instruments to facilitate the intent of this Paragraph as Beneficiary shall reasonably request.

                                   ARTICLE II

            THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS SHALL BE AN
                   EVENT OF DEFAULT UNDER THIS DEED OF TRUST:

               Section 1. Event of Default Under the Loan Documents. The occurrence of any Event of Default under the Intercreditor Agreement, the Credit Agreement, the Note Agreement, the A-Advanced Guaranty and/or this Mortgage or Deed of Trust, or any of the other Loan Documents.

               Section 2. Subsidiary Cross-Default. The occurrence of any Event or Default under any of the agreements, mortgages or other instruments evidencing, securing or relating to any Secured Indebtedness or other sums owed by any Guarantor to the Issuing Bank, the Lenders, the Noteholders or the A-Advanced Lender which is not cured after the expiration of applicable grace periods, if any, including without limitation, the mortgages and deeds of trust given contemporaneously herewith by the Guarantors.

               Section 3. Transfers. If the Real Property or any interest therein shall be sold or transferred except as permitted in Section 25 (a) of
Article I hereof.

               Section 4. Breach of Covenants. The Grantor shall have failed to perform any of the terms, covenants, conditions or undertakings contained in this Deed of Trust and such failure shall continue un-remedied for thirty (30) days after Grantor receives written notice from Beneficiary of said failure.

               Section 5. Other Foreclosures. In the event that proceedings shall have been instituted for foreclosure or collection of any deed of trust, mortgage, judgment, or lien prior, equal to or subordinate to the lien of this Deed of Trust, affecting the Trust Property or any part thereof.

               Section 6. Default under Lease. The occurrence of a default under the Lease that is not cured within the applicable grace periods set forth in the Lease, shall be a default under this Deed of Trust.

                                  ARTICLE III

                   IN THE EVENT THERE SHALL OCCUR AN EVENT OF
               DEFAULT, THE BENEFICIARY MAY TAKE ANY OR ALL OF THE
              FOLLOWING ACTIONS, AT THE SAME OR AT DIFFERENT TIMES:

               Section 1. Acceleration. Declare the entire Secured Indebtedness to be due and payable immediately, and upon any such declaration, the entire unpaid balance of the Secured Indebtedness shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Grantor, anything herein or in any other Loan Documents notwithstanding.

               Section 2. Possession. Upon the occurrence of an Event of Default the holder of this Deed of Trust shall have the right forthwith after any such Event of Default to enter upon, and take possession of the Trust Property, and to lease and let the said Trust Property, and to receive all the rents, issues and profits thereof which are overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, on account of the amounts hereby secured; and the holder of this Deed of Trust is given and granted full power and authority to do any act or thing which the Grantor or the successors or assigns of the Grantor who may then own the Trust Property might or could do in connection with the management and operation of the Trust Property (including, without limitation, complete the construction of any Improvements and, in the course of such completion, make such changes to the Trust Property as Beneficiary deems advisable). This remedy shall be effective either with or without any action brought to foreclose this Deed of Trust and without applying at any time for a receiver of such rents. Should said rents or any part thereof be assigned without the consent of the holder of this Deed of Trust , then the Secured Indebtedness shall at the option of the holder hereof become due and payable immediately, anything herein contained to the contrary notwithstanding. Costs and expenses incurred by the Beneficiary under this Section shall become part of the Secured Indebtedness secured hereunder.

               Section 3. Foreclosure. The Beneficiary may, subject to applicable federal and state laws and regulations, institute an action of foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Deed of Trust, and proceed thereon to final judgment and execution of the entire amount secured hereby including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Trust Property by virtue of judicial proceedings, the Trust Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Beneficiary in its sole discretion may elect. The failure to make any tenant a party defendant to a foreclosure proceeding and to foreclose its rights will not be asserted by the Grantor as a defense in any proceeding instituted by the Beneficiary to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Trust Property. Costs and expenses incurred by the Beneficiary under this Section shall become part of the Secured Indebtedness secured hereby. Proceeds realized from a foreclosure of this Deed of Trust shall be applied in accord with the provisions of the Intercreditor Agreement and
Section 4 of this Article 3 hereof and, in any event, in accord with the provisions of applicable law.

               (a) If Beneficiary elects to have foreclosure by exercise of the power of sale granted herein:

                     (i) Upon such election, Beneficiary or Trustee shall give such notice of an Event of Default and election to sell as may then be required by applicable law, and shall advertise the sale in the manner prescribed by applicable law. Upon the obtaining of any court approvals, expiration of such time following the advertisement of sale, and the giving of such notice of sale as may then be required by applicable law, and without the necessity of any demand on Grantor, Trustee, at the time and place specified in the notice and advertisement of sale, shall sell all or any portion of the Trust Property, upon such terms and conditions as shall be required under applicable law. Trustee may, and upon request of Beneficiary shall, from time to time postpone any sale by public announcement at the time and place noticed therefor. Any person, including Grantor, Trustee or Beneficiary, may purchase at any sale.

                     (ii) Upon any sale, Trustee shall execute and deliver to the purchaser a deed conveying the Trust Property sold, with special warranty, and the purchaser shall be let into immediate possession. If Grantor, or its heir, executor, administrator, successor or assign, occupies the Trust Property at the time of its sale: (x) each and all shall immediately become the tenant of the purchaser, under a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rent per day based upon the value of the Trust Property, such rent to be due daily to the purchaser; (y) an action in unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of the Trust Property; and (z) this agreement and the Trustee's deed shall constitute the agreement under which any such tenant's possession arose and continued. The recitals in any deed delivered by Trustee of facts, such as the occurrence of an Event of Default, the giving of notice of default and notice and notice of sale, demand that such sale be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition, shall be prima facie proof of the truth of such facts.

                     (iii) Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so-sold and to execute all necessary instruments of conveyance, assignment and transfer. Trustee may substitute one or more Persons with like power. Grantor hereby ratifies and confirms all that Trustee or any substitute shall lawfully do by virtue-hereof. Nevertheless, upon request by Trustee or Beneficiary, Grantor shall ratify and confirm any sale by executing and delivering to Trustee or the purchaser all instruments requested by Trustee or Beneficiary.

               (b) Upon any sale made under this Deed of Trust, whether made under or by virtue of the power of sale herein granted, judicial proceedings or a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property by crediting the sales price (after deducting the costs and expenses of sale and any other sums which Trustee or Beneficiary is authorized to deduct) upon the indebtedness or other sums secured by this Deed of Trust.

               (c) Any sale made under this Deed of Trust, whether made under or by virtue of the power of sale herein granted, judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the Trust Property and rights so sold, and shall be a perpetual bar, both at law and in equity, against Grantor and all Persons who may at any time claim the same, or any part thereof, from, through or under Grantor. Grantor hereby expressly waives any right to direct the order in which the Trust Property shall be sold pursuant hereto.

               (d) To the fullest extent permitted by law, Grantor will not at any time insist upon, plead, or in any manner whatsoever claim, take or insist upon any benefit or advantage of any stay, extension or moratorium law; any law pertaining to the marshaling of assets or the administration of estates or decedents; any exemption from execution or sale (including, but not limited to, any exemption of homestead); any law providing for valuation or appraisal prior to any sale pursuant to this Deed of Trust, or any decree, judgment or order of any court of competent jurisdiction; any law allowing redemption of Trust Property sold; or any law, now or at any time hereafter in force, which may affect the covenants and terms or performance of this Deed of Trust; and Grantor (for itself and all who claim under it) hereby expressly waives all benefit or advantage of such laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such laws had been made or enacted.

               (e) Grantor hereby requests that a copy of any Notice of Default and a copy of any Notice of Sale under this Deed of Trust be mailed to Grantor at Grantor's address for Notices as set forth in Section 2 of Article IV.

               Section 4. Application of Proceeds; Excess Monies. The proceeds of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, together with any other sums which may then be held by Beneficiary pursuant to this Deed of Trust, whether under the provisions of this Article or otherwise, shall be applied as follows:

                     (a) first, to Trustee or Beneficiary, as applicable, for payment of the costs and expenses of such sale and of all expenses, liabilities and advances made or incurred by Trustee or Beneficiary, as applicable, under this Deed of Trust, and all taxes and assessments due upon the Trust Property at the time of such sale and to discharge any lien or other encumbrance prior to this Deed of Trust, except any taxes, assessments, liens or other encumbrances subject to which the Trust Property shall have been sold,

                     (b) second, to the payment of whatever sums may then remain unpaid on account of the Secured Indebtedness with interest thereon on the date of payment in accordance with any order of priorities specified in the Intercreditor Agreement,

                     (c) third, to the payment of any other sums required to be paid by Grantor pursuant to any provisions of the Intercreditor Agreement or any of the other Loan Documents, including, without limitation, to the payment of all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest on all such advances,

               Section 5. Deficiency Decree. If at any foreclosure proceeding the Trust Property shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency judgment against Grantor and against the property of Grantor for the amount of such deficiency, subject to applicable laws; and Grantor does hereby irrevocably consent to the appointment of a receiver for the Trust Property and the property of Grantor and of the rents, issues and profits thereof after such sale and until such deficiency decree is satisfied in full.

               Section 6. Appointment of Receiver. The Beneficiary may have a receiver of the rents, issues and profits of the Trust Property appointed without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Grantor or any person who may be legally or equitably liable to pay moneys secured hereby, and the Grantor and each such person waive such proof and consent to the appointment of a receiver.

               Section 7. Intentionally Omitted.

               Section 8. Waivers of Right. Along with any and all agreements, waivers and relinquishments made by Grantor under this Deed of Trust and the other Loan Documents, Grantor waives (i) the benefit of all Laws now existing or that hereafter may be enacted providing for any appraisement before sale of any portion of the Trust Property; and (ii) the benefit of all Laws that may be hereafter enacted in any way extending the time for enforcing collection of the Secured Indebtedness, the performance of the Obligations, or creating or extending a period of redemption from any sale made in collecting the Secured Indebtedness. Grantor acknowledges and agrees that the Real Property may be located in one or more States and therefor Grantor waives and relinquishes any and all rights it may have, whether at law or equity, to require Beneficiary to proceed to enforce or exercise any rights, powers and remedies they may have under the Credit Agreement, the Note Agreement, the A-Advanced Guaranty and the other Loan Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Grantor further agrees that any particular proceeding, including without limitation foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Real Property, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Real Property. To the fullest extent that Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any redemption, valuation, appraisement, stay of execution or extension; and Grantor, for itself and on behalf of Grantor's heirs, devisees, representatives, successors and assigns, and on behalf of any and all other persons now or hereafter claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, marshalling, stay of execution, extension, and notice of election to mature or declare due the whole of the Secured Indebtedness in the event of the foreclosure of the lien hereby created. Grantor further agrees that if any law referred to in this Paragraph and now in force, of which Grantor, Grantor's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Paragraph. Grantor expressly waives and relinquishes any and all rights and remedies that Grantor may have or be able to assert by reason of the Laws of the State of jurisdiction pertaining to the rights and remedies of sureties. Grantor makes these agreements, waivers and relinquishments knowingly after consulting with and considering the advice of independent legal counsel selected by Grantor.

               Section 9. Other Remedies. During the occurrence of an Event of Default the Beneficiary may also exercise any and all remedies available to it in law or in equity or under the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty or the other Loan Documents (subject to the terms of the Intercreditor Agreement) without regard as to any particular order of remedy exercised. Without limiting the foregoing, Beneficiary shall be entitled to enforce payment and performance of the Secured Indebtedness or the Obligations and to exercise all rights and powers under this Deed of Trust or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Secured Indebtedness and the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Beneficiary's right to realize upon or enforce any other security now or hereafter held by Grantor or Beneficiary, it being agreed that Grantor and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary in such order and manner as they or either of them may in their absolute discretion determine. No right or remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary, or to which Beneficiary may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary and either of them may pursue inconsistent remedies.

               Section 10. Multi-site Collateral. If (a) the Real Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county or city, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the mortgagee or beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) securing the Secured Indebtedness upon other property in the State in which the Real Property is located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Trustee or Beneficiary, as applicable, may, at Beneficiary's election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Secured Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county or city in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Secured Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Beneficiary or Trustee, as applicable, shall be prosecuting one more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Secured Indebtedness, or if Beneficiary or Trustee, as applicable, shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Real Property is located, Beneficiary or Trustee, as applicable, may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or Trustee, as applicable, or the occurrence of any sale by the Beneficiary or Trustee, as applicable, in any such proceedings shall not prejudice, limit or preclude Beneficiary's or Trustee's, as applicable, right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Property is located) which directly or indirectly secures the Secured Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary or Trustee, as applicable, may, at Beneficiary's election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

               Section 11. JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN GRANTOR AND BENEFICIARY THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY

CONNECTED WITH THIS DEED OF TRUST AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN GRANTOR AND BENEFICIARY.

               Section 12. Service of Process. In the event the Beneficiary brings any action or commences any proceeding to enforce the provisions of this Deed of Trust , service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing by registered mail, return receipt requested, or by delivering a copy of such process to the Grantor at its address referred to in Section 2 of Article 4 of this Deed of Trust, with a copy mailed by registered mail, return receipt requested, to, Guilford Mills, Inc., 4925 West Market Street, Greensboro, NC 27407, Attn: David Taylor, which is hereby irrevocably designated, empowered and appointed by the Grantor as its agent to receive and accept on behalf of the Grantor service of any summons, complaint, or such other process in any such action or proceeding. Nothing in this Section shall affect the right of the Beneficiary to serve legal process in any other manner permitted by law.

               Section 13. Invalidity of Certain Provisions. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Secured Indebtedness, or if the lien is invalid or unenforceable as to any part of the Trust Property, the unsecured or partially secured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Indebtedness, and all payments made on the Secured Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Indebtedness that is not secured or fully secured by the lien of this Trust Property.

                                   ARTICLE IV
                                   ----------

                                  MISCELLANEOUS

               Section 1. Cumulative Rights. The rights and remedies herein expressed to be vested in or conferred upon the Beneficiary shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable Law. The failure, at any one or more times, of the Beneficiary to assert the right to declare the Secured Indebtedness due or the granting by the Beneficiary of any extension or extensions of time of payment of the Secured Indebtedness either to the maker or to any other person, or taking of other or additional security by the Beneficiary for the payment thereof, or the release of any security, or the modification of any of the terms of this Deed of Trust, the Intercreditor Agreement, Credit Agreement, the Note Agreement, the Notes, or any of the other Loan Documents, or the waiver of or failure to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Deed of Trust nor the rights of the Beneficiary hereunder nor operate as a release from any liability under the Intercreditor Agreement, the Credit Agreement, the Note Agreement, the Notes or any of the other Loan Documents evidencing the Secured Indebtedness, nor under any covenant or stipulation therein contained, nor under any agreement assuming the payment of said Secured Indebtedness.

               Section 2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered in writing (or if by facsimile communications equipment, the day delivered by such equipment) to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing) or, if sent by certified or registered mail, on the third (3rd) day after the day on which mailed, addressed to such party at such address:

        If to the
        Grantor:          Guilford Mills, Inc.
                          4925 West Market Street
                          Greensboro, NC  27407
                          Attn:  David Taylor

        With a copy to:   Weil, Gotshal & Manges, LLP
                          767 Fifth Avenue
                          New York, NY  10153
                          Fax No: 212-310-8007
                          Attn:  Managing Partner, Real Estate Department

        If to the
        Beneficiary:      Wachovia Bank, National Association
                          301 S. College Street
                          Charlotte, NC  28288
                          Fax No: 704-383-6249
                          Attn: Colleen McCullum

        With a copy to:   Morgan, Lewis & Bockius LLP
                          101 Park Avenue
                          New York, NY  10178
                          Fax No:  212-309-6273
                          Attn: Chester P. Lee, Esq.

        If to the
        Trustee: Fidelity National Title Insurance Company of New York One Exchange Plaza, Suite 608
                          Raleigh, North Carolina 27601
                          Attn: Bryan Rosenberg, Esq.


               Section 3. Trustee. (a) Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation in lieu thereof for any services rendered by it in accordance with the terms hereof.

               (b) Grantor shall pay all reasonable costs, fees and expenses of Trustee, its agents and counsel, in connection with the performance of its duties hereunder.

               (c) Trustee may resign at any time upon giving thirty (30) days' notice in writing to Grantor and to Beneficiary.

               (d) In the event of Trustee's death, removal, resignation, refusal to act, or inability to act or, in the sole discretion of Beneficiary for any reason whatsoever, Beneficiary may, at any time or from time to time without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor Trustee by written instrument duly recorded in the county where the Trust Property is located. All powers, rights, duties and authority of Trustee shall immediately become vested in any successor so appointed without conveyance from the predecessor Trustee. No substitute Trustee shall be required to give bond for the performance of his duties unless required by Beneficiary. The appointment may be executed by Beneficiary or any authorized agent of Beneficiary, shall be conclusively presumed to have been executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of Beneficiary. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee, or its successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees on behalf of itself, and its heirs, executors, administrators and assigns, that the recitals contained in any deed executed in due form by Trustee or any substitute Trustee, acting under the provisions of this Deed of Trust, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, other than by such recitals, the existence of any facts essential to authorize the execution and delivery of any such deed and the passing of title thereby.

               (e) Trustee may act upon any instrument which Trustee in good faith believes to be genuine and signed by the proper party(s) and Trustee shall not be liable for any action taken or suffered in reliance thereon.

               (f) Upon written request of Beneficiary stating that all sums secured hereby have been paid, Trustee shall re-convey, without warranty, the Trust Property then held hereunder. The recitals in such re-conveyance of any matters or facts shall be prima facie proof of the truthfulness thereof. The grantee in such re-conveyance may be described as "the person or persons legally entitled thereto."

               Section 4. Successors and Assigns. All of the terms, covenants, provisions and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, executors, administrators, successors, and assigns of the Grantor and the Beneficiary, and are intended and shall be held to be real covenants running with the land, and the term "Grantor" shall also include any and all subsequent owners and successors in title of the Trust Property.

               Section 5. Gender. When such interpretation is appropriate, any word denoting gender used herein shall include all persons, natural or artificial, and words used in the singular shall include the plural.

               Section 6. Severability. If any court determines that any provision of this Deed of Trust is void or unenforceable, the Deed of Trust shall remain in effect in accordance with its terms excluding the provision declared void or unenforceable, unless Beneficiary (in Beneficiary's exclusive discretion) determines that the entire Deed of Trust should be terminated.

               Section 7. Amendment. This Deed of Trust may not be changed or terminated, or any term or provision thereof waived or discharged, except in writing signed by the party against whom such change, termination, waiver or discharge is sought. This Deed of Trust and all its terms, covenants, conditions, and provisions shall run with the land and shall bind Grantor and Grantor's heirs, legal representatives, successors, assigns, and any and all subsequent owners, encumbrancers, and tenants of the Real Property and shall inure to the benefit of Beneficiary and Beneficiary's successors, permitted assigns, and legal representative and all subsequent holders of this Deed of Trust. Schedules "A" and "B" annexed hereto are made a part of this Deed of Trust as though fully set forth herein.

               Section 8. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the internal laws of the State in which the Real Property is located. Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust.

               Section 9. Limitation of Interest. It is the intent of Grantor and Beneficiary in the execution of this Deed of Trust and all other Loan Documents to contract in strict compliance with the usury laws governing the Secured Indebtedness evidenced by the Loan Documents. In furtherance thereof, Grantor and Beneficiary stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws governing the Loan Documents evidencing the Secured Indebtedness. Grantor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Secured Indebtedness shall never be required to pay interest on the Secured Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under the laws governing the Loan evidenced by the Credit Agreement and the other Loan Documents evidencing the Secured Indebtedness, and the provisions of this Paragraph shall control over all other provisions of the Credit Agreement, the Note Agreement, the Notes, the A-Advanced Guarantor and the other Loan Documents and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event the Collateral Agent, any Lender, or any other holder of the Secured Indebtedness shall collect monies that are deemed to constitute interest and that would otherwise increase the effective interest rate on the Secured Indebtedness to a rate in excess of that permitted to be charged by the usury laws, all such sums deemed to constitute interest in excess of the legal rate shall be applied in accordance with the provisions of the Credit Agreement.

               Section 10. Conflict. Notwithstanding any other provision of this Deed of Trust to the contrary, in the case of any conflict or inconsistency between any provision of this Deed of Trust and the Credit Agreement, the provisions of the Credit Agreement shall control.





                    [Signature page follows on the next page]

               THE GRANTOR HEREBY DECLARES THAT THE GRANTOR HAS READ THIS DEED OF TRUST, HAS SIGNED THIS DEED OF TRUST AS OF THE DATE AT THE TOP OF THE FIRST PAGE AND ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE AND COMPLETE COPY OF THIS DEED OF TRUST.

               IN WITNESS WHEREOF, the Grantor has duly caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

                                  Guilford Mills, Inc., a Delaware corporation




                                              By:_______________________________


                                              Address:  4925 West Market Street
                                                        Greensboro, NC  27407

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )



           I, ______________, a Notary Public of the County and State aforesaid, certify that ______________ personally came before me this day and acknowledged that _____ he is ______________ of Guilford Mills, Inc., a corporation, and that, ____he as ______________, being authorized to do so, executed the foregoing on behalf of the corporation.

           WITNESS my hand and notarial seal, this _____ day of ___________, 2002.



                                                   _____________________________
                                                          Notary Public



My Commission Expires:

--------------------

[NOTARY SEAL]

                                  SCHEDULE "A"
                                  ------------

                                LEGAL DESCRIPTION
                                -----------------

                                  SCHEDULE "B"
                                  ------------

                             PERMITTED ENCUMBRANCES
                             ----------------------
     The Permitted Liens as defined in Section 6.2 of the Credit Agreement.

                                   EXHIBIT B-3 (Form of Pennsylvania Mortgage)




================================================================================

                OPEN-END MORTGAGE, ABSOLUTE ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                      from

                                Gold mills, inc.
                             a Delaware corporation

                                       to

                     WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                Collateral Agent

                                    Premises:
                        Pine Grove Dyehouse and Knitting
                                   PO Box 141
                              141 Wideawake Street
                              Pine Grove, PA 17963

                          Dated: as of October __, 2002

             THIS MORTGAGE SECURES FUTURE ADVANCES UP TO THE MAXIMUM
      PRINCIPAL AMOUNT OF $162,286,877.00 PURSUANT TO PENNSYLVANIA ACT NO.
         42 PA.C.S.A. SS.SS.8143 AND 8144, PENNSYLVANIA ACT 126 OF 1990


================================================================================


Record and Return to:
Prepared by:                     Chester P. Lee, Esq.
                                 Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                                 New York, New York  10178

                     THIS OPEN-END MORTGAGE, ABSOLUTE ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage") is made as of October __, 2002, by and between Gold Mills, Inc., a Delaware corporation, having its offices at 141 North Wideawake Street, Pine Grove, Pennsylvania 17963 (herein, together with its successors and assigns, the "Mortgagor") and Wachovia Bank, National Association having its principal offices at 301 S. College Street, Charlotte, NC 28288 (herein, together with its successors and assigns, the "Mortgagee"), as Collateral Agent for the Administrative Agent, Issuing Bank, Lenders, Noteholders and A-Advanced Lender (each as hereinafter defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

                     WHEREAS, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders and Issuing Bank (in such capacity, together with its successors and assigns, the "Administrative Agent") has entered into a certain Credit, Security, Guaranty and Pledge Agreement, dated as of October __, 2002 (as the same may be amended, modified or otherwise supplemented from time to time, the "Credit Agreement") with Guilford Mills, Inc. (herein, together with its successors and assigns, the "Borrower"), the Mortgagor certain of the Borrower's other subsidiaries (herein, together with their successors and assigns, the "Guarantors"), the issuing bank identified therein (herein, together with its successors and assigns, the "Issuing Bank") and the lenders identified therein (herein, together with their successors and assigns, the "Lenders") pursuant to which the Issuing Bank and the Lenders have agreed to make loans or otherwise extend credit to the Borrower; and

                     WHEREAS, the holders of the Notes (as hereinafter defined) (herein, together with their successors and assigns, the "Noteholders") have entered into a certain Note Agreement, dated as of September 30, 2002 (as the same may be amended, modified or otherwise supplemented from time to time, the "Note Agreement") with the Borrower pursuant to which the Borrower has issued up to $135,000,000 of its 9.89% Senior Secured Notes (as the same may be amended, modified, supplemented, increased or replaced from time to time, the "Notes"); and

                     WHEREAS, A-Advanced Mini-Storage, LLC (herein, together with its successors and assigns, "A-Advanced") has issued to Wachovia Bank, National Association, in its individual capacity (herein, together with its successors and assigns, in such capacity the "A-Advanced Lender") that certain Note dated October 21, 1998 in the principal amount of $2,300,000 and that certain Note dated March 9, 2000 in the principal sum of $250,000 (collectively, as each of the same may be amended, modified, supplemented, increased or replaced from time to time, the "A-Advanced Notes") and in connection therewith, the Borrower has delivered that certain Guaranty, dated as of September 30, 2002 in favor of the A-Advanced Lender (as the same may be amended, modified or otherwise supplemented from time to time, the "A-Advanced Guaranty") pursuant to which the Borrower has guaranteed the obligations of A-Advanced to the A-Advanced Lender.

                     WHEREAS, the Mortgagee has been appointed Collateral Agent by the Administrative Agent (on behalf of the Issuing Bank and the Lenders), the Noteholders and the A-Advanced Lender pursuant to that certain Intercreditor and Collateral Agency Agreement dated as of October ___, 2002 among the Mortgagee, the Administrative Agent, the Noteholders, the Borrower and the A-Advanced

Lender (as the same may be amended, modified or otherwise supplemented from time to time, the "Intercreditor Agreement"); and

                     WHEREAS, the Guarantors are parties to (i) the Credit Agreement and (ii) that certain Guaranty, Security and Pledge Agreement, dated as of September 30, 2002 in favor of the Collateral Agent for the benefit of the Noteholders and the A-Advanced Lender (as the same may be amended, modified or otherwise supplemented from time to time, the "Guaranty and Security Agreement") and have therein guaranteed the respective obligations and indebtedness of the Borrower to the Issuing Bank, the Lenders, the Noteholders and the A-Advanced Lender pursuant to the respective terms thereof and other documents delivered in connection therewith; and

                     WHEREAS, simultaneously with the execution hereof the Mortgagor, the Borrower and the other Guarantors are executing and delivering this Mortgage and other mortgages (in these recitals, the "Other Mortgages") on the real property assets of the Borrower and such other Guarantors, in favor of the Collateral Agent for the benefit of the Issuing Bank, the Lenders, the Noteholders and the A-Advanced Lender and all other holders and obligees of the Secured Indebtedness (as hereinafter defined) as security for said Secured Indebtedness; and

                     WHEREAS, in this Mortgage any reference to "Secured Indebtedness" shall mean the total indebtedness and liabilities to be secured by this Mortgage consisting of the sum of the following: (i) the aggregate principal amount of all loans and other advances made and to be made by the Issuing Bank and the Lenders under the Credit Agreement, the outstanding principal amount of which shall not exceed Twenty Five Million Dollars ($25,000,000.00) at any time (whether at maturity, by acceleration or otherwise); plus (ii) interest on the principal amount of all Loans (as defined in Credit Agreement) made and to be made by the Issuing Bank and the Lenders under the Credit Agreement; plus (iii) all other Obligations (as such term is defined in the Credit Agreement); plus (iv) the principal of and interest on the Notes pursuant to the terms thereof, and pursuant to the terms of the Note Agreement and the Guaranty and Security Agreement, whether at maturity, by acceleration, call for redemption or repurchase, or otherwise; plus (v) the principal of and interest on the A-Advanced Notes pursuant to the terms thereof, and pursuant to the terms of the A-Advanced Guaranty and the Guaranty and Security Agreement; plus (vi) all other amounts due or to become due, and all covenants, obligations and liabilities of the Mortgagor, the Borrower and the other Guarantors, under or in connection with the Credit Agreement, the Note Agreement, the Notes, the A-Advanced Guaranty, the A-Advanced Note, the Intercreditor Agreement, the Guaranty and Security Agreement, this Mortgage and the Other Mortgages, and the performance of all other obligations to the Noteholders under the Note Agreement, the Notes, this Mortgage and the Other Mortgages, according to the terms thereof, in each case as the same may be amended, modified or supplemented from time to time (including advances to protect security and the costs of enforcement) or the maturities thereof may be extended or renewed; and

                     WHEREAS, the execution and delivery of this Mortgage is required by the terms of the Credit Agreement, the Note Agreement, the A-Advanced Guaranty and the Intercreditor Agreement; and

                     WHEREAS, any reference in this Mortgage to the "Loan Documents" shall mean and refer, individually or collectively as the context requires, to the Credit Agreement, the Note Agreement, the Notes, the A-Advanced Notes, the A-Advanced Guaranty, the Guaranty and Security Agreement, the Intercreditor Agreement, the Other Mortgages and the other agreements, undertakings, instruments and other documents delivered by and among the Borrower and/or the Guarantors in connection with or related to the transactions contemplated by the Loan Documents.

                     NOW, THEREFORE, in order to secure the payment of the Secured Indebtedness, the Mortgagor hereby mortgages, warrants, gives, grants, conveys, releases, assigns, transfers, and sets over unto the Mortgagee, its successors and assigns forever, with power of sale and right of entry and possession, the property and rights described in the following granting clauses that Mortgagor now has or may hereafter acquire in, to, under or derived from:

                     Those certain lot(s), piece(s) or parcel(s) of land described on Schedule "A" attached hereto and made a part hereof for all purposes, and all tenements, hereditaments, servitudes, appurtenances, rights, privileges, and immunities belonging or appertaining thereto (the foregoing is collectively referred to as the "Land"); and

                     TOGETHER WITH, the lease(s), if any, described in Schedule "A" hereto and the leasehold estate created thereby, as the same may be modified, amended, renewed or extended, and all rights in and to any deposits of cash, securities or other property which may be held at any time and from time to time by the lessor under said lease to secure the performance by Mortgagor of the covenants, conditions and agreements to be performed by Mortgagor thereunder, and any option or right of first refusal to purchase the fee simple title to the Land, or any greater interest therein that Mortgagor now owns (the foregoing is collectively referred to as the "Lease"); and

                     TOGETHER WITH, all structures, buildings, facilities and other improvements thereto or thereon situate heretofore or hereafter erected or placed on the Land, and all building materials, equipment and fixtures of every kind and nature now or hereafter located on the Land (the foregoing is collectively referred to as the "Improvements"); and

                     TOGETHER WITH, all tenements, hereditaments, rights, rights-of-way, easements, privileges, liberties, riparian rights and appurtenances thereunto belonging, or in any wise appertaining to the Real Property (as hereinafter defined) (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all right, if any, title and interest, if any, of the Mortgagor in and to all gas, oil, minerals, coal and other substances of any kind or character underlying such Real Property; and all estate, claim, demand, right, title or interest, if any, of the Mortgagor in and to any street, road, highway, or alley (vacated or otherwise) adjoining said Real Property or any part thereof (the foregoing is collectively referred to as the "Appurtenances"); and

                     TOGETHER WITH, all machinery, equipment, fixtures, fittings, building or construction materials and other property of every kind whatsoever (and, with respect to a lease of the any of the foregoing, to the extent of Mortgagor's rights as a lessee thereunder), now or hereafter attached to, or used in connection with, the Real Property, together with any and all additions thereto, substitutions therefor, and repairs, replacements, improvements, and restorations thereof (including, without limitation, all elevators, escalators, utility installations, plumbing, boilers, heating, lighting, ventilation, air conditioning, roof tanks, motors, steam piping, sprinkler systems, cleaning equipment, spare parts of any kind whatsoever, and other installations and fixtures of every kind whatsoever), and all cash and non-cash proceeds thereof, all of which shall be deemed to be and remain and form a part of the realty and are covered by the lien of this Mortgage (the foregoing is collectively referred to as the "Equipment"); and

                     TOGETHER WITH, all right, title and interest of the Mortgagor, as lessor, under all leases, subleases, licenses, occupancy agreements or concessions whereby any Person has agreed to pay money or any consideration to the Mortgagor for the use, possession or occupancy of the Real Property or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (the foregoing is collectively referred to as the "Space Leases"); and

                     TOGETHER WITH, all right, title and interest of Mortgagor in and to all management agreements, contracts, agreements, options, rights of first refusal or rights of first offer and other agreements, understandings or arrangements relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Property or any part thereof, and all income, profits, benefits, avails, advantages and claims against guarantors under any of them (the foregoing is collectively referred to as the "Contracts"); and

                     TOGETHER WITH, all right, title and interest of Mortgagor in and to all licenses, permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Property or any part thereof (all of the foregoing is collectively referred to as the "Permits"); and

                     TOGETHER WITH, all right, title and interest of Mortgagor in and to all drawings, plans, specifications and similar or related items relating to the Real Property (the foregoing is collectively referred to as the "Plans"); and

                     TOGETHER WITH, all right, title and interest of Mortgagor in and to any and all awards, damages, payment and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Real Property, the Improvements or the Equipment thereon, or any part thereof (the foregoing is collectively referred to as the "Condemnation Awards"); and

                     TOGETHER WITH, the fullest extent of Mortgagor's right, title and interest in and to the insurance policies required to be maintained by the Mortgagor pursuant to the Credit Agreement or this Mortgage (the foregoing is collectively referred to as the "Insurance Policies") and any and all proceeds of insurance policies of every kind whatsoever, including title insurance (and all unearned premiums thereon), now or hereafter payable by reason of any damage or destruction to the Real Property, whether payable under the Insurance Policies or otherwise, and all interest thereon (the foregoing is collectively referred to as the "Insurance Policies and Proceeds"); and

                     TOGETHER WITH, all right, title and interest of the Mortgagor in and to all other proceeds of the foregoing, other than any proceeds realized from the sale or other disposition of the foregoing (the foregoing is collectively referred to as the "Proceeds").

                     (In this Mortgage, the Land, the Lease, the Improvements, the Appurtenances, and the Equipment is collectively referred to as the "Real Property"; provided, however, that where the context would require reference to tangible real property, the term "Real Property" shall mean the Land, the Improvements, the Appurtenances and the Equipment and the other items of tangible real property which are referred to in the granting clauses hereinabove set forth. The Real Property and all the other rights, interests, benefits and property described in the foregoing granting clauses are collectively referred to as the "Mortgaged Property".)

                     TO HAVE AND TO HOLD the above granted, conveyed, mortgaged and warranted Mortgaged Property unto the Mortgagee, its successors, heirs and assigns, to its and their own proper use, benefit and behoove forever,

                     PROVIDED THAT this Mortgage shall be discharged at the expense of Mortgagor upon payment and performance in full of the Secured Indebtedness.

                                   ARTICLE I

 MORTGAGOR REPRESENTS, WARRANTS, COVENANTS AND AGREES WITH MORTGAGEE AS FOLLOWS:

           Section 1. Definitions. In this Mortgage, all words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Credit Agreement, Note Agreement, A-Advanced Guaranty or the Intercreditor Agreement, respectively. Any reference to a provision of the Credit Agreement, Note Agreement, A-Advanced Guaranty or the Intercreditor Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

           Section 2. Beneficiaries. All covenants, stipulations and agreements herein contained by and on behalf of the Mortgagor shall be for the sole and exclusive benefit of the Mortgagee, individually and as Collateral Agent for the Administrative Agent, the Issuing Bank, the Lenders, the Noteholders and the A-Advanced Lender. Nothing herein expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Mortgagor and the Mortgagee any right, remedy or claim under or by reason hereof.

           Section 3. No Credit for Taxes Paid. The Mortgagor shall not be entitled to any credit against payments due hereunder by reason of the payment of any taxes, assessments, water or sewer rent or other governmental charges levied against the Mortgaged Property.

           Section 4. Representations; Seisin and Warranty. The Mortgagor represents and warrants that the Mortgagor is the owner of the Real Property (except for trade fixtures and other improvements owned by tenants under any Space Leases), free and clear of all liens other than liens which are Permitted

Encumbrances; and Mortgagor shall warrant, defend and preserve such title and the rights granted by this Mortgage with respect thereto against all claims of all persons and entities. Mortgagor further warrants that it has the absolute right to grant this Mortgage. This Mortgage constitutes a valid, binding and enforceable first lien on the Mortgaged Property, subject only to the encumbrances set forth in Schedule "B" hereto (the "Permitted Encumbrances"), the terms of the Lease, if any, described on Schedule "A" attached hereto and such other encumbrances on the Real Property as may be approved by Mortgagee in writing.

           (a) The Mortgagor shall cause the representations and warranties in this Section 4 to continue to be true in each and every respect.

           Section 5. Preservation, Maintenance and Repair. Except as otherwise expressly provided in the Loan Documents, all buildings, structures and other improvements which are presently erected and in the future are to be erected upon the Real Property, shall be kept in good and substantial repair, working order and condition, and shall not be removed or demolished without the prior express written consent of the Mortgagee, which consent shall be granted or withheld in accordance with the applicable provision of the Loan Documents. Mortgagor may from time to time make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Mortgaged Property. All alterations, replacements, renewals or additions made pursuant to this Section shall automatically become and constitute a part of the Mortgaged Property and shall be covered by the lien of this Mortgage. The Mortgagor shall not do, and shall not permit to be done, any act that may in any way materially impair or weaken the security under this Mortgage.

           Section 6. No Additional Liens. The Mortgagor shall not, without the prior express written consent of the Mortgagee, remove or suffer to be removed from the Mortgaged Property any fixtures subject to the lien hereof (as the term "fixtures" is defined by the law in the State in which the Real Property is located) and including all personal property located on and used in connection with the Real Property, presently or in the future to be incorporated into, installed in, annexed or affixed to the Mortgaged Property (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value); nor, except as permitted pursuant to the Credit Agreement, the Note Agreement, the A-Advanced Guaranty, the Guaranty and Security Agreement or the Intercreditor Agreement will the Mortgagor execute or cause to be executed any security interest upon any such fixtures, additions to, substitutions or replacements thereof or upon any fixtures in the future to be installed in, annexed or affixed to the Mortgaged Property, without the prior express written consent of the Mortgagee.

           Section 7. Performance. Mortgagor will perform and observe all of its obligations under the Credit Agreement, Note Agreement, A-Advanced Guaranty, the Intercreditor Agreement and the other Loan Documents to which it is a party. The Mortgagor shall duly perform and abide by the terms and covenants herein.

           Section 8. Waiver. The acceptance by the Mortgagee of any payments hereunder, after default, or the failure of the Mortgagee, in any one or more instances to insist upon strict performance by the Mortgagor of any terms and covenants of this Mortgage or to exercise any option or election herein conferred, shall not be deemed to be a waiver or relinquishment for the future of any such terms, covenants, elections or options.

           Section 9. Mortgage as Security Agreement and Financing Statement. This Mortgage constitutes a security agreement and a financing statement under the Uniform Commercial Code of the State in which the Real Property is situated (the "Code"), and the Mortgagor (debtor under the financing statement) hereby grants to the Mortgagee (secured party under the financing statement) a security interest in all goods and inventory and in all machinery, equipment, fixtures, fittings and building and construction and other property now owned or hereafter acquired by the Mortgagor, and installed or to be installed in or on the Mortgaged Property, or used or to be used in the business, management or operation of the Mortgaged Property, and all substitutions, replacements, additions and accessions thereto (provided that any such substitutions, replacements, additions and accessions shall be in compliance with Section 5 of this Article), together with all cash and non-cash proceeds thereof. The mailing addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) appear at the beginning hereof. The organization number for Mortgagor is DE 0270405 and the tax identification number for Mortgagor is 13-5572386. The Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time, to file in the appropriate office in any Uniform Commercial Code jurisdiction initial financing statements and amendments thereto that (a) describe the Mortgaged Property hereby secured; and (b) contain any other information required by
Article 9 of the Uniform Commercial Code. The Mortgagor shall execute, deliver, file and re-file any financing statements, or continuation statements that the Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. Without limiting the foregoing, the Mortgagor hereby irrevocably appoints the Mortgagee as the attorney-in-fact for the Mortgagor to execute, deliver and file the initial financing statements and all other instruments for and on behalf of the Mortgagor. Notwithstanding any release of any or all of that property included in the Mortgaged Property which is deemed "real property", and proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Secured Indebtedness of the Borrower and the Mortgagor as are now or hereafter secured hereby. This instrument shall be deemed a fixture filing under the Uniform Commercial Code of the State in which the Real Property is situated.

           Section 10. No Assignment. This Mortgage shall not be assigned by the Mortgagor without the prior express written consent of the Mortgagee.

           Section 11. Date of Mortgage. The date of this Mortgage shall be for identification purposes only and shall not be construed to imply that this Mortgage was executed on any date other than the respective dates of the acknowledgments of the parties hereto. This Mortgage shall become effective upon its delivery.

           Section 12. Taxes; Recording Taxes and Fees. (a) The Mortgagor shall promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of this Mortgage or any of its property and assets when the same shall become due and payable, as well as all lawful claims which, if unpaid might become a lien or charge upon such property and assets or any part thereof (the "Impositions"); provided, however, that any such Impositions need not be paid if the validity or amount thereof shall currently be contested in good faith and at Mortgagor's sole expense by appropriate proceedings, but such right to contest shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay such Impositions at the time and in the manner provided in this Section, unless Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object and unless (i) such legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Mortgaged Property, or any part thereof, to satisfy such Impositions or the termination or revocation of any required license, prior to final determination of such proceedings and (ii) if requested in writing by Mortgagee, the Mortgagor shall furnish a good and sufficient bond from a surety company reasonably satisfactory to Mortgagee or other security reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Mortgaged Property. Within ten (10) days of a written request by Mortgagee, Mortgagor shall submit to Mortgagee receipted bills or other evidence showing payment of all real property taxes, mortgage taxes, assessments, governmental charges or levies and lawful claims before any penalty accrues thereon. Within ten (10) days of a written request by Mortgagee, Mortgagor shall submit to Mortgagee an affidavit certifying that all other taxes, assessments and other governmental charges or levies imposed upon Mortgagor in respect of the Mortgaged Property for the most recent fiscal year, and which are currently due and payable, have been paid before accrual of any penalties thereon.

           (b) The Mortgagor shall pay all (i) filing, registration or recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any assignments of rents, profits and leases, any security instrument with respect to any equipment, and any instrument of further assurance; and (ii) all federal, state, county and municipal stamp taxes, mortgage recording taxes, and other taxes, duties, imposts, assessments and charges arising out of or in connection with the Secured Indebtedness, and the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to any equipment or any instrument of further assurance.

           Section 13. Change in Laws. During the term of this Mortgage, in the event of the passage of any law or regulation which changes in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee or the Lenders, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided however, that Mortgagor shall not be responsible for the payment of any income or franchise taxes of the Mortgagee, the Lenders, the Issuing Bank, the A-Advanced Lender, or the Noteholders.

           Section 14. Insurance. (a) Mortgagor shall maintain or cause to be maintained on the Mortgaged Property during the life of this Mortgage, insurance policies in such amounts as Mortgagee shall reasonably require, insuring the Mortgaged Property against fire, extended coverage and such other insurable hazards, casualties and contingencies as Mortgagee may reasonably require.

           (b) Each insurance policy, to the extent available, shall (i) provide that it shall not be canceled, non-renewed or materially amended without 30-days prior written notice to Mortgagee, (ii) with respect to all property insurance, provide for deductibles not to exceed $500,000.00, (iii) contain a "Replacement Cost Endorsement" without any deduction made for depreciation, and (iv) contain a "standard" or "New York" beneficiary clause acceptable to Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Real Property and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy (subject to the foregoing limitation) and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee.

           (c) If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable reason whatsoever such insurance shall become reasonably unsatisfactory to Mortgagee, Mortgagor shall promptly obtain new or additional insurance reasonably satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance that is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

           (d) Mortgagor shall deliver to Mortgagee a certificate of such insurance reasonably acceptable to Mortgagee, together with a copy of the declaration page (as soon as practicable) for each such policy. Mortgagor shall
(i) pay as they become due all premiums for such insurance, (ii) not later than 10 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, certificates thereof, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee.

           (e) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and with reasonable written notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the applicable rate of interest under the Credit Agreement.

           (f) Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

           (g) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Real Property and the other Mortgaged Property and any sub-limits in such blanket policy applicable to the Real Property and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

           Section 15. Damage and Destruction. (a) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Real Property, Mortgagor shall give immediate notice thereof to Mortgagee. Subject to any Loan Documents, the proceeds of insurance policies coming into the possession of Mortgagee shall not be deemed trust funds and Mortgagee shall be entitled to dispose of such funds as provided herein.

           (b) Subject to the provisions of the Credit Agreement, in the event of any damage or destruction to the Mortgaged Property by fire or otherwise, and provided that Mortgagee has received and approved satisfactory evidence of the following as soon as practicable, but in all events within ninety (90) days after the occurrence of the casualty:

                     (i) repairs can be made, within 180 days after the date of the casualty, under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof;

                     (ii) there shall exist no Event of Default or condition which with the passage of time or giving of notice might become an Event of Default;

                     (iii) Mortgagor has available, from insurance proceeds and/or Mortgagor's own funds, sufficient funds as are necessary in the reasonable judgment of Mortgagee to complete the Restoration (as hereinafter defined) and to meet all obligations of the Mortgage Documents, taking into account the change in circumstances resulting from the casualty;

                     (iv) the Restoration can be completed substantially in accordance with the plans and specifications utilized for the original construction of the Real Property, (as the same may be modified to bring the Improvements to compliance with current building and safety codes) or other plans and specifications as are reasonably acceptable to Mortgagee; and

                     (v) any and all permits, certificates, authorizations or approvals required for the Restoration have been or may be properly obtained by Mortgagor;

then Mortgagor and Mortgagee hereby agree that the insurance loss proceeds may be applied by Mortgagor in accordance with the provisions hereof to Restoration (as defined herein). Any such insurance proceeds, less the actual costs, fees and expenses, if any, incurred by Mortgagor in connection with adjustment of the loss shall be held in a trust account (the "Restoration Trust Account") by Mortgagor and shall be applied by Mortgagor to the payment of the cost of any repairs, replacements, rebuilding or alterations required in connection with the Mortgaged Property, including the cost of temporary repairs, protection of property and permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacements, rebuilding or alterations are herein collectively referred to as the "Restoration"), and shall be paid out from time to time as such Restoration progresses if the work for which payment is requested has been done in a good workmanlike manner and substantially in accordance with the plans and specifications therefor. In furtherance of the foregoing, upon the written request of Mortgagee, Mortgagor shall provide the following:

                    (i) A certificate signed by Mortgagor's architect or general contractor setting forth the following:

                     A. A brief description of sums due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration therein specified and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                     B. That, except for the amount, if any, stated (pursuant to the foregoing sub-clause (A)), in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due at the date of such certificate for labor, wages, materials, supplies or services in connection with such Restoration.

                     C. That the cost, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, does not exceed the insurance money, plus any amount deposited by Mortgagor to defray such cost and remaining in the hands of Mortgagee after payment of the sum requested in such certificate, plus interest, if any, reasonably estimated to be earned on all such sums during the remaining Restoration period.

                    (ii) Evidence, reasonably satisfactory to Mortgagee, to the effect that there has not been filed with respect to the Mortgaged Property or any part thereof any vendor's, mechanic's, laborer's, materialman's or other lien (other than invalid or improperly filed liens) which has not been discharged of record, except such as will be discharged by payment of the amount then requested, and that upon such payment no such liens may be validly filed.

Notwithstanding the foregoing, to the extent that the cost of Restoration, as reasonably estimated by Mortgagee, shall be less than $250,000.00, insurance proceeds may be payable directly to Mortgagor, in trust, for the sole purpose of performing the Restoration of the Mortgaged Property.

           Section 16. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor shall, at its expense, diligently prosecute any such proceeding. All awards and proceeds of condemnation shall be paid directly to Mortgagor to be applied in the same manner as insurance proceeds, as provided above (subject to the provisions of any Lease as more particularly described in the provisions hereof dealing with such insurance proceeds).

           Section 17. Compliance with Laws. The Mortgagor agrees to comply with all laws, rules, regulations and ordinances made or promulgated by the United States, the State, County and/or the City in which the Real Property is located and/or any other lawful authority which are now or may hereafter be applicable to the Mortgaged Property (the "Legal Requirements") within such time as may be required by law, provided, however, that Mortgagor shall have the right to contest the application or validity of any such Legal Requirements in good faith at its sole cost and expense by appropriate proceedings but such right shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to comply therewith as provided in this Section unless Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest and unless (a) the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Mortgaged Property, or any part thereof, for failure to comply with such obligations prior to final determination of such proceedings, (b) if during such contest a lien or cloud on title shall exist with respect to any of the Mortgaged Property, Mortgagor shall provide Mortgagee with a good and sufficient bond from a surety company reasonably satisfactory to Mortgagee or other security reasonably satisfactory to Mortgagee in an amount equal to the aforesaid lien or cloud on title or, if the amount thereof is uncertain, in an amount reasonably satisfactory to Mortgagee, and (c) Mortgagee shall not be subject either to civil or criminal liability for any failure by Mortgagor to comply with such obligations during the pendency of such contest.

           Section 18. Hazardous Substances and Asbestos. Mortgagor shall comply with Section 3.20 of the Credit Agreement.

           Section 19. Indemnification. If any action or proceeding arising out of or relating to the Mortgaged Property, this Mortgage or any of the transactions contemplated herein shall be commenced to which action or proceeding the holder of this Mortgage is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, the reasonable expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable attorneys' fees, charges and disbursements through all appeals), shall be paid by the Mortgagor, and until so paid, any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

           Section 20. Assignment of Rents. The Mortgagor hereby assigns to the Mortgagee all present and future leases, rents, issues and profits relating to or arising out of or from the Mortgaged Property as further security for the payment of the Secured Indebtedness, and the Mortgagor grants to the Mortgagee the right to enter upon and to take possession of the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said Secured Indebtedness. This assignment and grant shall continue in effect until all of the Secured Indebtedness is paid and performed in full and all the Obligations have been fully repaid and this Mortgage discharged of record and, to Mortgagor's knowledge, Mortgagee's right to the leases, rents, issues and profits is not contingent upon, and may be exercised without possession of the Mortgaged Property. For so long as no Event of Default exists, the Mortgagee hereby waives the right to enter upon and to take possession of the Mortgaged Property for the purpose of collecting said rents, issues and profits, and Mortgagor shall have the right to collect said rents, issues and profits. The Mortgagor shall not, without the written consent of the Mortgagee, receive or collect rent from any tenant of the Mortgaged Property or any part thereof for a period of more than one month in advance, (excluding any security deposits as provided in leases expressly approved by the Mortgagee) and in the event of any Event of Default under this Mortgage shall pay such rents, issues and profits to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits. If Mortgagor or any other occupant does not surrender possession of the Real Property hereunder in the event of any such Event of Default, Mortgagor and such occupant shall pay monthly in advance to Mortgagee, or to any receiver appointed to receive such rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Mortgaged Property or of such part thereof as may be in the possession of the Mortgagor or any other occupant, and upon default in any such payment Mortgagor and such occupant shall vacate and surrender the possession of the Mortgaged Property to the Mortgagee or to such receiver, and upon a default in vacating and surrendering the same may be evicted by summary or any other available proceedings.

           Section 21. Advances. Upon any Event of Default by the Mortgagor, the Mortgagee may at its option remedy such Event of Default, and all payments made by the Mortgagee to remedy a default by the Mortgagor (including attorneys' fees, charges and disbursements through all appeals) and the total of any payment or payments due from the Mortgagor to the Mortgagee which are in default, together with interest thereon at the highest rate payable from time to time under the Credit Agreement, the Note Agreement or the A-Advanced Guaranty, as applicable, (such interest to be calculated from the date of such advance to the date of payment thereof by the Mortgagor), shall be added to the debt secured by this Mortgage until paid, and the Mortgagor covenants to repay the same to the Mortgagee upon demand. Any such sums and the interest thereon shall be a lien on the Mortgaged Property prior to any other lien attaching to or accruing subsequent to the lien of this Mortgage to the fullest extent permitted by law.

           Section 22. No Waiver of Existing or Future Rights. No other security previously or hereafter granted by Mortgagor to Mortgagee to secure payment of the amount secured by this Mortgage shall be impaired or affected by this Mortgage; and no security subsequently taken by Mortgagee to secure payment of the amount secured by this Mortgage shall affect or impair the lien of this Mortgage, but all such additional security shall be deemed cumulative. Mortgagee may resort for payment of the amount secured by this Mortgage to any security held by Mortgagee, in such order and manner as Mortgagee, in its sole discretion, may elect.

           Section 23. Permitted Encumbrances. Except as permitted pursuant to the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement or the A-Advanced Guaranty, as applicable, at no time throughout the term of this Mortgage shall the Mortgagor create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process and burdens of any kind or nature on or with respect to any of the Mortgaged Property.

           Section 24. Leasehold Mortgage Provisions. (a) Mortgagor covenants and agrees specifically with respect to any Lease described in Schedule "A" (if any) and the leasehold estate created thereunder that: the Mortgagor shall maintain the Lease in full force and effect and not take or allow to be taken any action that would terminate or cancel, or permit the termination or cancellation of, the Lease without the prior written consent of the Mortgagee, and that:

           (b) The Mortgagor will pay on or before the due dates thereof all rents and other amounts payable under the provisions of the Lease and will timely and fully observe and perform all of the terms, covenants, agreements and conditions of the Lease required therein to be observed and performed by the Mortgagor as lessee, and will upon written request furnish to the Mortgagee rental receipts from the lessor under the Lease and other satisfactory evidence of payment evidencing the timely payment of all rents due thereunder, which receipts shall be furnished to the Mortgagee in accordance with the applicable requirements of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty (as applicable). Mortgagor covenants and agrees to deliver to the Mortgagee a copy of any notice of default under the Lease received by Mortgagor immediately after such receipt

           (c) At Mortgagee's election, Mortgagee may make any payments or do any act or thing required to be paid or done by the Mortgagor as lessee under the Lease. Thereupon, Mortgagee shall in addition to all other remedies of Mortgagee available herein, be fully subrogated to any and all rights of lessor, under the terms and provisions of the Lease arising from or relating to such payment or performance.

           (d) Mortgagor will not surrender the easements or leasehold estate created by the Lease, nor voluntarily terminate or cancel the easements or Lease, and Mortgagor will not without the express written consent of the Mortgagee modify, change, supplement, alter, or amend the Lease either orally or in writing, and as further security for the repayment of the Secured Indebtedness, the Mortgagor hereby assigns to the Mortgagee for the ratable benefit of the Mortgagee all of its rights, privileges and prerogatives as lessee under the Lease to terminate, cancel, modify, change, supplement, alter or amend the Lease (which rights, privileges and prerogatives will not be unilaterally exercised by Mortgagee until the occurrence of an Event of Default, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Lease without the prior written consent thereto by the Mortgagee shall be void and of no force and effect. Notwithstanding the foregoing, and provided Mortgagor shall have provided prior notice thereof to Mortgagee, Mortgagor may make nonmaterial modifications of the Lease with the consent of Mortgagee (which consent shall not be unreasonably withheld or delayed).

           (e) No release or forbearance of any obligations under the Lease, pursuant to the Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including Mortgagor's obligations with respect to payment of rents as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions, and agreements contained in the Lease, to be kept, performed and complied with by the lessee therein (except for those terms, provisions, covenants, conditions, and agreements which are specifically waived or released by the lessor under the Lease in writing and approved by the Mortgagee).

           (f) Mortgagor will promptly notify the Mortgagee in writing of the commencement of a proceeding under the federal bankruptcy laws by or against Mortgagor or the lessor under the Lease.

           (g) If any of the Secured Indebtedness secured hereby remains unpaid or unperformed at the time when notice may be given by the lessee under the Lease of the exercise of any right to renew or extend the term of the Lease, Mortgagor will properly and timely exercise such right of extension or renewal and promptly give notice to the lessor of the exercise of such right of extension or renewal.

           (h) In case any proceeds of insurance upon the Land, the Mortgaged Property or any part thereof are deposited with any person other than the Mortgagee pursuant to the requirements of the Lease, Mortgagor will promptly notify the Mortgagee in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited.

           (i) Mortgagor will promptly notify the Mortgagee in writing of any request made by either party to the Lease to the other party thereto for arbitration or appraisal proceedings pursuant to the Lease, and of the institution of any arbitration or appraisal proceedings and promptly deliver to the Mortgagee a copy of the determination of the arbitrators or appraisers in each such proceeding.

           (j) Mortgagor will not reject the Lease pursuant to 11 U.S.C. Section 365(a) or any successor law, or allow the Lease to be deemed rejected by inaction and lapse of time, and will not elect to treat the Lease as terminated by the lessor's rejection of the Lease pursuant to 11 U.S.C. Section 365(h)(1) or any successor law. As further security for the repayment of the Secured Indebtedness secured hereby and for the performance of the covenants, agreements, obligations and conditions herein and in the Lease contained, Mortgagor hereby assigns to the Mortgagee for the ratable benefit of the Mortgagee all of the rights, privileges and prerogatives of Mortgagor and the Mortgagor's bankruptcy trustee to deal with the Lease, which right may arise as a result of the commencement of a proceeding under the federal bankruptcy laws by or against Mortgagor or the lessor under the Lease, including, without limitation, the right to assume or reject or to compel the assumption or rejection of the Lease pursuant to 11 U.S.C. Section 365(1) or any successor law, the right to reject the Lease, or the right to elect whether to treat the Lease as terminated by the lessor's rejection of the Lease or to remain in possession of the premises demised under the Lease and offset damages pursuant to 11 U.S.C. Section 365(h)(1) and the rights of Mortgagor to designate the assignees of the Lease.

           (k) As further security for the Secured Indebtedness, Mortgagor hereby agrees to deposit with the Mortgagee a fully executed counterpart of the Lease and all supplements thereto and amendments thereof, to be retained by the Mortgagee until the Secured Indebtedness is fully paid and performed.

           (l) Mortgagor hereby represents and warrants that except as specifically disclosed in a letter from Mortgagor to Mortgagee dated of even date herewith (a) the Lease is currently in full force and effect and unmodified, (b) Mortgagor has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Real Property demised by the Lease for the full term of the Lease, (c) there is no existing default under the Lease by reason of an act or omission of the lessor or Mortgagor and to the best of Mortgagor's knowledge, no event has occurred which with the lapse of time will authorize the lessor or Mortgagor to terminate the Lease, (d) Mortgagor has not assigned, pledged, mortgaged, hypothecated or otherwise transferred the Lease, (e) Neither lessor or Mortgagor has exercised any option or right to (1) cancel or terminate the Lease or shorten the term thereof, (2) lease additional premises, (3) reduce or relocate the premises demised by the Lease or (4) purchase any property, and
(f) all rentals, if any, accrued to date have been paid and neither the lessor nor Mortgagor claims any present charge, lien or claim of offset against any sum due under the terms of the Lease.

           (m) The Mortgagor shall not abandon any or all of the Mortgaged Property, without the prior written consent of the Mortgagee.

           (n) For purposes of Section 4(b) of Article 1, the term "ownership interest in the Real Property" shall mean "leasehold estate in the Real Property".

           Section 25. Transfer of Mortgaged Property; Space Leases. (a) Except as permitted pursuant to the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty or an express provision of this Mortgage, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property, whether legal or equitable, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest, lease option, contract or any other method or conveyance of real property interests. Further, without the prior written consent of Mortgagee in its sole discretion, there shall be no sale, assignment, transfer, encumbrance, hypothecation or grant a security interest in the stock, partnership interests, membership interests or other beneficial ownership interests of Mortgagor and/or the partners of Mortgagor (in the case of a partnership) except as permitted by the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement and the A-Advanced Guaranty or the other Loan Documents.

           (b) As to any Space Lease relating to all or any portion of the Mortgaged Property, Mortgagor shall (i) promptly perform all of the provisions of the Space Lease on the part of the lessor thereunder to be performed; (ii) appear in and defend any action or proceeding arising under or in any manner connected with the Space Lease or the obligations of Mortgagor as lessor or of the lessee thereunder; (iii) exercise, within ten (10) days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof; and (iv) simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee.

           (c) All Space Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

           (d) If any act or omission of Mortgagor would give any lessee under any Space Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Space Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

           (e) If, in the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Space Lease shall attorn to Mortgagee (or to any other Person succeeding to the interest of Mortgagee as a result of such enforcement) and recognize Mortgagee or such successor in interest as lessor under the Space Lease without change in the provisions thereof, Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than thirty
(30) days before the due date of such installment; (ii) bound by any amendment or modification to the Space Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the premises demised under any Space Lease or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

           Section 26. Future Advances. This Mortgage shall secure the payment of all loans, monies, credit and other Secured Indebtedness, whether the entire amount shall have been advanced at the date hereof or at a later date, or having been advanced, shall have been repaid in part and further advances made at a later date, and whether or not related to the original advances, together with the specified interest thereon all in accordance with the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty or any of the other Loan Documents. It is understood that at any time before the cancellation and release of this Mortgage, the terms of the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty, the Intercreditor Agreement or any of the other Loan Documents, including the terms of repayment, may from time to time be modified or amended in writing by the parties thereto to include or provide for additional or future advances and this Mortgage shall secure all such additional or future advances.

           Without limiting the foregoing, this Mortgage secures all advances made by Mortgagee of any kind or nature described in 42 Pa.C.S.A. ss.8144. If Mortgagor sends a written notice to Mortgagee which purports to limit the indebtedness secured by this Mortgage and to release the obligation of Mortgagee to make any additional advances to or for the benefit of Mortgagor, such a notice shall be ineffective as to any future advances made: (i) to pay taxes, assessments, maintenance charges and insurance premiums, (ii) for costs incurred for the protection of the Mortgaged Property or the lien of the Mortgage, (iii) on account of expenses incurred by Mortgagee by reason of a default of Mortgagor under the Loan Documents, and (iv) on account of any other costs incurred by Mortgagee to protect and preserve the Mortgaged Property or the lien of this Mortgage. It is the intention of the parties hereto that any such advance made by Mortgagee after any such notice by Mortgagor shall be secured by the lien of this Mortgage on the Mortgaged Property.

           Section 27. Application of Payments and Repayments. So long as the balance of the Obligations under the Credit Agreement, and the indebtedness evidenced by the Notes and the A-Advanced Notes, exceeds the portion of the Secured Indebtedness secured by this Mortgage, any payments and repayments of the Loans or the payment of principal and interest on said Notes or A-Advanced Notes shall not be deemed to be applied against, or to reduce, the portion of the Secured Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Secured Indebtedness as are secured by mortgages and deeds of trust encumbering real property located outside the State in which the Real Property is located, which mortgages and deeds of trust also secure in part the Secured Indebtedness (except to the extent, if any, that specific mortgages and deeds of trust in such states contain specific limitations on the amount secured).

           Section 28. Other Security. Mortgagee may resort to any other security held by Mortgagee for the payment of the Secured Indebtedness or the performance of the Obligations in such order and manner as Mortgagee may elect; provided, however, that Mortgagee may resort to the sale of any other security held by Mortgagee for the payment of the Secured Indebtedness or the performance of the Obligations to the extent that the sale of any such other security is, in the reasonable judgment of Mortgagee, necessary for the payment of the Secured Indebtedness or the performance of the Obligations and no such action by Mortgagee shall operate to modify or terminate any of the rights, powers or remedies contained in the Loan Documents.

           Section 29. No Exhaustion of Remedies Required. Notwithstanding anything contained herein to the contrary, Mortgagee shall be under no duty to Mortgagor, any Subsidiary, or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Mortgaged Property or any part thereof or on any other security held by Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to Mortgagee, whether under this Mortgage or any other document evidencing or securing the payment of the Secured Indebtedness or the performance of the Obligations prior to the sale of the Mortgaged Property.

           Section 30. No Merger of Estates. If the Real Property consists of a leasehold estate, then so long as the Secured Indebtedness shall remain unpaid, unless Mortgagee shall otherwise consent, the fee title to any leasehold estate in the Real Property created by the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates either in the lessor or in the lessee under the Lease or in a third party, by purchase or otherwise. Mortgagor further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the Real Property, or any part thereof, covered by the Lease or this Mortgage, this Mortgage shall attach to and cover and be a lien upon such other estate so acquired, and such other estate so acquired by Mortgagor shall be mortgaged to Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged. Mortgagor shall, upon demand, execute such further instruments to facilitate the intent of this Section, as Mortgagee shall reasonably request.


                                   ARTICLE II

             THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS SHALL BE
                    AN EVENT OF DEFAULT UNDER THIS MORTGAGE:

           Section 1. Event of Default Under the Loan Documents. The occurrence of any Event of Default under the Intercreditor Agreement, the Credit Agreement, the Note Agreement, the A-Advanced Guaranty (solely with respect to the Borrower) and/or this Mortgage, or any of the other Loan Documents.

           Section 2. Subsidiary Cross-Default. The occurrence of any Event of Default under any of the agreements, mortgages or other instruments evidencing, securing or relating to any Secured Indebtedness or other sums owed by any Guarantor to the Issuing Bank, the Lenders, the Noteholders or the A-Advanced Lender which is not cured after the expiration of applicable grace periods, if any, including without limitation, the mortgages and deeds of trust given contemporaneously herewith by the Guarantors.

           Section 3. Transfers. If the Real Property or any interest therein shall be transferred except as permitted in Section 25 (a) of Article I hereof.

           Section 4. Breach of Covenants. The Mortgagor shall have failed to perform any of the terms, covenants, conditions or undertakings contained in this Mortgage and such failure shall continue un-remedied for thirty (30) days after Mortgagor receives written notice from Mortgagee of said failure.

           Section 5. Other Foreclosures. In the event that proceedings shall have been instituted for foreclosure or collection of any mortgage, judgment, or lien prior, equal to or subordinate to the lien of this Mortgage affecting the Mortgaged Property or any part thereof.

           Section 6. Default under Lease. The occurrence of a default under the Lease that is not cured within the applicable grace periods set forth in the Lease, shall be a default under this Mortgage.

                                  ARTICLE III

        IN THE EVENT THERE SHALL OCCUR AN EVENT OF DEFAULT, THE MORTGAGEE
            MAY TAKE ANY OR ALL OF THE FOLLOWING ACTIONS, AT THE SAME
                             OR AT DIFFERENT TIMES:

           Section 1. Acceleration. Declare the entire Secured Indebtedness to be due and payable immediately, and upon any such declaration, the entire unpaid balance of the Secured Indebtedness shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Mortgagor, anything herein or in any other Loan Documents notwithstanding.

           Section 2. Possession. Upon the occurrence of an Event of Default the holder of this Mortgage shall have the right forthwith after any such Event of Default to enter upon, and take possession of the Mortgaged Property, and to lease and let the said Mortgaged Property, and to receive all the rents, issues and profits thereof which are overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, on account of the amounts hereby secured; and the holder of this Mortgage is given and granted full power and authority to do any act or thing which the Mortgagor or the successors or assigns of the Mortgagor who may then own the Mortgaged Property might or could do in connection with the management and operation of the Mortgaged Property (including, without limitation, complete the construction of any Improvements and, in the course of such completion, make such changes to the Mortgaged Property as Mortgagee deems advisable). This remedy shall be effective either with or without any action brought to foreclose this Mortgage and without applying at any time for a receiver of such rents. Should said rents or any part thereof be assigned without the consent of the holder of this Mortgage, then the Secured Indebtedness shall at the option of the holder hereof become due and payable immediately, anything herein contained to the contrary notwithstanding. Costs and expenses incurred by the Mortgagee under this Section shall become part of the Secured Indebtedness secured hereunder.

           Section 3. Foreclosure. The Mortgagee may institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage, and proceed thereon to final judgment and execution of the entire amount secured hereby including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect. The failure to make any tenant a party defendant to a foreclosure proceeding and to foreclose its rights will not be asserted by the Mortgagor as a defense in any proceeding instituted by the Mortgagee to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property. Costs and expenses incurred by the Mortgage under this Section shall become part of the Secured Indebtedness secured hereby. Proceeds realized from a foreclosure of this Mortgage shall be applied in accord with the provisions of the Intercreditor Agreement and Section 5 of this Article 3 and, in any event, in accord with the provisions of applicable law.

           Section 4. Sale. The Mortgagee may, either with or without entry or taking possession of the Mortgaged Property as provided in this Mortgage or otherwise, personally or by its agents, and without prejudice to the right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable Laws and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place, and upon such terms and after such notice as may be required or permitted by applicable Laws.

           Section 5. Application of Proceeds; Excess Monies. The proceeds of any sale made under or by virtue of this Article, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, together with any other sums which may then be held by Mortgagee pursuant to this Mortgage, whether under the provisions of this Article or otherwise, shall be applied as follows:

           (a) first, to Mortgagee for payment of the costs and expenses of such sale and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, and all taxes and assessments due upon the Mortgaged Property at the time of such sale and to discharge any lien or other encumbrance prior to this Mortgage, except any taxes, assessments, liens or other encumbrances subject to which the Mortgaged Property shall have been sold,

           (b) second, to the payment of whatever sums may then remain unpaid on account of the Secured Indebtedness with interest thereon on the date of payment in accordance with any order of priorities specified in the Intercreditor Agreement,

           (c) third, to the payment of any other sums required to be paid by Mortgagor pursuant to any provisions of the Intercreditor Agreement or any of the other Loan Documents, including, without limitation, to the payment of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage or in connection with the enforcement thereof, together with interest on all such advances,

           Section 6. Deficiency Decree. If at any foreclosure proceeding the Mortgaged Property shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against Mortgagor and against the property of Mortgagor for the amount of such deficiency, subject to applicable laws; and Mortgagor does hereby irrevocably consent to the appointment of a receiver for the Mortgaged Property and the property of Mortgagor and of the rents, issues and profits thereof after such sale and until such deficiency decree is satisfied in full.

           Section 7. Appointment of Receiver. The Mortgagee may have a receiver of the rents, issues and profits of the Mortgaged Property appointed without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby, and the Mortgagor and each such person waive such proof and consent to the appointment of a receiver.

           Section 8. Confession of Judgment. FOR THE PURPOSE OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY IN THE EVENT OF ANY DEFAULT HEREUNDER OR UNDER THE NOTE, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN AN ACTION IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY, IN FAVOR OF MORTGAGEE, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY, MORTGAGEE MAY CONFESS JUDGMENT IN AN ACTION IN EJECTMENT BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO ENFORCE THE NOTE, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A SHERIFF'S SALE OR JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE MORTGAGED PROPERTY IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THE MORTGAGE AND THE NOTE, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE;

                     Mortgagor's Initials_________________


           Section 9. Waivers of Right. Along with any and all agreements, waivers and relinquishments made by Mortgagor under this Mortgage and the other Loan Documents, Mortgagor waives (i) the benefit of all Laws now existing or that hereafter may be enacted providing for any appraisement before sale of any portion of the Mortgaged Property; and (ii) the benefit of all Laws that may be hereafter enacted in any way extending the time for enforcing collection of the Secured Indebtedness, or creating or extending a period of redemption from any sale made in collecting the Secured Indebtedness. Mortgagor acknowledges and agrees that the Mortgaged Property may be located in one or more States and therefor Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require Mortgagee to proceed to enforce or exercise any rights, powers and remedies they may have under the Credit Agreement, the Note Agreement, the A-Advanced Guaranty and the other Loan Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Mortgagor further agrees that any particular proceeding, including without limitation foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Real Property, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Real Property. To the fullest extent that Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any redemption, valuation, appraisement, stay of execution or extension; and Mortgagor, for itself and on behalf of Mortgagors' heirs, devisees, representatives, successors and assigns, and on behalf of all other persons now or hereafter claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, marshalling, stay of execution, extension, and notice of election to mature or declare due the whole of the Secured Indebtedness in the event of the foreclosure of the lien hereby created. Mortgagor further agrees that if any law referred to in this Section and now in force, of which Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Mortgagor expressly waives and relinquishes any and all rights and remedies that Mortgagor may have or be able to assert by reason of the Laws of the State of jurisdiction pertaining to the rights and remedies of sureties. Mortgagor makes these agreements, waivers and relinquishments knowingly after consulting with and considering the advice of independent legal counsel selected by Mortgagor.

           Section 10. Other Remedies. During the occurrence of an Event of Default, the Mortgagee may also exercise any and all remedies available to it in law or in equity or under the Credit Agreement, the Note Agreement, the Guaranty and Security Agreement, the A-Advanced Guaranty or the other Loan Documents (subject to the terms of the Intercreditor Agreement) without regard as any particular order of remedy exercised. Without limiting the foregoing, Mortgagee shall be entitled to enforce payment and performance of the Secured Indebtedness or the Obligations and to exercise all rights and powers under this Mortgage or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Secured Indebtedness and the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this

Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagor or Mortgagee, it being agreed that Mortgagor and Mortgagee, and each of them, shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as they or either of them may in their absolute discretion determine. No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee, or to which Mortgagee may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and either of them may pursue inconsistent remedies.

           Section 11. Multi-site Collateral. If (a) the Real Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county or city, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the mortgagee or beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) securing the Secured Indebtedness upon other property in the State in which the Real Property is located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Secured Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county or city in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Mortgagee to extend the Secured Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Secured Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Real Property are located, Mortgagee may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Mortgaged Property in a trustee's sale, to foreclose this Mortgage or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale by the Mortgagee in any such proceedings shall not prejudice, limit or preclude Mortgagee's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Property is located) which directly or indirectly secures the Secured Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgagee, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

           Section 12. JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN MORTGAGOR AND MORTGAGEE THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN MORTGAGOR AND MORTGAGEE.

           Section 13. Service of Process. In the event the Mortgagee brings any action or commences any proceeding to enforce the provisions of this Mortgage, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing by registered mail, return receipt requested, or by delivering a copy of such process to the Mortgagor at its address referred to in Section 2 of Article IV of this Mortgage, with a copy mailed by registered mail, return receipt requested, to Gold Mills, Inc., c/o Guilford Mills, Inc., 4925 West Market Street, Greensboro, NC 27407, Attn: Robert Emken, which is hereby irrevocably designated, empowered and appointed by the Mortgagor as its agent to receive and accept on behalf of the Mortgagor service of any summons, complaint, or such other process in any such action or proceeding. Nothing in this Section shall affect the right of the Mortgagee to serve legal process in any other manner permitted by law.

           Section 14. Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the Secured Indebtedness, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Indebtedness, and all payments made on the Secured Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Indebtedness that is not secured or fully secured by the lien of this Mortgaged Property.

                                   ARTICLE IV

                                  MISCELLANEOUS

           Section 1. Cumulative Rights. The rights and remedies herein expressed to be vested in or conferred upon the Mortgagee shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable Law. The failure, at any one or more times, of the Mortgagee to assert the right to declare the Secured Indebtedness due, or the granting by the Mortgagee of any extension or extensions of time of payment of the Secured Indebtedness either to the maker or to any other person, or taking of other or additional security by the Mortgagee for the payment thereof, or the release of any security, or the modification of any of the terms of this Mortgage, the Intercreditor Agreement, the Credit Agreement, the Note Agreement, the Notes, or any of the other Loan Documents, or the waiver of or failure to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Mortgage nor the rights of the Mortgagee hereunder, nor operate as a release from any liability under the Intercreditor Agreement, the Credit Agreement, the Note Agreement, the Notes, or any of the other Loan Documents evidencing the Secured Indebtedness, nor under any covenant or stipulation therein contained, nor under any agreement assuming the payment of said Secured Indebtedness.

           Section 2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered in writing (or if by facsimile communications equipment, the day delivered by such equipment) to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing) or, if sent by certified or registered mail, on the third (3rd) day after the day on which mailed, addressed to such party at such address:

                     If to the
                     Mortgagor:           Gold Mills, Inc.
                                          c/o Guilford Mills, Inc.
                                          4935 West Market Street
                                          Greensboro, NC 27407
                                          Fax No: 336-316-4057
                                          Attn: Robert Emken

                     With a copy to:      Weil, Gotschal & Manges LLP
                                          767 Fifth Avenue
                                          New York, NY 10153
                                          Fax No: 212-310-8007
                                          Attn:  Managing Partner,
                                                 Real Estate Department

                     If to the
                     Mortgagee:           Wachovia Bank, National Association
                                          301 S. College Street
                                          Charlotte, NC 28288
                                          Fax No: 704-383-6249
                                          Attn: Colleen McCullum

                     With a copy to:      Morgan, Lewis & Bockius LLP
                                          101 Park Avenue
                                          New York, NY 10178
                                          Fax No: 212-309-6273
                                          Attn: Chester P. Lee, Esq.

           Section 3. Successors and Assigns. All of the terms, covenants, provisions and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, executors, administrators, successors, and assigns of the Mortgagor and the Mortgagee, and are intended and shall be held to be real covenants running with the land, and the term "Mortgagor" shall also include any and all subsequent owners and successors in title of the Mortgaged Property.

           Section 4. Gender. When such interpretation is appropriate, any word denoting gender used herein shall include all persons, natural or artificial, and words used in the singular shall include the plural.

           Section 5. Severability. If any court determines that any provision of this Mortgage is void or unenforceable, the Mortgage shall remain in effect in accordance with its terms excluding the provision declared void or unenforceable, unless Mortgagee (in Mortgagee's exclusive discretion) determines that the entire Mortgage should be terminated.

           Section 6. Amendment. This Mortgage may not be changed or terminated, or any term or provision thereof waived or discharged, except in writing signed by the party against whom such change, termination, waiver or discharge is sought. This Mortgage and all its terms, covenants, conditions, and provisions shall run with the land and shall bind Mortgagor and Mortgagor's heirs, legal representatives, successors, assigns, and any and all subsequent owners, encumbrancers, and tenants of the Real Property and shall inure to the benefit of Mortgagee and Mortgagee's successors, permitted assigns, and legal representative and all subsequent holders of this Mortgage. Schedules "A" and "B" annexed hereto are made a part of this Mortgage as though fully set forth herein.

           Section 7. Governing Law. This Mortgage shall be governed by and construed in accordance with the internal laws of the State in which the Real Property is located. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

           Section 8. Limitation of Interest. It is the intent of Mortgagor and Mortgagee in the execution of this Mortgage and all other Loan Documents to contract in strict compliance with the usury laws governing the Secured Indebtedness evidenced by the Loan Documents. In furtherance thereof, Mortgagor and Mortgagee stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws governing the Loan Documents evidencing the Secured Indebtedness. Mortgagor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Secured Indebtedness shall never be required to pay interest on the Secured Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under the laws governing the Loan Documents evidencing the Secured Indebtedness, and the provisions of this Section shall control over all other provisions of the Credit Agreement, the Note Agreement, the Notes, the A-Advanced Guaranty and the other Loan Documents and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event the Collateral Agent, any Lender, or any other holder of the Secured Indebtedness shall collect monies that are deemed to constitute interest and that would otherwise increase the effective interest rate on the Secured Indebtedness to a rate in excess of that permitted to be charged by the usury laws, all such sums deemed to constitute interest in excess of the legal rate shall be applied in accordance with the provisions of the Credit Agreement.

           Section 9. Conflict. Notwithstanding any other provision of this Mortgage to the contrary, in the case of any conflict or inconsistency between any provision of this Mortgage and the Credit Agreement, the provisions of the Credit Agreement shall control.


MORTGAGOR HEREBY ACKNOWLEDGES THAT THIS MORTGAGE CONTAINS PROVISIONS AUTHORIZING A CONFESSION OF JUDGMENT FOR THE POSSESSION OF THE MORTGAGED PROPERTY AND AFTER CONSULTATION WITH INDEPENDENT LEGAL COUNSEL UNDERSTANDS THE EFFECTS AND CONSEQUENCES OF SUCH AUTHORIZATION.

THE MORTGAGOR FURTHER DECLARES THAT THE MORTGAGOR HAS READ THIS MORTGAGE, HAS SIGNED THIS MORTGAGE AS OF THE DATE AT THE TOP OF THE FIRST PAGE AND THE MORTGAGOR ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE AND COMPLETE COPY OF THIS MORTGAGE.

IN WITNESS WHEREOF, the Mortgagor has duly caused this Mortgage to be duly executed and delivered as of the day and year first above written.


ATTEST:                                        Gold Mills, Inc.


____________________[SEAL]                     By: ______________________[SEAL]



Signed and Acknowledged
in the presence of:


----------------------------------


----------------------------------


The undersigned certifies that the residence address of Collateral Agent is 301
S. College Street, Charlotte, NC 28288.

WACHOVIA BANK, NATIONAL ASSOCIATION


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )



           On the ___ day of ____________, 2002, before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                            ------------------------
                                                  Notary Public


[Notary Seal]

                                  SCHEDULE "A"
                                  ------------

                               LEGAL DESCRIPTION
                               -----------------

                                  SCHEDULE "B"
                                  ------------

                             PERMITTED ENCUMBRANCES
                             ----------------------



The Permitted Liens as defined in Section 6.2 of the Credit Agreement.

                                                                    EXHIBIT B-4
                        FORM OF PATENT SECURITY AGREEMENT
                        ---------------------------------



               WHEREAS, Guilford Mills, Inc., a Delaware corporation ("GMI") and each of the Guarantors whose signature appears at the foot hereof (as hereinafter defined) (GMI and the Guarantors are collectively referred to as the "Pledgors"), now own or hold or may hereafter acquire or hold Patents (defined as all of the following: all United States and foreign patents and patent applications, whether now existing or hereafter arising or acquired and all reissues, continuations, continuations-in-part or extensions thereof) including, without limitation, the Patents listed on Schedule A annexed hereto, as such Schedule may be amended from time to time by the addition of Patents subsequently arising or acquired;

               WHEREAS, each Pledgor is a party to a Guaranty, Security and Pledge Agreement dated as of October __, 2002 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") among such Pledgor, the A-Advanced Lender referred to therein (the "A-Advanced Lender"), the Noteholders referred to therein (the "Noteholders") and Wachovia Bank, National Association as Collateral Agent for the benefit of the A-Advanced Lender and the Noteholders (in such capacity, and together with its successors and assigns, the "Collateral Agent"; and collectively with the A-Advanced Lenders and the Noteholders, the "Secured Parties"), to which reference is made for definitions of capitalized terms used and not otherwise defined herein;

               WHEREAS, pursuant to the terms of the Security Agreement, each Pledgor has granted to the Collateral Agent (for the benefit of the Secured Parties) a security interest in all of such Pledgor's right, title and interest in and to personal property including, without limitation, all right, title and interest of such Pledgor in, to and under all of the Pledgor's Patents and licenses to use Patents held by others (including, without limitation, those Patent licenses listed on Schedule B hereto), whether presently existing or hereafter arising or acquired, and all products and proceeds thereof and all income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of any infringement or dilution of any Patent or Patent license for the full term of the Patents, to secure the due and punctual payment and performance of the Secured Obligations (as defined in the Security Agreement).

               NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor does, as security for the due and punctual payment and performance of the Secured Obligations, hereby grant to the Collateral Agent (for the benefit of the Secured Parties) a continuing security interest in all of such Pledgor's right, title and interest in, to and under the following (all of the following items or types of property being collectively referred to herein as the "Patent Collateral"), whether presently existing or hereafter arising or acquired:

               (i) each Patent, including, without limitation, each Patent and Patent application referred to in Schedule A annexed hereto;

               (ii) each Patent license, including, without limitation, each Patent license referred to in Schedule B annexed hereto, to the extent such Patent license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

               (iii) all products and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by the Pledgor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent license.

               Each Pledgor agrees to deliver updated copies of Schedule A and Schedule B to the Collateral Agent at the end of any quarter in which the Pledgor applies for the registration of, registers or otherwise acquires any Patent not listed on Schedule A hereto or enters into any Patent license not listed on Schedule B hereto, and to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of such Pledgor, such further instruments or documents (in form and substance satisfactory to the Collateral Agent), and promptly perform, or cause to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Collateral Agent, to carry out the provisions and purposes of Section 3 of the Security Agreement and this Patent Security Agreement, and to provide, perfect and preserve the Liens (as defined in the Security Agreement) of the Collateral Agent for the benefit of the Secured Parties under the Security Agreement, the Related Documents (as defined in the Security Agreement) and this Patent Security Agreement, in the Patent Collateral or any portion thereof.

               Each Pledgor agrees that if any person, firm, corporation or other entity shall do or perform any acts which the Collateral Agent believes constitute an infringement of any Patent which is the subject of this Patent Security Agreement, or violate or infringe any right of a Pledgor or the Secured Parties therein or if any person, firm, corporation or other entity shall do or perform any acts which the Collateral Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, upon 30 days' prior written notice to such Pledgor (or if an Event of Default (as defined in the Security Agreement) is continuing, then without such notice), the Collateral Agent may and shall have the right to take such steps and institute such suits or proceedings as the Collateral Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Collateral Agent may take such steps or institute such suits or proceedings in its own name or in the name of each Pledgor or in the names of the parties jointly. The Collateral Agent hereby agrees to give such Pledgor notice of any steps taken, or any suits or proceedings instituted, by the Collateral Agent pursuant to this paragraph.

               This security interest is granted in conjunction with the security interests granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement. Each Pledgor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent (for the benefit of the Secured Parties) with respect to the security interest in the Patent Collateral made and granted hereby are subject to, and are more fully set forth in, the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

               This Patent Security Agreement is made for collateral purposes only. At such time as all of the Secured Obligations shall have been fully and indefeasibly repaid in full and performed, the Collateral Agent (on behalf of the Secured Parties) shall execute and deliver to each Pledgor, at such

Pledgor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may reasonably be requested in order to terminate the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Patent Collateral, subject to any disposition thereof which may have been made by the Collateral Agent pursuant to the terms hereof or of the Security Agreement.

               So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Security Agreement and the other Related Documents to which it is a party, each Pledgor may use the Patent Collateral in any lawful manner.

               THIS PATENT SECURITY AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

               IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be duly executed as of October __, 2002.


                                        PLEDGORS:



                                        GUILFORD MILLS, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        GUARANTORS:

                                        CURTAINS AND FABRICS, INC.
                                        GOLD MILLS, INC.
                                        RASCHEL FASHION INTERKNITTING,LTD.
                                        GFD FABRICS,INC.
                                        GFD SERVICES,INC.
                                        MEXICAN INDUSTRIES OF
                                        NORTH CAROLINA, INC.
                                        HOFMANN LACES, LTD.
                                        ADVISORY RESEARCH SERVICES, INC.
                                        GUILFORD MILLS (MICHIGAN), INC.
                                        GUILFORD AIRMONT, INC.
                                        GOLD MILL FARMS, INC.
                                        GMI COMPUTER SALES, INC.
                                        TWIN RIVERS TEXTILE PRINTING AND
                                           FINISHING

                                        By:_____________________________________
                                           Name:
                                           Title:

ACCEPTED:

WACHOVIA BANK,
NATIONAL ASSOCIATION
as Collateral Agent


By:_____________________________________
   Name:
   Title:

STATE OF NEW YORK      )
                       :    ss.:
COUNTY OF NEW YORK     )



           On the ____ day of October, in the year 2002, before me personally came David H. Taylor, to me known, who, being by me sworn, did say that he or she is the Interim CFO of Guilford Mills, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                      -----------------------------------
                                      Notary Public

STATE OF NEW YORK      )
                       :    ss.:
COUNTY OF NEW YORK     )



           On the ____ day of October, in the year 2002, before me personally came David H. Taylor, to me known, who, being by me sworn, did say that he or she is the Interim CFO of each of the Guarantors defined herein, which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                             Notary Public

STATE OF               )
                       :    ss.:
COUNTY OF              )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Gold Mills, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                           -----------------------------------
                                           Notary Public

STATE OF               )
                       :    ss.:
COUNTY OF              )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Raschel Fashion Interknitting, Ltd., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                            -----------------------------------
                                                   Notary Public

STATE OF               )
                       :    ss.:
COUNTY OF              )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of GFD Fabrics, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                          -----------------------------------
                                                 Notary Public

STATE OF                )
                        :    ss.:
COUNTY OF               )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of GFD Services, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                              ----------------------------------
                                                      Notary Public

STATE OF             )
                     :    ss.:
COUNTY OF            )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Mexican Industries of North Carolina, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                            -----------------------------------
                                                    Notary Public

STATE OF             )
                     :    ss.:
COUNTY OF            )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Hofmann Laces, Ltd., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                     Notary Public

STATE OF              )
                      :    ss.:
COUNTY OF             )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Advisory Research Services, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF              )
                      :    ss.:
COUNTY OF             )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Guilford Mills (Michigan), Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF              )
                      :    ss.:
COUNTY OF             )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Guilford Airmont, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF              )
                      :    ss.:
COUNTY OF             )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Gold Mill Farms, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                  Notary Public

STATE OF              )
                      :    ss.:
COUNTY OF             )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of GMI Computer Sales, Inc., which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                  Notary Public

STATE OF               )
                       :    ss.:
COUNTY OF              )



           On the ____ day of ________________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that he or she is the ___________________________ of Twin Rivers Textile Printing and Finishing, which corporation is described in, and executed, the above instrument, and that he or she signed his or her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

                                                                   Schedule A to
                                                       Patent Security Agreement
                                                       -------------------------


                      PATENTS AND APPLICATIONS FOR PATENTS



Owner                Patent No.          Title of Invention         Issue Date
-----                ----------          ------------------         ----------

                                 PATENT LICENSES

                                                                     EXHIBIT B-5
                      FORM OF TRADEMARK SECURITY AGREEMENT


                      (TRADEMARKS, TRADEMARK REGISTRATIONS,
                 TRADEMARK APPLICATIONS AND TRADEMARK LICENSES)



               WHEREAS, GUILFORD MILLS, INC., a Delaware corporation ("GMI"), and each of the Guarantors referred to in the Security Agreement (as hereinafter defined) (GMI and the Guarantors are collectively referred to as the "Pledgors"), now own or hold or may hereafter acquire or hold Trademarks (defined as all of the following: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source of business identifiers and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof or similar property rights, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all reissues, extensions or renewals thereof) including, without limitation, the Trademarks listed on Schedule A annexed hereto, as such Schedule may be amended from time to time by the addition of Trademarks subsequently registered or otherwise adopted or acquired;

               WHEREAS, each Pledgor is party to a Guaranty, Security and Pledge Agreement dated as of October __, 2002 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") among GMI, the Guarantors referred to therein (the "Guarantors"), the A-Advanced Lender referred to therein (the "A-Advanced Lender"), the Noteholders referred to therein (the "Noteholders") and Wachovia Bank, National Association as Collateral Agent for the A-Advanced Lender and the Noteholders (in such capacity, and together with its successors and assigns, the "Collateral Agent"; and collectively with the A-Advanced Lender and the Noteholders, the "Secured Parties"), to which reference is made for definitions of capitalized terms used and not otherwise defined herein;

               WHEREAS, pursuant to the terms of the Security Agreement, each of the Pledgors has granted to the Collateral Agent (for the benefit of the Secured Parties) a security interest in all personal property of such Pledgor including, without limitation, all right, title and interest of such Pledgor in, to and under all of such Pledgor's Trademarks and Trademark licenses (including, without limitation, those Trademark licenses listed on Schedule B hereto), whether presently existing or hereafter arising, adopted or acquired, together with the goodwill of the business connected with, and symbolized by, the Trademarks and all products and proceeds thereof and all income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of the Secured Obligations (such term being used herein as defined in the Security Agreement);

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor does, as security for the Obligations, hereby grant to the Collateral Agent (for the benefit of the Secured Parties) a continuing security interest in all of such Pledgor's right, title and interest in, to and under the following (all of the following items or types of property being collectively referred to herein as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

               (i) each Trademark and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, including, without limitation, each Trademark referred to in Schedule A annexed hereto;

               (ii) each Trademark license, including, without limitation, each Trademark license referred to in Schedule B annexed hereto, to the extent such Trademark license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

               (iii) all products and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by any Pledgor against third parties for the past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark license, or for injury to the goodwill associated with any Trademark.

               Each Pledgor agrees to deliver updated copies of Schedule A and Schedule B to the Collateral Agent at the end of any quarter in which such Pledgor registers or otherwise adopts or acquires any Trademark not listed on Schedule A hereto or enters into any Trademark license not listed on Schedule B hereto, and to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of the Pledgors, such further instruments or documents (in form and substance satisfactory to the Collateral Agent), and promptly perform, or cause to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Collateral Agent, to carry out the provisions and purposes of Section 3 of the Security Agreement and this Trademark Security Agreement, and to provide, perfect and preserve the Liens (as defined in the Security Agreement) of the Collateral Agent for the benefit of the Secured Parties under the Security Agreement, the Related Documents (as defined in the Security Agreement) and this Trademark Security Agreement, in the Trademark Collateral or any portion thereof.

               Each Pledgor agrees that if any person, firm, corporation or other entity shall do or perform any acts which the Collateral Agent believes constitute an infringement of any Trademark, or violate or infringe any right of a Pledgor or the Secured Parties therein or if any person, firm, corporation or other entity shall do or perform any acts which the Collateral Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, upon 30 days' prior written notice to such Pledgor while an Event of Default (as defined in the Security Agreement) is continuing, the Collateral Agent may and shall have the right to take such steps and institute such suits or proceedings as the Collateral Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Collateral Agent may take such steps or institute such suits or proceedings in its own name or in the name of the applicable Pledgor or in the names of the parties jointly. The Collateral Agent hereby agrees to give the applicable Pledgor notice of any steps taken, or any suits or proceedings instituted, by the Collateral Agent pursuant to this paragraph.

               This security interest is granted in conjunction with the security interests granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement. Each Pledgor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent (for the benefit of the Secured Parties) with respect to the security interest in the Trademark Collateral made and granted hereby are subject to, and more fully set forth in, the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

               This Trademark Security Agreement is made for collateral purposes only. At such time as all of the Secured Obligations have been indefeasibly repaid in full, the Collateral Agent (on behalf of the Secured Parties), shall execute and deliver to such Pledgors, at GMI's or the applicable Pledgor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Trademark Collateral, subject to any disposition thereof which may have been made by the Collateral Agent pursuant to the terms hereof or of the Security Agreement.

               So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Security Agreement and the other Related Documents to which it is a party, each Pledgor may use, license and exploit the Trademark Collateral in any lawful manner.

               THIS TRADEMARK SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the Pledgors have caused this Trademark Security Agreement to be duly executed as of October __, 2002.

                                           PLEDGORS:



                                           GUILFORD MILLS, INC.

                                           By:__________________________________
                                              Name:
                                              Title:

                                           GUARANTORS:

                                           CURTAINS AND FABRICS, INC.
                                           GOLD MILLS, INC.
                                           RASCHEL FASHION INTERKNITTING,LTD.
                                           GFD FABRICS,INC.
                                           GFD SERVICES,INC.
                                           MEXICAN INDUSTRIES OF
                                           NORTH CAROLINA, INC.
                                           HOFMANN LACES, LTD.
                                           ADVISORY RESEARCH SERVICES, INC.
                                           GUILFORD MILLS (MICHIGAN), INC.
                                           GUILFORD AIRMONT, INC.
                                           GOLD MILL FARMS, INC.
                                           GMI COMPUTER SALES, INC.
                                           TWIN RIVERS TEXTILE PRINTING AND
                                            FINISHING

                                           By:__________________________________
                                              Name:
                                              Title:

ACCEPTED:

WACHOVIA BANK,
NATIONAL ASSOCIATION
as Collateral Agent


By:__________________________________
   Name:
   Title:

STATE OF NEW YORK      )
                       :    ss.:
COUNTY OF NEW YORK     )



           On the ____ day of October, in the year 2002, before me personally came David H. Taylor, to me known, who, being by me sworn, did say that s/he is the Interim CFO of Guilford Mills, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF NEW YORK      )
                       :    ss.:
COUNTY OF NEW YORK     )



           On the ____ day of October, in the year 2002, before me personally came David H. Taylor, to me known, who, being by me sworn, did say that s/he is the Interim CFO of each of the Guarantors defined herein, which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Gold Mills, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________                         )
                                                :    ss.:
COUNTY OF ____________                          )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Raschel Fashion Interknitting, Ltd., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of GFD Fabrics, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________                         )
                                                :    ss.:
COUNTY OF ____________                          )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of GFD Services, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________     )
                            :    ss.:
COUNTY OF ____________      )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Mexican Industries of North Carolina, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Hofmann Laces, Ltd., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Advisory Research Services, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Guilford Mills (Michigan), Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Guilford Airmont, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Gold Mill Farms, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________    )
                           :    ss.:
COUNTY OF ____________     )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of GMI Computer Sales, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                             -----------------------------------
                                                   Notary Public

STATE OF ______________                         )
                                                :    ss.:
COUNTY OF ____________                          )



           On the ____ day of __________, in the year 2002, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is the ____________ of Twin Rivers Textile Printing and Finishing, which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.




                                            -----------------------------------
                                                   Notary Public

                                                         Schedule A to Trademark
                                                              Security Agreement
                                                              ------------------
                                   TRADEMARKS


                                                                     Description
                Application    Registration   Registration               of
Country  Owner      No.           No.            Date       Trademark   Goods
-------  -----  -----------  -------------  --------------  --------- ---------

                                                         Schedule B to Trademark
                                                              Security Agreement
                                                              ------------------
                              TRADEMARK LICENSES

                                                                     EXHIBIT B-6

                  FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER



               ASSUMPTION AND JOINDER AGREEMENT dated as of ___________ (the "Assumption Agreement") made by [INSERT NAME OF NEW CREDIT PARTY], a [INSERT STATE OF ORGANIZATION] [CORPORATION, LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY] (the "Company") in favor of the A-Advanced Lender and the Noteholders (the "Secured Parties") referred to in that certain Guaranty, Security and Pledge Agreement dated as of October __, 2002 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") among Guilford Mills, Inc., ("GMI"), the Guarantors referred to therein (the "Guarantors"), the Secured Parties and Wachovia Bank, National Association, as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.

                               W I T N E S S E T H


               The Company is a [INSERT STATE OF ORGANIZATION] [CORPORATION, LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY], and is a subsidiary of [INSERT NAME OF CREDIT PARTY]. Pursuant to Section 6.3 of the Security Agreement, the Company is required to execute this document as a newly [FORMED] [ACQUIRED] subsidiary of [INSERT NAME OF CREDIT PARTY].

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

1.                   Assumption and Joinder.
                     -----------------------

                     (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of (i) a Guarantor under the Security Agreement and all the other Related Documents (as defined in the Security Agreement) applicable to it as a Guarantor [AND A PLEDGOR], and (ii) a Contributor under that certain Contribution Agreement dated as of October 1, 2002 (the "Contribution Agreement"), executed in connection with the Security Agreement. By virtue of the foregoing, the Company hereby accepts and assumes any liability of (x) a Guarantor, [A PLEDGOR], and/or a Credit Party related to each representation or warranty, covenant or obligation made by a Guarantor, [A PLEDGOR], and/or a Credit Party in the Security Agreement or any other Related Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, and (y) a Contributor related to each covenant or obligation made by a Contributor in the Contribution Agreement and hereby expressly affirms, as of the date hereof, each of such covenants and obligations.

                     (b) All references to the term "Guarantor", ["PLEDGOR"], or "Credit Party" in the Security Agreement or any other Related Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

                     (c) All references to the term "Contributor" in the Contribution Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

                     2. Representations and Warranties. The Company hereby represents and warrants to the Collateral Agent, the A-Advanced Lender and the Noteholders as follows:

                     (a) The Company has the requisite [CORPORATE, PARTNERSHIP OR COMPANY] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Security Agreement and the Contribution Agreement and the other Related Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations hereunder and under the Security Agreement, the Contribution Agreement and the other Related Documents have been duly authorized by the [BOARD OF DIRECTORS OF THE COMPANY] and no other [CORPORATE, PARTNERSHIP OR COMPANY] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplated hereby or the performance of its obligations under the Security Agreement, the Contribution Agreement or any other Related Document. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement, the Security Agreement, the Contribution Agreement and the other Related Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                     (b) The representations and warranties set forth in Section 5 of the Security Agreement, in Section 5 of the Note Agreement and in the A-Advanced Guaranty are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.

                     (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock is set forth on
Schedule 1 hereto.*/




-----------------------
*/ If the Company is a limited partnership, insert the following paragraph:

   "The general partners of the company and the ownership of its partnership interests are set forth on Schedule 1 hereto";

                     (d) As of the date hereof, the exact legal name of the Company is ________ and the Company has not done business, is not doing business and does not intend to do business other than under its full [CORPORATE, PARTNERSHIP OR COMPANY] name, including, without limitation, under any trade name or other doing business name and is in good standing in all jurisdictions where the nature of its properties or business so requires. The Company is a [CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY, LIMITED LIABILITY PARTNERSHIP OR OTHER] organized under the laws of __________. The Company's taxpayer identification number and organizational number, if any, are
___________.

                     3. Further Assurances. At any time and from time to time, upon the Collateral Agent's request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary to effect the purposes of this Assumption Agreement.

                     4. Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.

                     5. Conflict. In the event of a conflict between this Assumption Agreement and the Security Agreement, the provisions of the Security Agreement will govern.

                     6. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.



                            [SIGNATURE PAGES FOLLOW]




--------------------------------------------------------------------------------
or if the Company the Company is a limited liability company, insert the following paragraph:

"The members of the Company and the ownership of its limited liability company interests are set forth on Schedule 1 hereto".

                     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              [NAME OF COMPANY]



                              By
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE 1





 [AUTHORIZED CAPITALIZATION:

NUMBER OF SHARES OF CAPITAL STOCK
  OUTSTANDING:

OWNERSHIP OF THE OUTSTANDING
  CAPITAL STOCK:]

           or

[GENERAL PARTNERS:

OWNERSHIP OF THE
   PARTNERSHIP INTERESTS:]

           or

[MEMBERS OF THE COMPANY:

OWNERSHIP OF THE
   LIMITED LIABILITY COMPANY
   INTERESTS:]

                                                                    Exhibit B-7


                         FORM OF INTERCREDITOR AND COLLATERAL
                         AGENCY AGREEMENT, dated as of October
                         __, 2002 (this "Agreement"), among (i)
                         Wachovia Bank, National Association,
                         as collateral agent hereunder (in such
                         capacity, and together with its
                         successors and assigns, the
                         "Collateral Agent"), (ii) Wachovia
                         Bank, National Association as
                         administrative agent for the Issuing
                         Bank and the Lenders referred to below
                         (in such capacity, and together with
                         its successors and assigns, the
                         "Administrative Agent"), (iii) the
                         holders of the Notes issued under the
                         Note Agreement referred to below which
                         are signatories hereto, (together with
                         their successors and assigns,
                         collectively the "Noteholders"), (iv)
                         Wachovia Bank, National Association,
                         as the holder of the A-Advanced Notes
                         referred to below (in such capacity,
                         and together with its successors and
                         assigns, the "A-Advanced Lender") and
                         (v) Guilford Mills, Inc. (the
                         "Borrower").


                             INTRODUCTORY STATEMENT
                             ----------------------


               WHEREAS, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders have entered into a Credit, Security, Guaranty and Pledge Agreement, dated as of October __, 2002 (as the same may be amended, modified, supplemented, replaced or refinanced from time to time, the "Credit Agreement"), with the Borrower and certain of its Subsidiaries pursuant to which the Lenders have agreed to make loans and other extensions of credit to the Borrower;

               WHEREAS, as security for the Borrower's and such Subsidiaries' obligations under the Credit Agreement, the Collateral Agent has been granted or will be granted a security interest in the Credit Agreement Collateral (as defined herein);

               WHEREAS, the Noteholders have entered into a Note Agreement, dated as of October __, 2002 (as the same may be amended, modified, supplemented, replaced or refinanced from time to time, the "Note Agreement"), with the Borrower and certain of its Subsidiaries pursuant to which the Borrower has issued $135,000,000 of its 9.89% Senior Secured Notes due October __, 2005 (the "Notes");

               WHEREAS, the A-Advanced Lender has received from A-Advanced those certain promissory notes (as the same may be amended, modified, supplemented, replaced or refinanced from time to time, the "A-Advanced Notes") and, in connection therewith, the Borrower has delivered that certain Guaranty, dated as of October __, 2002 in favor of the A-Advanced Lender (the "A-Advanced Guaranty") pursuant to which the Borrower has guaranteed the obligations of A-Advanced to the A-Advanced Lender on the terms set forth therein;

               WHEREAS, in order to provide guarantees (in the case of the Guarantors) and security (in the case of the Borrower and the Guarantors) to the Noteholders for the Note Obligations (as defined herein) and to the A-Advanced Lender for the A-Advanced Guaranty Obligations (as defined herein), the Borrower and the Guarantors have entered into a Guaranty, Security and Pledge Agreement, dated as of October __, 2002, in favor of the Collateral Agent for the benefit of the Noteholders and the A-Advanced Lender (as the same may be amended, modified, supplemented or replaced from time to time, the "Noteholder and A-Advanced Lender Guaranty and Security Agreement");

               WHEREAS, the execution of this Agreement is required by the terms of the Credit Agreement, the Note Agreement and by the A-Advanced Lender; and

               WHEREAS, the parties hereto desire to enter into this Agreement with respect to the exercise of certain rights, remedies and options by the respective parties as secured parties hereunder and under the aforementioned documents.

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions. (a) The following terms as used herein shall have the following meanings:


               "A-Advanced" shall mean A-Advanced Mini-Storage, LLC.

               "A-Advanced Guaranty" shall have the meaning given to such term in the introductory statement hereof.

               "A-Advanced Guaranty Obligations" shall mean the guaranty by the Borrower pursuant to the A-Advanced Guaranty to pay amounts owing to the A-Advanced Lender with respect to the A-Advanced Notes (subject to a $2,286,877.00 limit on the principal amount of A-Advanced Notes guaranteed as set forth therein) and the guaranty by the Guarantors to pay all amounts owing to the A-Advanced Lender under the A-Advanced Guaranty and all other amounts owing to the A-Advanced Lender in connection therewith.

               "A-Advanced Lender" shall have the meaning given to such term in the preamble paragraph hereof.

               "A-Advanced Lender Exposure" shall mean, at any time, the principal amount of the A-Advanced Notes (not to exceed $2,286,877.00 in principal amount of A-Advanced Notes) guaranteed by the Borrower pursuant to the A-Advanced Guaranty as set forth therein.

               "A-Advanced Notes" shall have the meaning given to such term in the introductory statement hereof.

               "Administrative Agent" shall have the meaning given to such term in the preamble paragraph hereof.

               "Borrower" shall have the meaning given to such term in the preamble paragraph hereof.

               "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Services;
(iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof, in each case having a remaining term until maturity of not more than one hundred eighty (180) days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Group; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i)-(iv).

               "Collateral" shall mean, collectively (i) the Credit Agreement Collateral, (ii) the Noteholder and A-Advanced Lender Collateral and (iii) all real property and related assets with respect to which a Mortgage is executed and delivered, together with all proceeds of all of the foregoing.

               "Collateral Account" shall have the meaning specified in Section 8(a) hereof.

               "Collateral Agent" shall have the meaning given to such term in the preamble paragraph hereof.

               "Collateral Agent Fees" shall mean all fees, costs, indemnification and expenses of the Collateral Agent of the types described in Sections 15 and 16 hereof.

               "Credit Agreement" shall have the meaning given such term in the introductory statement hereof.

               "Credit Agreement Collateral" shall mean the "Collateral" under and as defined in the Credit Agreement.

               "Credit Parties" shall mean, collectively, the Borrower and each of the Guarantors.

               "Event of Default" shall mean (i) an "Event of Default" under and as defined in the Credit Agreement, (ii) an "Event of Default" under and as defined in the Note Agreement, (iii) a "Default" by the Borrower under and as defined in the A-Advanced Guaranty or (iv) an "Event of Default" by any Credit Party under and as defined in the Noteholder and A-Advanced Lender Guaranty and Security Agreement.

               "Guarantors" shall mean each of the Subsidiaries of the Borrower who have guaranteed the Lender Obligations, the Note Obligations and the A-Advanced Guaranty.

               "Issuing Bank" shall mean Wachovia Bank, National Association in its capacity as issuing bank under the Credit Agreement.

               "Lender Obligations" shall mean the "Obligations" as such term is defined in the Credit Agreement.

               "Lenders" shall mean, collectively, the lenders set forth on the signature pages to the Credit Agreement and their respective successors and assigns.

               "Mortgage" shall mean a Mortgage, Open End Mortgage, Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust or Assignment of Rents, executed by the applicable Credit Party in favor of the Collateral Agent for the benefit of the Lenders, the Noteholders and/or the A-Advanced Lender, as such document may be amended, supplemented, or otherwise modified from time to time.

               "Note Agreement" shall have the meaning given to such term in the introductory statement hereof.

               "Noteholder and A-Advanced Lender Collateral" shall mean the "Collateral" under and as defined in the Noteholder and A-Advanced Lender Guaranty and Security Agreement.

               "Noteholder and A-Advanced Lender Guaranty and Security Agreement" shall have the meaning given to such term in the introductory statement hereof.

               "Note Obligations" shall mean at any date, the obligations of the Borrower (and any other obligor under the Note Agreement including, without limitation, any guarantor of the Notes) to pay principal of and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, or otherwise, and all other amounts due or to become due under or in connection with the Note Agreement and the Notes, including, without limitation, the "Make-Whole Amount" (as defined therein) and the performance of all other obligations to the Noteholders under the Note Agreement, the Notes and the Noteholder and A-Advanced Lender Guaranty and Security Agreement according to the terms thereof.

               "Noteholders" shall have the meaning given to such term in the introductory statement hereof.

               "Notes" shall have the meaning given to such term in the introductory statement hereof.

               "Notice of Default" shall mean a written notice delivered to the Collateral Agent either (i) by the Administrative Agent stating that an "Event of Default" has occurred under the provisions of the Credit Agreement or (ii) the Required Second Lien Holders, stating that an "Event of Default" has occurred under the provisions of the Note Agreement, a "Default" by the Borrower has occurred under the A-Advanced Guaranty or an "Event of Default" has occurred under the provisions of the Noteholder and A-Advanced Lender Guaranty and Security Agreement.

               "Outstanding" shall mean, when used with respect to the Secured Obligations, any Secured Obligations then or theretofore issued or incurred by any Credit Party.

               "Person" shall mean any natural person, corporation, partnership, trust, joint venture, association, company, estate, business entity, unincorporated organization or government or any agency or political subdivision thereof.

               "Required Lenders" shall have the meaning given to such term in the Credit Agreement.

               "Required Second Lien Holders" shall mean, at any time, Noteholders and/or the A-Advanced Lender who hold in the aggregate greater than 50% of the principal amount of the sum of (i) the then outstanding Notes plus
(ii) the A-Advanced Lender Exposure.

               "Required Secured Parties" shall mean (i) so long as any Lender Obligations remain outstanding and/or the Commitments of the Lenders under the Credit Agreement have not been terminated, the Administrative Agent (acting on behalf of and as instructed by the Required Lenders and, if required by the terms of the Credit Agreement, the Issuing Bank and (ii) at any time thereafter, the Required Second Lien Holders.

               "Responsible Officer" shall mean, with respect to the Borrower or any other Credit Party, the president, vice president, chief financial officer, chief accounting officer, secretary, treasurer or the general partner or managing partner of such entity (or of the general partner or managing partner of such entity, if not a natural person), as the case may be.

               "Secured Documents" shall mean (i) the Credit Agreement, (ii) the Note Agreement and the Notes, (iii) the A-Advanced Guaranty and (iv) the Noteholder and A-Advanced Lender Guaranty and Security Agreement, as such documents may be amended, modified, supplemented, replaced or refinanced from time to time.

               "Secured Obligations" shall mean (i) the Lender Obligations, (ii) the Note Obligations, (iii) the A-Advanced Guaranty Obligations and (iv) any other sums payable by the Credit Parties under this Agreement (including, without limitation, Collateral Agent Fees).

               "Secured Parties" shall mean at any time the holders or obligees of the Secured Obligations.

               "Security Documents" shall mean (i) the Credit Agreement, (ii) the A-Advanced Guaranty, (iii) the Noteholder and A-Advanced Lender Guaranty and Security Agreement and (iv) the Mortgages, as such documents may be amended, modified, supplemented, replaced or refinanced from time to time.

               "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are of this Agreement unless otherwise specified.

               SECTION 2. Appointment As Collateral Agent; Notice of Default; Enforcement.

               (a) Each of the Administrative Agent (on behalf of the Issuing Bank and the Lenders), each Noteholder and the A-Advanced Lender hereby appoints and authorizes the Collateral Agent to act as its agent in enforcing its respective rights in respect of the Collateral and administering the Collateral in accordance with the terms and provisions of this Agreement.

               (b) Upon receipt by the Collateral Agent of a Notice of Default, the Collateral Agent shall promptly notify in writing the Borrower and each of the Administrative Agent, each Noteholder and the A-Advanced Lender not sending such Notice of Default of the receipt of such Notice of Default and the contents thereof. So long as such Notice of Default is in effect, the Collateral Agent shall exercise the rights and remedies provided in this Agreement and the Security Documents subject, after the receipt of such Notice of Default, to the direction of the Required Secured Parties as provided herein and therein. The Collateral Agent shall not be empowered to exercise any remedy hereunder or under the Security Documents unless a Notice of Default is in effect.

                     (i) A Notice of Default shall become effective upon receipt thereof by the Collateral Agent. A Notice of Default, once effective, shall remain in effect unless and until it is canceled as provided in Section 2(b)(ii) hereof.

                     (ii) Any Person(s) who has given a Notice of Default shall be entitled to cancel such Notice of Default by delivering a written notice of cancellation to the Collateral Agent and thereafter such Notice of Default shall no longer be in effect and the Collateral Agent shall no longer exercise any rights or remedies hereunder or under the Security Documents. The Collateral Agent shall immediately notify the Borrower and each of the Administrative Agent, each Noteholder and the A-Advanced Lender not cancelling such Notice of Default as to the receipt and contents of any such notice of cancellation of any Notice of Default.

               (c) If a Notice of Default is in effect, the Collateral Agent, subject to the provisions of Section 2(e)(i) hereof, shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the Security Documents and (ii) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

               (d) All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of the Security Documents as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in the Security Documents may be exercised from time to time as herein and therein provided.

               (e) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or the Security Documents; provided, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or of the Security Documents, (ii) the Collateral Agent shall be adequately secured and indemnified as provided in Section 19(c) hereof and (iii) such direction shall not include any instructions to the Collateral Agent to cease exercising all rights and remedies which direction may only be given as provided in Section 2(b)(ii) hereof. Nothing in this Section 2(e) shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with a direction of the Required Secured Parties. In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action unless explicitly required herein.

               (f) The Collateral Agent may at any time, after the delivery of a Notice of Default request directions from the Required Secured Parties as to any course of action or other matter relating hereto. Subject to the provisions of the Credit Agreement, directions given by the Required Secured Parties to the Collateral Agent hereunder that are not inconsistent with the Noteholders' or the A-Advanced Lender's express rights under this Agreement shall be binding on the Noteholders and the A-Advanced Lender and their respective successors and assigns for all purposes.

               SECTION 3. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Security Documents or now or hereafter existing at law or in equity or by statute.

               (b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under the Security Documents shall impair any such right, remedy or power or shall be construed to be a waiver thereof or an acquiescence therein, and every right, power and remedy given by this Agreement or the Security Documents to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

               (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or the Security Documents and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Credit Parties, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under the Security Documents with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

               (d) Subject to applicable law, all rights of action and of asserting claims upon or under this Agreement and the Security Documents may be enforced by the Collateral Agent without the possession of the Security Documents or any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Sections 11 and 22(b)(ii) hereof, brought in its name as Collateral Agent and any recovery of a judgment shall be held as part of the Collateral.

               SECTION 4. Waiver and Estoppel. (a) Each of the Credit Parties, each Noteholder and the A-Advanced Lender agrees, to the extent it may lawfully do so, that it will not, at any time in any manner whatsoever, claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or the Security Documents and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or the Security Documents but will suffer and permit the execution of every such power as though no such law were in force.

               (b) Each of the Credit Parties, each Noteholder and the A-Advanced Lender waives and releases, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation, any and all subsequent creditors, vendees, assignees and lienors, all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in the Security Documents or pursuant to judicial proceedings or upon foreclosure or any enforcement of this Agreement or the Security Documents and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

               (c) Each of the Credit Parties, each Noteholder and the A-Advanced Lender waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under the Security Documents) in connection with this Agreement and the Security Documents and any action taken by the Collateral Agent with respect to the Collateral.

               SECTION 5. Limitation on Collateral Agent's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in the Security Documents and to account to the Secured Parties and the Credit Parties for moneys and other property received by it hereunder or under the Security Documents, the Collateral Agent shall not have any duty to the Credit Parties or to the Secured Parties as to any Collateral in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

               SECTION 6. Limitation by Law. All rights, remedies, powers and waivers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited by the extent necessary so that they will not render this Agreement or any Security Document invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

               SECTION 7. Priority of Security Interests; Rights of Secured Parties under Secured Documents. (a) Notwithstanding the order or time of attachment, the order, time or manner of perfection or the order or time of filing or recordation of any document or instrument or other method of perfecting a security interest in favor of the Lenders, the Noteholders or the A-Advanced Lender in any of the Collateral, the priority of any security interests and liens in the Collateral shall be, with respect to the Lenders and the Lender Obligations, a first priority security interest, and with respect to the Noteholders and the Noteholder Obligations and the A-Advanced Lender and the A-Advanced Lender Obligations, a second priority security interest, such second priority security interest to be pari passu as between the Noteholders and the A-Advanced Lender.

               (b) Notwithstanding any other provision of this Agreement or the Security Documents, as between each Secured Party on the one hand and the Credit Parties on the other hand, the right of such Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Document or other instrument evidencing, or agreement governing, a Secured Obligation, and to institute suit against any Credit Party for the enforcement of such payment on or after such due date, and the obligation of the Credit Parties to pay such Secured Obligation when due, shall not be impaired or affected by this Agreement.

               SECTION 8. Collateral Account; Distributions. (a) Upon the receipt by the Collateral Agent of a Notice of Default, at the direction of the Required Secured Parties, there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the office of the Collateral Agent, an account which shall be entitled the "Guilford Mills Collateral Account" (the "Collateral Account"). All moneys which are required by this Agreement or the Security Documents to be delivered to the Collateral Agent while a Notice of Default is in effect or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or the Security Documents or otherwise, while a Notice of Default is in effect, shall be deposited in the Collateral Account and thereafter shall be held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement. Upon the cancellation of any Notice of Default pursuant to Section 2(b)(ii) hereof, the Collateral Agent shall (subject to the first sentence of Section 8(d)) hereof cause all funds on deposit in the Collateral Account to be paid over to the Borrower.

(b) All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent in accordance with the terms hereof.

               (c) The Collateral Agent shall invest and reinvest monies on deposit in the Collateral Account at any time upon the written instructions of the Required Secured Parties in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Collateral.

               (d) The Collateral Agent shall have the right (pursuant to Section 17 hereof) at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Collateral Agent Fees. All remaining money held by the Collateral Agent in the Collateral Account or received by the Collateral Agent while a Notice of Default is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 8), be distributed by the Collateral Agent in the following order of priority:

               First: to the Collateral Agent for any unpaid Collateral Agent Fees; provided, however, that nothing herein is intended to relieve the Borrower of its obligations to pay such costs, fees, expenses or liabilities from funds other than funds deposited into the Collateral Account or funds representing proceeds of the Collateral;

               Second: to the Administrative Agent, in an amount equal to all reasonable costs, expenses and disbursements of the Administrative Agent;

               Third: to the Administrative Agent, in an amount equal to the unpaid amount of all Lender Obligations then Outstanding;

               Fourth: to the Noteholders and the A-Advanced Lender, on a pro rata basis, in an amount equal to the unpaid amount of Note Obligations and A-Advanced Guaranty Obligations then Outstanding and owed to the Noteholders and the A-Advanced Lender, respectively; and

               Fifth: any surplus then remaining shall be paid to the Borrower or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

               (e) The Collateral Agent shall make all payments and distributions under this Section 8: (i) on account of Lender Obligations, to the Administrative Agent for redistribution in accordance with the provisions of the Credit Agreement, (ii) on account of the Note Obligations, to each of the Noteholders on a pro rata basis and (iii) on account of the Guaranty Obligations to the A-Advanced Lender.

               (f) In making the determinations and allocations required by
Section 8(d) hereof, the Collateral Agent may rely upon information supplied by the Administrative Agent as to the amounts payable with respect to Lender Obligations, upon information supplied by the Noteholders as to the amounts payable with respect to the Note Obligations, and upon information supplied by the A-Advanced Lender with respect to A-Advanced Guaranty Obligations and the Collateral Agent shall have no liability to the Credit Parties or any of the Secured Parties for actions taken in reliance on such information. The Collateral Agent shall supply copies of such information to the Borrower promptly upon receipt thereof. All distributions made by the Collateral Agent pursuant to Section 8(d) hereof shall be (subject to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent, any Noteholders or the A-Advanced Lender of any amounts distributed to them.

               (g) If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's security interest under any of the Security Documents is enforced with respect to some, but not all, of the Secured Obligations then Outstanding, the Collateral Agent shall nonetheless apply the proceeds of the Collateral for the benefit of the Secured Parties in the proportions and subject to the priorities specified herein.

               SECTION 9. Delegation of Duties. The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of the Borrower; provided, that the Collateral Agent shall so execute and perform any such duty by or through such Person (including the Administrative Agent) as the Required Secured Parties may direct. The Collateral Agent shall be entitled to the advice of counsel selected by the Collateral Agent concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without bad faith, gross negligence or willful misconduct.

               SECTION 10. Reliance by Collateral Agent. (a) Whenever in the administration of this Agreement or the Security Documents the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Borrower delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon in compliance with the Agreement, the Secured Documents, and the Security Documents, subject, however, to the provisions of Section 11 hereof.

               (b) The Collateral Agent may consult with counsel, accountants, or other experts, and any opinion of counsel or opinion of accountants or other experts shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under the Security Documents in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the Security Documents from any court of competent jurisdiction.

               (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its bad faith, gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or the Security Documents.

               (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement (including, without limitation, Section 8(d)) hereof and the Security Documents unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in connection therewith, including such reasonable advances as may be requested by the Collateral Agent.

               (e) Upon any application or demand by the Borrower to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or the Security Documents, the Collateral Agent may require that the Borrower furnish to the Collateral Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement, in the Security Documents or in any Secured Document relating to the proposed application or demand have been satisfied.

               (f) In any case in which the Collateral Agent shall be required or permitted to determine whether any proceeds of the sale or other disposition of any property shall be allocated to the Collateral Account, or otherwise to make any determination as to the extent to which the lien of Section 17 hereof or the Security Documents secures any Secured Obligations, the Collateral Agent is authorized, at the cost and expense of the Borrower and without any direction from, or requirements for consent of or authorization by any Secured Party to institute proceedings in a court of competent jurisdiction for the obtaining of any authoritative determination of such matter. If the Collateral Agent institutes any such proceeding, it shall give prompt written notice thereof to the Administrative Agent, each of the Noteholders and the A-Advanced Lender, and the Borrower shall afford each of them the opportunity to participate in such proceeding.

               SECTION 11. Limitations and Duties of Collateral Agent. (a) The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Collateral Agent. If and so long as a Notice of Default is in effect, the Collateral Agent shall, subject to the provisions of
Section 2(b) hereof, exercise the rights and powers vested in it by this Agreement and the Security Documents, and the Collateral Agent shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Required Secured Parties.

               (b) Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or of the Security Documents except upon the written direction of the Required Secured Parties. Upon written request by the Administrative Agent, any Noteholder, or the A-Advanced Lender, the Collateral Agent shall make available for inspection and copying by the Administrative Agent, such Noteholder or the A-Advanced Lender each certificate or other paper furnished to the Collateral Agent by the Borrower under or in respect of this Agreement, the Security Documents or the Collateral.

               (c) No provision of this Agreement or of the Security Documents shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be legally unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or imposes a tax on the Collateral Agent by reason thereof.

               SECTION 12. Moneys to be Held in Trust. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or the Security Documents (except Collateral Agent Fees) shall be held in trust for the purposes for which they were paid or are held.

               SECTION 13. Delivery of Secured Documents. Upon or before the execution and delivery of this Agreement, the Borrower shall deliver to the Collateral Agent true and complete copies of all Secured Documents as in effect at such time. The Borrower shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of any amendment, modification or supplement to any Secured Document, entered into after such time.

               SECTION 14. Information as to the Secured Parties, Administrative Agent, Noteholders, and A-Advanced Lender. The Borrower shall promptly deliver to the Collateral Agent, from time to time upon request of the Collateral Agent, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) the amount and type of the Outstanding Lender Obligations and the name and address of the Administrative Agent, (ii) the amount and type of Outstanding Note Obligations and the name and address of each Noteholder and
(iii) the amount of Outstanding A-Advanced Guaranty Obligations.

               SECTION 15. Compensation; Expenses. The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the Security Documents and (ii) all of the reasonable fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel, accountants or other experts as the Collateral Agent may elect to retain in the exercise of its reasonable judgment) (A) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and the Security Documents or the enforcement of any of the provisions hereof or thereof or (B) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition or the custody or release of Collateral pursuant to the Security Documents and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Security Documents and in and to the Collateral.

               SECTION 16. Indemnification. The Borrower agrees to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation, the reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, unless arising from the breach, bad faith, negligence or willful misconduct of the Collateral Agent (including, without limitation, indemnification of the Collateral Agent for liabilities of the Collateral Agent for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents, separate Collateral Agents or co-Collateral Agents); provided, that such indemnification for taxes (a) shall apply only (i) in respect of taxes attributable to the performance of the Collateral Agent's obligations as Collateral Agent hereunder and (ii) to the extent that the Collateral Agent, using reasonable efforts, shall have been unable to avoid or minimize the same as contemplated by Section 22 hereof and (b) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Agent with respect to or measured by its net income or profits). In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof or of any of the Security Documents or this Agreement, each of the Credit Parties will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Credit Party, and all such obligations of such Credit Party shall be and remain enforceable against and only against such Credit Party and shall not be enforceable against the Collateral Agent.

               SECTION 17. Collateral Agent's Lien. Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Fees (i) the Collateral Agent is hereby granted a lien upon all the Collateral and other property and funds held or collected by the Collateral Agent hereunder and (ii) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Account to cover such Collateral Agent Fees; provided, that the foregoing is not intended to relieve the Borrower of its obligation to pay such Collateral Agent Fees.

               SECTION 18. Releases. (a) Sales or other dispositions of Collateral which are not prohibited by the Credit Agreement, the Note Agreement and the A-Advanced Guaranty shall not require any written or oral release or consent of the Collateral Agent. Nevertheless, the Borrower shall be entitled to request upon presentation of a certificate from the Borrower stating that such a sale is not prohibited by the Credit Agreement, the Note Agreement, the A-Advanced Guaranty or the Noteholder and A-Advanced Lender Guaranty and Security Agreement, that the Collateral Agent (i) execute and deliver to the Borrower or any purchaser of Collateral, a written release, disclaimer or quitclaim of the Collateral Agent's interest in any such Collateral hereunder and under the Security Documents, and the Borrower or such purchaser, as the case may be, shall be entitled to rely conclusively on such release, disclaimer or quitclaim and/or (ii) redeliver any such Collateral then in the possession of the Collateral Agent or any agent or nominee thereof. Such request shall be in writing signed by a Responsible Officer of the Borrower, shall describe the property to be released in reasonable detail and shall state that such release is or will not be prohibited by the Credit Agreement, the Note Agreement, the A-Advanced Guaranty or the Noteholder and A-Advanced Lender Guaranty and Security Agreement and a copy of which shall be delivered by the Borrower to each Secured Party. The cancellation and satisfaction of all or any part of the Secured Documents shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

               (b) Sales or other dispositions of Collateral which are prohibited by any of the Credit Agreement, the Note Agreement, the A-Advanced Guaranty or the Noteholder and A-Advanced Lender Guaranty and Security Agreement, shall require the written consent of the Collateral Agent. Such consent shall be given by the Collateral Agent (i) at the direction of the Administrative Agent (acting on behalf of and as instructed by the Required Lenders and, if required by the terms of the Credit Agreement, the Issuing Bank) in any case when such sale or disposition is not permitted by Credit Agreement,
(ii) at the direction of the Required Second Lien Holders in any case when such sale or disposition is not permitted by the Note Agreement or the Noteholder and A-Advanced Lender Guaranty and Security Agreement.

               (c) The notices, statements, directions and certificates requested under or required by this Section 18 (together with any required certificate of a Responsible Officer) shall be full authority for and direction to the Collateral Agent to execute and deliver the releases, disclaimers, quitclaims and other instruments referred to in this Section 18. The Collateral Agent in so doing shall have no liability to any Person.

               SECTION 19. Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in the Security Documents, all of which are made solely by the Credit Parties. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Credit Parties thereto or as to the security afforded by this Agreement or the Security Documents, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, the Security Documents or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Collateral Agent takes possession of any Collateral, the Collateral Agent shall use reasonable care in the preservation of the Collateral in its possession.

               (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Credit Parties of any of the covenants or agreements contained herein, in the Security Documents or in any Secured Document. Whenever it is necessary, or in the reasonable opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Agent may rely on a certificate of (i) all of the Noteholders in the case of Note Obligations,
(ii) the Administrative Agent in the case of Lender Obligations or (iii) the A-Advanced Lender in the case of the A-Advanced Guaranty Obligations, and if the Noteholders, the Administrative Agent or the A-Advanced Lender shall not give such information to the Collateral Agent, the Noteholders, the Administrative Agent or the A-Advanced Lender (as the case may be) shall not be entitled to receive distributions hereunder.

               (c) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or the Security Documents if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case which results from the taking of such action under this Agreement or the Security Documents or (ii) would subject the Collateral Agent to in personam jurisdiction in any location where it is not then so subject.

               (d) Notwithstanding any other provision of this Agreement, the Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or the Security Documents except for its own breach, negligence, bad faith or willful misconduct.

               (e) The Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Credit Parties as if it were not the Collateral Agent.

               (f) Subject to the provisions of this Agreement and the Security Documents concerning the Collateral Agent's duty of care with respect to Collateral in the Collateral Agent's possession, the Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Agreement or any Security Documents (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with the Collateral Agent's gross negligence, bad faith or willful misconduct.

               SECTION 20. Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may at any time, by giving written notice to the Borrower, the Administrative Agent, the A-Advanced Lender and the Noteholders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent by the Required Secured Parties and, so long as no Event of Default has occurred and is continuing, consented to by the Borrower, such consent not to be unreasonably withheld, and (ii) the acceptance of such appointment by such successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the date the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 20. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Required Secured Parties. The Required Secured Parties may, at any time remove the Collateral Agent and appoint a successor Collateral Agent, such removal to be effective upon the acceptance of such appointment by the successor Collateral Agent, which successor Collateral Agent shall, so long as no Event of Default shall have occurred and be continuing, be consented to by the Borrower, such consent not to be unreasonably withheld. Any resigning or removed Collateral Agent shall be entitled to Collateral Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

               (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the Required Secured Parties (subject to the Borrower's consent when required by Section 20(a)), and the powers, duties, authority and title, of the predecessor Collateral Agent shall be terminated and canceled without procuring the resignation of such predecessor and without any formality (except as may be required by applicable law) other than appointment and designation of a successor by the Required Secured Parties in writing duly acknowledged and delivered to the predecessor and each of the Administrative Agent, the Noteholders and the A-Advanced Lender. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement and the Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Required Secured Parties, the Credit Parties or the successor Collateral Agent execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Security Documents and shall deliver all Collateral held by it or its agents to such successor Collateral Agent. Should any deed, conveyance or other instrument in writing from the Credit Parties be required by any successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by the Credit Parties. If the Credit Parties shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Collateral Agent to do so, or if a Notice of Default is in effect, the predecessor Collateral Agent may execute the same on behalf of the Credit Parties. The Credit Parties hereby appoint any predecessor Collateral Agent as their agent and attorney to act for them as provided in the preceding sentence.

               SECTION 21. Status of Successor Collateral Agent. Every successor Collateral Agent appointed pursuant to Section 20 hereof shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, shall be incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the duties hereunder upon reasonable or customary terms.

               SECTION 22. Co-Collateral Agent; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Required Secured Parties shall in writing so request the Collateral Agent, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under the Security Documents, then in any such case the Collateral Agent, the Administrative Agent, each Noteholder, the

A-Advanced Lender and each of the Credit Parties shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent, either to act as co-Collateral Agent or co-Collateral Agents of all or any of the Collateral under this Agreement or under the Security Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate Collateral Agent or Collateral Agents of any of the Collateral. If the Credit Parties shall not have joined in the execution of such instruments and agreements within 10 days after they receive a written request from the Collateral Agent to do so, or if a Notice of Default has been delivered and not been rescinded, the Collateral Agent may act under the foregoing provisions of this Section 22 without the concurrence of the Credit Parties and execute and deliver such instruments and agreements on behalf of the Credit Parties. The Credit Parties hereby appoint the Collateral Agent as its agent and attorney to act for them under the foregoing provisions of this
Section 22 in either of such contingencies.

               (b) Every separate Collateral Agent and every co-Collateral Agent, other than any successor Collateral Agent appointed pursuant to Section 20 hereof, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                     (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

                     (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the Security Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents, jointly, as shall be provided in the instrument appointing such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed, by such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents;

                     (iii) no power given hereby or by the Security Documents to, or which it is provided herein or therein may be exercised by, any such co-Collateral Agent or co-Collateral Agents or separate Collateral Agent or separate Collateral Agents, shall be exercised hereunder or thereunder by such co-Collateral Agent or co-Collateral Agents or separate Collateral Agent or separate Collateral Agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;

                     (iv) no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder; and

                     (v) the Collateral Agent, at any time by an instrument in writing executed by it, may accept the resignation of or remove any such separate Collateral Agent or co-Collateral Agent and, in that case by an instrument in writing executed by it, may appoint a successor to such separate Collateral Agent or co-Collateral Agent, as the case may be, anything contained herein to the contrary notwithstanding.

               (c) Notwithstanding any other provisions of this Agreement to the contrary, no separate Collateral Agent or co-Collateral Agent appointed at the direction or request of the Required Secured Parties may be removed or discharged with respect to such duties without the written consent of the Required Secured Parties.

               SECTION 23. Treatment of Payee or Endorsee by Collateral Agents; Representatives of Secured Parties. (a) The Collateral Agent may treat the registered holder or, if none, the actual holder of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

               (b) Any Person (other than the Administrative Agent, any Noteholder or the A-Advanced Lender), which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, the Security Documents or the Collateral shall present to the Collateral Agent such documents as the Collateral Agent may reasonably require in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Secured Parties.

               SECTION 24. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to the Credit Parties, the Collateral Agent, the Administrative Agent, any Noteholder or the A-Advanced Lender shall be given in writing (including telecopy or similar writing) and shall be addressed at its address specified on the signature pages hereof or any other address designated by notice given in accordance with this Section 24 to the party sending such communication. Each such notice, request or other communication shall be effective and deemed received (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature pages hereof, (ii) if given by mail, the fifth Business Day after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified on the signature pages hereof; provided, that any notice, request or demand to the Collateral Agent shall not be effective until actually received by the Collateral Agent at the office designated by it pursuant to this
Section 24.

               SECTION 25. No Waivers. No failure on the part of the Collateral Agent, any co-Collateral Agents, any separate Collateral Agents, the Administrative Agent, any Noteholder, the A-Advanced Lender or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or the Security Documents shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               SECTION 26. Amendments, Supplements and Waivers. (a) With the written consent of (i) the Administrative Agent (acting on behalf of and as instructed by the Required Lenders and, if required by the terms of the Credit Agreement, the Issuing Bank) and (ii) the Required Second Lien Holders, the Collateral Agent and the Borrower may, at any time and from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Credit Parties hereunder; provided that the separate written consent of the A-Advanced Lender shall be required in connection with any amendments, supplements or waivers that (i) amends the provisions of this Section 26 or the definition of A-Advanced Lender or Noteholders hereunder, (ii) adversely affects the voting percentages, priority or pari passu rights to the Collateral of the A-Advanced Guaranty Obligations as such Obligations relate to the Note Obligations or (iii) adversely affects the rights of the A-Advanced Lender unless the rights of the Noteholders are also adversely affected and the adverse impact on the A-Advanced Lender is not disproportionately worse than the adverse impact on the Noteholders. Any such supplemental agreement shall be binding upon the Credit Parties, the Administrative Agent, the Noteholders, the A-Advanced Lender, any other Secured Parties and the Collateral Agent and their respective successors.

               (b) Without the consent of the Secured Parties, the Collateral Agent and any of the Credit Parties may, at any time and from time to time, enter into one or more additional Security Documents or one or more agreements supplemental hereto or to the Security Documents, in form satisfactory to the Collateral Agent, (i) to add to the covenants of the Credit Parties for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Credit Parties, (ii) to mortgage to the Collateral Agent any property or assets as additional security for the Secured Obligations, or (iii) to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which other provision shall not be inconsistent with any provision hereof; provided, however, that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties.

               SECTION 27. Headings. Headings of Sections and subsections have been included herein for convenience only and should not be considered in interpreting this Agreement.

               SECTION 28. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 29. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Security Documents or any Collateral.

               SECTION 30. GOVERNING LAW. EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               SECTION 31. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 32. Termination. (a) Upon (i) receipt by the Collateral Agent of satisfactory evidence that all the Secured Obligations have been paid, the commitments under the Credit Agreement have terminated in their entirety and no Letter of Credit (as defined in the Credit Agreement) is outstanding and (ii) payment in full of all Collateral Agent Fees, the security interest created by
Section 17 hereof and the Security Documents shall terminate forthwith (along with this Agreement) and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to the Credit Parties and their successors and assigns; provided, that the provisions of Sections 15 and 16 shall not be affected by any such termination.

               (b) Upon the termination of the Collateral Agent's security interest and the release of the Collateral in accordance with this Section 32, the Collateral Agent will promptly at the Borrower's written request and expense, (i) execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Credit Parties all property of the Credit Parties then held by the Collateral Agent or any agent thereof.

               SECTION 33. Interpleader. If at any time the Collateral Agent determines it to be appropriate, the Collateral Agent may commence an action in interpleader in order to obtain a judicial resolution of the relevant issues which are in dispute. Such interpleader action shall be brought in the courts of the State of New York unless the Collateral Agent is advised by independent counsel retained by the Collateral Agent that, due to the pendency of an action in another jurisdiction with respect to which the Collateral Agent is a party and which relates to this Agreement, the Security Documents or the Collateral, such action should be brought in such other jurisdiction.



                            [SIGNATURE PAGES FOLLOW]

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                     as Collateral Agent

                     By:___________________________________
                         Name: Colleen McCullum
                         Title: Director
                         Address:  201 South College Street
                                       Charlotte, NC 28288
                                       Attn:  Syndication Agency Services
                         Telecopy: (704) 383-0288


                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                     as Administrative Agent

                     By:___________________________________
                         Name: Colleen McCullum
                         Title: Director
                         Address:  201 South College Street
                                       Charlotte, NC 28288
                                       Attn:  Syndication Agency Services
                         Telecopy: (704) 383-0288



                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                     as A-Advanced Lender and as a Noteholder

                     By:___________________________________
                         Name: Colleen McCullum
                         Title: Director
                         Address:  301 South Tryon Street
                                       Charlotte, NC 28202
                                       Attn:  Colleen McCullum
                         Telecopy: (704) 383-6249

                     GUILFORD MILLS, INC.

                     By___________________________________
                         Name:
                         Title:
                         Address:  4925 West Market Street
                                       Greensboro, NC  27407
                                       Attn: Robert Emken
                         Telecopy: (336) 316-4057


                  NOTEHOLDERS:


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Noteholder

                  By:___________________________________
                      Name:
                      Title:
                      Address: The Prudential Insurance Company of America
                                    c/o Prudential Capital Group
                                    Four Gateway Center, 7th Floor
                                    100 Mulberry Street
                                    Newark, NJ 07102-4077
                                    Attn:  Trade Management Group
                       Telecopy:  (973) 802-9425

                   with a copy to:

                      Address:  c/o Prudential Capital Group
                                    Corporate and Project Workouts
                                    Gateway Center Four, 7th Floor
                                    100 Mulberry Street
                                    Newark, NJ 07102
                                    Attn: Managing Director
                      Telecopy: (973) 802-2333

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Noteholder


                  By___________________________________
                      Name:
                      Title:
                      Address:  c/o David Babson & Co., Inc.
                                     1500 Main Street, Suite 2800
                                     Springfield, MA 01115
                                     Attn: Steven J. Katz
                      Telecopy:



                  C.M. LIFE INSURANCE
                  COMPANY, as a Noteholder


                  By:___________________________________
                      Name:
                      Title:
                      Address:   c/o David Babson & Co., Inc
                                     1500 Main Street, Suite 2800
                                     Springfield, MA 01115
                      Attn:          Steven J. Katz
                      Telecopy: (413) 226-2688

                  PW WILLOW FUND LLC, as a Noteholder


                  By:___________________________________
                      Name:
                      Title:
                      Address:   PFPC c/o Grace Regan
                                     8800 Tinicum Blvd.
                                     3rd Floor, Suite 200
                                     Philadelphia, PA 19153
                      Attn:____________________
                      Telecopy: 215-749-3965

                      with a copy to:

                                     Bond Street Capital
                                     700 Palisade Avenue
                                     Englewood Cliffs, NJ 07632
                      Attn:____________________
                      Telecopy: 201-567-5055


                  BANK ONE, NA, as a Noteholder


                  By___________________________________
                      Name: C. Dianne Wooley
                      Title: First Vice President
                      Address:  Fourth Floor
                                    1717 Main Street
                                    Dallas, TX 75201
                      Attn: C. Dianne Wooley
                      Telecopy: (214) 290-2740

                  GENERAL ELECTRIC CAPITAL CORPORATION, as a Noteholder


                  By___________________________________
                      Name: Patrick E. Flynn
                      Title: Risk Manager
                      Address:  c/o Commercial Finance
                                     6 High Ridge Park 6C
                                     Stamford, CT 06297
                      Attn:          Patrick E. Flynn
                      Telecopy: (203) 316-7978



                  CARL MARKS STRATEGIC INVESTMENTS, L.P., as a Noteholder


                  By___________________________________
                      Name:
                      Title:
                      Address: 135 East 57th Street, 27th Floor
                                    New York, NY 10022
                      Attn:          James F. Wilson
                      Telecopy: (212) 980-2631



                  CARL MARKS STRATEGIC INVESTMENTS III, L.P., as a Noteholder


                  By___________________________________
                      Name:
                      Title:
                      Address: 135 East 57th Street, 27th Floor
                                    New York, NY 10022
                      Attn:          James F. Wilson
                      Telecopy: (212) 980-2631